EXECUTION COPY

SALE AND SERVICING AGREEMENT

among

KEYCORP STUDENT LOAN TRUST 2000-B
as Issuer,

KEY BANK USA, NATIONAL ASSOCIATION
as Seller,

KEY BANK USA, NATIONAL ASSOCIATION
as Master Servicer,

BANK ONE, NATIONAL ASSOCIATION
not in its individual capacity but solely
as Eligible Lender Trustee,

and

KEY BANK USA, NATIONAL ASSOCIATION
as Administrator

Dated as of September 1, 2000

TABLE OF CONTENTS

Page

ARTICLE I	Definitions and Usage	1

ARTICLE II	Conveyance of Financed Student Loans	2

SECTION 2.01.	Conveyance of Initial Financed Student Loans	2
SECTION 2.02.	Conveyance of Subsequent Pool Student Loans and Other Subsequent Student Loans	2
SECTION 2.03.	Conveyance of Financed Student Loans by the Eligible Lender Trustee to the Seller in Connection with Consolidation Loans	4
SECTION 2.04.	Endorsement	5
SECTION 2.05.	Sale Not Secured Financing	5
SECTION 2.06.	MPN Loans	6

ARTICLE III	The Financed Student Loans	7

SECTION 3.01.	Representations and Warranties of Seller with Respect to the Financed Student Loans	7
SECTION 3.02.	Repurchase upon Breach; Reimbursement	11
SECTION 3.03.	Custody of Financed Student Loan Files	12
SECTION 3.04.	Duties of Master Servicer as Custodian	13
SECTION 3.05.	Instructions; Authority To Act	14
SECTION 3.06.	Custodian's Indemnification	14
SECTION 3.07.	Effective Period and Termination	15
SECTION 3.08.	Schedule of Financed Student Loans	15

ARTICLE IV	Administration and Servicing of Financed Student Loans	15

SECTION 4.01.	Duties of Master Servicer	15
SECTION 4.02.	Collection of Financed Student Loan Payments	17
SECTION 4.03.	Realization upon Financed Student Loans	19
SECTION 4.04.	Computation of Note Interest Rate	19
SECTION 4.05.	No Impairment	19
SECTION 4.06.	Purchase of Financed Student Loans; Reimbursement	20
SECTION 4.07.	Master Servicing Fee	20
SECTION 4.08.	Administrator's Certificate; Servicer's Report	21
SECTION 4.09.	Annual Statement as to Compliance; Notice of Default	22
SECTION 4.10.	Annual Independent Certified Public Accountants' Report	22
SECTION 4.11.	Access to Certain Documentation and Information Regarding Financed Student Loans	23
SECTION 4.12.	Master Servicer and Administrator Expenses	24
SECTION 4.13.	Appointment of Sub-Servicers	24
SECTION 4.14.	Special Programs	25
SECTION 4.15.	Maintenance of Fidelity Bond and Errors and Omission Policy	25

ARTICLE V	Distributions; Accounts; Statements to Noteholders	25

SECTION 5.01.	Establishment of Trust Accounts	25
SECTION 5.02.	Collections	28
SECTION 5.03.	Application of Collections	29
SECTION 5.04.	Additional Deposits	29
SECTION 5.05.	Distributions	30
SECTION 5.06.	Reserve Account	32
SECTION 5.07.	Statements to Noteholders	34
SECTION 5.08.	Pre-Funding Account	36
SECTION 5.09.	Seller Optional Deposit	39

ARTICLE VI	The Seller and the Administrator	39

SECTION 6.01.	Representations of Seller and Administrator	39
SECTION 6.02.	Existence	41
SECTION 6.03.	Liability of Seller; Indemnities	41
SECTION 6.04.	Liability of Administrator; Indemnities	43
SECTION 6.05.	Merger or Consolidation of, or Assumption of the Obligations of, Seller or Administrator	43
SECTION 6.06.	Limitation on Liability of Seller, Administrator and Others	44
SECTION 6.07.	Ownership by the Seller and Affiliates	45
SECTION 6.08.	Key Bank USA, National Association Not To Resign as Administrator	45

ARTICLE VII	The Master Servicer	46

SECTION 7.01.	Representations of Master Servicer	46
SECTION 7.02.	Indemnities of Master Servicer	48
SECTION 7.03.	Merger or Consolidation of, or Assumption of the Obligations of, Master Servicer	48
SECTION 7.04.	Limitation on Liability of Master Servicer and Others	49
SECTION 7.05.	Key Bank USA, National Association, Not To Resign as Master Servicer	50

ARTICLE VIII	Default	50

SECTION 8.01.	Master Servicer Default; Administrator Default	50
SECTION 8.02.	Appointment of Successor	53
SECTION 8.03.	Notification to Noteholders	54
SECTION 8.04.	Waiver of Past Defaults	54

ARTICLE IX	Termination	55

SECTION 9.01.	Termination	55

ARTICLE X	Additional Provisions Regarding Financed Student Loans	57

SECTION 10.01.	Periodic Reports	57
SECTION 10.02.	Cooperation	58
SECTION 10.03.	Confidentiality	58
SECTION 10.04.	Future Purchases	58
SECTION 10.05.	Private Guarantee Fee	59
SECTION 10.06.	Bids/First Refusal Rights	59
SECTION 10.07.	Consolidation Loans	60

ARTICLE XI	Miscellaneous	60

SECTION 11.01.	Amendment	60
SECTION 11.02.	Protection of Interests in Trust	61
SECTION 11.03.	Notices	64
SECTION 11.04.	Assignment	64
SECTION 11.05.	Limitations on Rights of Others	65
SECTION 11.06.	Severability	65
SECTION 11.07.	Separate Counterparts	65
SECTION 11.08.	Headings	65
SECTION 11.09.	Governing Law	65
SECTION 11.10.	Assignment to Indenture Trustee	65
SECTION 11.11	Nonpetition Covenants	65
SECTION 11.12.	Limitation of Liability of Eligible Lender Trustee and Indenture Trustee	66
SECTION 11.13.	Consent of the Securities Insurer	67

APPENDIX A	Definitions and Usage

SCHEDULE A	Schedule of Initial Financed Student Loans
SCHEDULE B	Schedule of Additional Student Loans
SCHEDULE C	Location of Financed Student Loan Files
SCHEDULE D	Provisions to be Audited Regarding Master Servicer (Sub-Servicers) and Administrator
SCHEDULE E	Servicing Fees Schedule

EXHIBIT A	Form of Report to Noteholders
EXHIBIT B	[RESERVED]
EXHIBIT C	[RESERVED]
EXHIBIT D	Form of Assignment on Closing Date
EXHIBIT E	Form of Transfer Agreement

          SALE AND SERVICING AGREEMENT dated as of September 1, 2000, among KEYCORP STUDENT LOAN TRUST 2000-B, a Delaware statutory business trust (the “Issuer”), KEY BANK USA, NATIONAL ASSOCIATION, a national banking association and successor in interest to Society National Bank (the “Seller”), KEY BANK USA, NATIONAL ASSOCIATION, a national banking association, as master servicer (the “Master Servicer”), BANK ONE, NATIONAL ASSOCIATION, a national banking association, solely as eligible lender trustee on behalf of the Issuer and not in its individual capacity (the “Eligible Lender Trustee”), and KEY BANK USA, NATIONAL ASSOCIATION, a national banking association, as administrator (the “Administrator”).

           WHEREAS, the Seller intends to assign to the Issuer its rights in a portfolio of undergraduate and graduate school student loans originated in the ordinary course of business by the Seller or its predecessors, subject to revocation by the Seller;

           WHEREAS, the Seller intends to assign to the Issuer during a limited period additional student loans it currently owns and student loans it may originate or acquire in the future;

           WHEREAS, the Issuer desires to purchase, and the Seller is willing to sell to the Issuer, such student loans;

           WHEREAS, the Eligible Lender Trustee is willing to hold legal title to, and serve as eligible lender trustee with respect to, such student loans on behalf of the Issuer;

           WHEREAS, the Master Servicer is willing to master service such student loans; and

           WHEREAS, the Administrator is willing to undertake certain administrative functions with respect to such student loans.

           NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions and Usage

           Capitalized terms used but not defined herein are defined in Appendix A hereto, which also contains rules as to usage and construction that shall be applicable herein.

ARTICLE II

Conveyance of Financed Student Loans

           SECTION 2.01.  Conveyance of Initial Financed Student Loans.  In consideration of the Issuer's delivery to or upon the order of the Seller on the Closing Date of the Certificates and of the net proceeds from the sale of the Notes and the other amounts to be distributed from time to time to the Seller in accordance with the terms of this Agreement, the Seller (or, in the case of the Initial Financed Student Loans, Bank One, National Association, as eligible lender trustee, on behalf of the Seller) does hereby, as evidenced by a duly executed written assignment in the form of Exhibit D, sell, transfer, assign, set over and otherwise convey to the Issuer (or, in the case of the Initial Financed Student Loans, to the Eligible Lender Trustee on behalf of the Issuer), without recourse (subject to the obligations herein):

           (i)  all right, title and interest of the Seller in and to the Initial Financed Student Loans and all obligations of the Obligors thereunder, including all moneys paid thereunder, and all written communications received by the Seller with respect thereto (including borrower correspondence, notices of death, disability or bankruptcy and requests for deferrals or forbearances), on or after the Cutoff Date;

           (ii)  all right, title and interest of the Seller under the Assigned Agreements insofar as they relate to the Financed Guaranteed Private Loans but not with respect to any other loans covered thereby (the “Assigned Rights”);

          (iii)  all right, title and interest of the Seller in and to all funds on deposit from time to time in the Trust Accounts, including, but not limited to, the Reserve Account Initial Deposit and the Pre-Funded Amount (including all income thereon); and

(iv) the proceeds of any and all of the foregoing.

           SECTION 2.02.  Conveyance of Subsequent Pool Student Loans and Other Subsequent Student Loans.  (a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Issuer's delivery on the related Transfer Date to or upon the order of the Seller of the amount described in Section 5.08(a) to be delivered to the Seller, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Eligible Lender Trustee on behalf of the Issuer, without recourse (subject to the obligations herein) all right, title and interest of the Seller in and to each Subsequent Pool Student Loan and each Other Subsequent Student Loan, and all obligations of the Obligors thereunder including all moneys paid thereunder, and all written communications received by the Seller with respect thereto (including borrower correspondence, notices of death, disability or bankruptcy and requests for deferrals or forbearances), on and after the related Subsequent Cutoff Date, made from time to time during the Funding Period.

          (b) The Seller shall transfer to the Eligible Lender Trustee on behalf of the Issuer the Subsequent Pool Student Loans and/or the Other Subsequent Student Loans for a given Transfer Date and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to such Transfer Date:

           (i)  the Seller shall have delivered to the Eligible Lender Trustee and the Indenture Trustee, with copies to the Securities Insurer and the Swap Counterparty, a duly executed written assignment (including an acceptance by the Eligible Lender Trustee and the Indenture Trustee) in substantially the form of Exhibit E (each, a “Transfer Agreement”), which shall include supplements to Schedule B listing such Subsequent Pool Student Loans and/or the Other Subsequent Student Loans, as applicable;

           (ii)  except any of the Additional Student Loans transferred on the Closing Date or the day immediately following, the Seller shall have delivered, at least two days prior to such Transfer Date, notice of such transfer to the Eligible Lender Trustee, the Indenture Trustee, the Securities Insurer and the Swap Counterparty, and the Rating Agencies, including a listing of the designation and the aggregate principal balance of such Subsequent Pool Student Loans or Other Subsequent Student Loans, as the case may be;

           (iii)  the Seller shall, to the extent required by Section 5.02, have deposited in the Collection Account all collections in respect of the Subsequent Pool Student Loans and/or Other Subsequent Student Loans on and after each applicable Subsequent Cutoff Date;

(iv) as of each Transfer Date, the Seller was not insolvent nor will it have been made insolvent by such transfer nor is it aware of any pending insolvency;

(v) such addition will not result in a material adverse Federal or State tax consequence to the Issuer or the holders of Notes;

(vi) the Funding Period shall not have terminated and, with respect to Subsequent Pool Student Loans, the Transfer Date is on or prior to the Special Determination Date;

           (vii)  the Seller shall have delivered to the Indenture Trustee and the Eligible Lender Trustee, with copies to the Securities Insurer and the Swap Counterparty, an Officers' Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b);

           (viii)  the Seller shall have delivered (A) to the Rating Agencies, with copies to the Securities Insurer and the Swap Counterparty, an Opinion of Counsel with respect to the transfer of the Subsequent Pool Student Loans and/or Other Subsequent Student Loans transferred on such Transfer Date, substantially in the form of the Opinion of Counsel delivered to the Rating Agencies, the Securities Insurer and the Swap Counterparty, on the Closing Date, and (B) to the Eligible Lender Trustee, the Securities Insurer, the Swap Counterparty and the Indenture Trustee the Opinion of Counsel required by Section 11.02(i)(1);

           (ix)  the Seller shall have taken any action required to maintain the first perfected ownership interest of the Issuer in the Trust Estate and the first perfected security interest of the Indenture Trustee in the Collateral;

           (x)  no selection procedures believed by the Seller to be adverse to the interests of the holders of Notes, the Securities Insurer or the Swap Counterparty shall have been utilized in selecting the Subsequent Pool Student Loans or the Other Subsequent Student Loans;

           (xi)  no Consolidation Loan will be transferred to the Issuer unless at least one underlying student loan to be consolidated is a Financed Student Loan already held by the Eligible Lender Trustee on behalf of the Issuer; and

           (xii)  with respect to each Subsequent Pool Student Loan or Other Subsequent Student Loan that is also an MPN Loan, the representations and warranties of the Seller contained in Section 2.06 hereof, will be true and correct on the related Transfer Date, and the Seller will adhere to the covenants set forth in Section 2.06 with respect to such Transferred MPN Loan.

provided, however, that the Seller shall not incur any liability as a result of transferring Subsequent Pool Student Loans or Other Subsequent Student Loans on any Transfer Date at a time when the condition set forth in clause (v) was not satisfied, if at the time of such transfer the Authorized Officers of the Seller, after reasonable inquiry of in-house counsel to the Seller, were not aware of any fact that would reasonably suggest that such condition would not be satisfied as of such date.

          (c) The Seller covenants to transfer during the Funding Period to the Eligible Lender Trustee on behalf of the Issuer pursuant to paragraph (a) above Other Subsequent Student Loans and Subsequent Pool Student Loans with an aggregate principal balance of not less than $38,055,411 (less amounts withdrawn from the Other Additional Pre-Funding Subaccount pursuant to Section 5.08(d) of this Agreement); provided, however, that the Seller shall have no liability for a breach of the foregoing covenant as a result of the Seller not having made or owned prior to the date hereof Other Subsequent Student Loans and Subsequent Pool Student Loans equal to the amount specified above during the Funding Period or there being insufficient funds available in the Escrow Account and the Pre-Funding Account for the Eligible Lender Trustee to consummate such acquisitions on behalf of the Issuer.

           SECTION 2.03.  Conveyance of Financed Student Loans by the Eligible Lender Trustee to the Seller in Connection with Consolidation Loans.  On any date, upon receipt of written notice (or telephonic or facsimile notice followed by written notice) from the Seller (or from the Master Servicer (or a Sub-Servicer) on behalf of the Seller) by the Eligible Lender Trustee and the Indenture Trustee, the Eligible Lender Trustee, on behalf of the Issuer, will convey to the Seller the Financed Student Loans identified in such notice, which are to be repaid pursuant to the Consolidation Loans to be made by the Seller.

           SECTION 2.04.  Endorsement.  The Seller hereby appoints each of the Eligible Lender Trustee and the Indenture Trustee as the Seller's true and lawful attorney-in-fact with full power of substitution to endorse the Seller's name on any promissory note evidencing the Initial Financed Student Loans and any Additional Student Loans transferred to the Eligible Lender Trustee on behalf of the Trust pursuant to Sections 2.01 and 2.02. The Seller acknowledges and agrees that this power of attorney shall be construed as a power coupled with an interest, shall be irrevocable as long as the Trust Agreement remains in effect and shall continue in effect until the Trust Agreement terminates.

           SECTION 2.05.  Sale Not Secured Financing.  It is the express intent of the parties hereto that each conveyance of the Financed Student Loans by the Seller to the Issuer, as contemplated by this Agreement be (and be treated as) a sale. It is, further, not the intention of the parties that such conveyance be deemed a pledge of any such Financed Student Loans by the Seller to the Issuer to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, any of the Financed Student Loans are held by a court to continue to be property of the Seller, then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (b) the transfer of such Financed Student Loans provided for herein shall be deemed to be a grant by the Seller to the Issuer of a security interest in all of the Seller's right, title and interest in and to such Financed Student Loans and all amounts payable to the holders of such Financed Student Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Issuer would otherwise be entitled to own such Financed Student Loans and proceeds pursuant to Article II hereof, including all amounts, other than investment earnings, from time to time held or invested in any Trust Accounts created pursuant to this Agreement, whether in the form of cash, instruments, securities or other property; (c) the possession by the Sub-Servicers of each Financed Student Loan File or by the Indenture Trustee of each applicable Trust Account, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 (or comparable provision) of the applicable Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Issuer pursuant to any provision hereof or pursuant to the Indenture shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Issuer shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Financed Student Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the this Agreement and the Indenture.

           SECTION 2.06.  MPN Loans.  With respect to each Transferred MPN Loan and each related Master Note, the Seller, as MPN Holder, hereby represents and warrants, and, on an on-going basis, hereby covenants s follows:

           (A)  Transfer of Beneficial Interest in Transferred MPN Loan. Each Transferred MPN Loan represents a 100% beneficial interest in such MPN Loan, and is being transferred to the Issuer pursuant to this Agreement. The MPN Holder shall hold bare legal title to the Master Note solely for the benefit of all MPN Loan Holders; provided, however, that the MPN Holder may be also be an MPN Loan Holder. The sale of an MPN Loan excludes an assignment of the Seller’s right to offer future MPN Loans under a Master Note. The MPN Holder shall not provide to MPN Loan Holders more than one copy of the Master Note for each MPN Loan, to be marked “Official Copy” in red ink.

           (B)  Custody of Master Note. The MPN Holder shall hold, or cause the Master Servicer or a Sub-Servicer to hold, the Master Note underlying each Transferred MPN Loan for the use and benefit of all present and future MPN Loan Holders. The MPN Holder shall maintain, or cause the Master Servicer or a Sub-Servicer to maintain, continuous and exclusive possession, dominion and control over the Master Note and related documents. The MPN Holder shall not sell, transfer, assign or pledge any such Master Note except as is otherwise agreed to between the MPN Holder and the Securities Insurer.

           (C)  MPN Loan Transfers. The MPN Holder shall maintain book-entry records with respect to the identity of present and future MPN Loan Holders. The MPN Holder shall not transfer or register the transfer of any MPN Loan to any other person except in accordance with the instructions of the person identified on its books and records as the MPN Loan Holder.

           (D)  MPN Loan Modification; Subsequent Advances; Copies of Master Note. The MPN Holder shall not agree to any modification, waiver, forbearance or amendment of any term of any Transferred MPN Loan other than as provided in Section 4.01 of this Agreement. The MPN Holder shall make no subsequent advances to a borrower under the related Master Note except pursuant to a separate MPN Loan. The MPN Holder shall not provide to any person other than an MPN Loan Holder any copy of a Master Note except to the Master Servicer or a Sub-Servicer for administrative purposes or for the MPN Holder’s internal administrative purposes.

           (E)  Access to Information. The MPN Holder shall furnish to the Securities Insurer or the Indenture Trustee from time to time upon written request of the Securities Insurer or the Indenture Trustee (i) a list of the names and addresses of all MPN Loan Holders, (ii) a list containing the names and social security numbers of the borrowers under the related Master Notes, (iii) access to inspect the Master Notes and related records upon reasonable advance notice, and (iv) such other information with respect to the Master Notes which is reasonably requested by the Securities Insurer or the Indenture Trustee.

           (F)  Resignation or Removal of MPN Holder. The MPN Holder may at any time resign by giving written notice thereof to the Securities Insurer and the Indenture Trustee and delivering all related Master Notes to a successor MPN Holder, which agrees to the terms of this Agreement, or to the Indenture Trustee. If at any time the MPN Holder shall fail to perform its duties hereunder, or shall be adjudged bankrupt or insolvent, then the Securities Insurer may remove the MPN Holder and appoint a successor MPN Holder, which agrees to the terms of this Agreement by written instrument, a copy of which instrument shall be delivered to the MPN Holder so removed, or may require the MPN Holder to deliver the related Master Notes to the Indenture Trustee.

           (G)  MPN Holder Other Than Seller. So long as the Seller has not transferred all of its right, title and interest in a related Master Note, if the Seller is not the MPN Holder, the Seller shall cause such other MPN Holder to perform all covenants of the MPN Holder set forth in this Agreement.

           (H)  Financing Statements and Further Assurances. The Seller will cause to be filed all necessary financing statements or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to give to and maintain (i) with the Eligible Lender Trustee, on behalf of the Issuer, a first priority perfected ownership interest in such MPN Loans, and (ii) with the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest in such MPN Loans. The Seller shall, upon the request of the Securities Insurer, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within 10 days of such request, such amendments to the Basic Documents and such further instruments and take such further action as may be reasonably necessary to maintain such first priority perfected ownership and security interests.

ARTICLE III

The Financed Student Loans

           SECTION 3.01.  Representations and Warranties of Seller with Respect to the Financed Student Loans.  The Seller makes the following representations and warranties as to the Financed Student Loans on which the Issuer is deemed to have relied in acquiring (through the Eligible Lender Trustee) the Financed Student Loans. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Financed Student Loans and the Subsequent Pool Student Loans, and as of the applicable Transfer Date, in the case of the Other Subsequent Student Loans, but shall survive the sale, transfer and assignment of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

           (i)  Characteristics of Financed Student Loans.  Each Financed Student Loan (A) was originated in the United States of America, its territories, its possessions or other areas subject to its jurisdiction by the Seller (or originated by another lender in the United States of America and purchased by the Seller) in the ordinary course of its business to an eligible borrower under applicable law and agreements and was fully and properly executed by the parties thereto and (B) provides or, when the payment schedule with respect thereto is determined, will provide for payments on a periodic basis that fully amortize the principal amount of such Financed Student Loan by its maturity and yield interest at the rate applicable thereto, as such maturity may be modified in accordance with any applicable deferral or forbearance periods granted in accordance with applicable laws and restrictions, including those of the Higher Education Act, any Guarantee Agreement or the Programs. Each Financed Student Loan that is a Financed Federal Loan qualifies the holder thereof to receive Interest Subsidy Payments (other than SLS Loans, unsubsidized Stafford Loans and certain Consolidation Loans) and Special Allowance Payments from the Department and Guarantee Payments from the applicable Guarantor and qualifies the applicable Guarantor to receive reinsurance payments thereon from the Department. Each Financed Student Loan that is a Financed Guaranteed Private Loan qualifies the holder thereof to receive Guarantee Payments from the applicable Guarantor pursuant to the related Guarantee Agreement.

           (ii)  Schedules of Financed Student Loans.  The information set forth in Schedules A and B to this Agreement and Schedule A to the related Transfer Agreement is true and correct in all material respects as of the opening of business on the Cutoff Date (with respect to Schedules A and B to this Agreement) or each applicable Subsequent Cutoff Date, as applicable, and no selection procedures believed to be adverse to the holders of Notes, the Securities Insurer or the Swap Counterparty were utilized in selecting the Initial Financed Student Loans or the Additional Student Loans, as applicable. The computer tape regarding the Initial Financed Student Loans and the Subsequent Pool Student Loans made available to the Issuer, its assigns, the Securities Insurer and Swap Counterparty is true and correct in all respects as of the Cutoff Date. There will be no material changes made to either Schedule A or Schedule B to this Agreement (with respect to the Initial Financed Student Loans or the Subsequent Pool Student Loans) prior to the Special Determination Date without the acknowledgement of the Rating Agencies that such material change will not affect the ratings assigned to any Class of the Notes (without regard to the Securities Guaranty Insurance Policy).

           (iii)  Compliance with Law.  Each Financed Student Loan complied at the time it was originated or made and at the execution of this Agreement or the applicable Transfer Agreement, as the case may be, complies, and the Seller and its agents, with respect to each such Financed Student Loan, have at all times complied, in all material respects with all requirements of applicable Federal, state and local laws and regulations thereunder, including the Higher Education Act, usury law, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Reserve Board’s Regulation B and other consumer credit laws and equal credit opportunity and disclosure laws and all applicable requirements of any Guarantee Agreements.

           (iv)  Binding Obligation.  Each Financed Student Loan represents the genuine, legal, valid and binding payment obligation in writing of the borrower thereof, enforceable by or on behalf of the holder thereof in accordance with its terms, and no Financed Student Loan has been satisfied, subordinated or rescinded, subject to clause (xiii) below.

           (v)  No Defenses.  No right of rescission, setoff, counterclaim or defense has been asserted or threatened or exists with respect to any Financed Student Loan.

           (vi)  No Default.  No Initial Financed Student Loan or Subsequent Pool Student Loan has a payment that is more than 180 days overdue as of the Cutoff Date or, with respect to the Other Subsequent Student Loans, more than 90 days overdue as of the applicable Subsequent Cutoff Date, as the case may be, and, except as permitted in this paragraph, no default, breach, violation or event permitting acceleration under the terms of any Financed Student Loan has occurred; and, except for payment defaults continuing for a period of not more than 150 days or 90 days, as applicable, no continuing condition that with notice or the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Financed Student Loan has arisen; and the Seller has not waived and shall not waive any of the foregoing other than as permitted by the Basic Documents.

           (vii)  Title.  It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Financed Student Loans from the Seller to the Eligible Lender Trustee on behalf of the Issuer and that the beneficial interest in and title to such Financed Student Loans not be part of the debtor’s estate in the event of the appointment of a receiver with respect to the Seller. No Financed Student Loan has been sold, transferred, assigned or pledged by the Seller to any Person other than the Eligible Lender Trustee on behalf of the Issuer. Immediately prior to the transfer and assignment herein contemplated, the Seller had good title to each Financed Student Loan, free and clear of all Liens and, immediately upon the transfer thereof, the Eligible Lender Trustee on behalf of the Issuer shall have good title to each such Financed Student Loan, free and clear of all Liens or the transfer shall have been perfected under the UCC.

           (viii)  Lawful Assignment.  No Financed Student Loan has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Financed Student Loan or any Financed Student Loan under this Agreement, each Transfer Agreement or the Indenture is unlawful, void or voidable.

           (ix)  Security Interest Perfected; Delivery of Loan Files.  All filings (including UCC filings) and/or delivery requirements necessary in any jurisdiction to give the Eligible Lender Trustee on behalf of the Issuer a first perfected ownership interest in the Financed Student Loans, and to give the Indenture Trustee a first perfected security interest therein, have been made or satisfied, as the case may be. A Financed Student Loan File has been delivered to the Master Servicer (or a Sub-Servicer) for each Financed Student Loan and each such file contains the original fully executed note (or a copy of a fully executed master promissory note) evidencing such Financed Student Loan.

           (x)  One Original.  There is only one original executed copy of the promissory note evidencing each Financed Student Loan.

           (xi)  Principal Balance.  The aggregate principal balance of the Initial Financed Student Loans, plus accrued interest to be capitalized with respect thereto, as of the Statistical Cutoff Date, is $548,653,496, and the aggregate principal balance of the Subsequent Pool Student Loans, plus accrued interest to be capitalized with respect thereto, as of the Statistical Cutoff Date, is $38,055,411.

           (xii)  No Claims.  As of the Cutoff Date, no claim for payment with respect to an Initial Financed Student Loan has been made to a Guarantor, and as of the related Subsequent Cutoff Date no claim for payment with respect to an Additional Student Loan will have been made.

           (xiii)  No Bankruptcies or Deaths.  No borrower of any Financed Student Loan as of September 1, 2000 (in the case of the Initial Financed Student Loans), or the applicable Subsequent Cutoff Date (in the case of Additional Student Loans) was noted in the related Financed Student Loan File as being currently involved in a bankruptcy proceeding or as having died.

           (xiv)  Interest Accruing.  Each Financed Student Loan is accruing interest (whether or not such interest is being paid currently, by the borrower or by the Department, or is being capitalized), except as otherwise expressly permitted by the Basic Documents.

           (xv)  No Government Borrower.  No borrower of a Financed Student Loan is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

           (xvi)  Origination.  Each Financed Student Loan was originated in the United States of America, its territories, its possessions or other areas subject to its jurisdiction, and was originated or purchased for value by the Seller thereof in the ordinary course of its business. The Seller had all necessary licenses and permits to originate or purchase the Financed Student Loan at the time of its origination or purchase of such Financed Student Loan.

           (xvii)  Origination Practices.  The origination practices used by the originator or the Seller with respect to the Financed Student Loans have been in all respects in compliance with all applicable laws and regulations.

           (xviii)  Conformance with Underwriting Guidelines.  Each Financed Student Loan constituting a Financed Private Loan was underwritten in accordance with the guidelines in existence as of the Closing Date and made available to the Underwriters, the Securities Insurer and the Rating Agencies.

           (xix)  No Sub-Prime Student Loans.  The Financed Student Loans do not and will not include any Financed Student Loans originated to individuals who have previously defaulted on their student loans.

           (xx)  No Non-Performing Loans.  No Financed Student Loan, as of the Statistical Cutoff Date, is in default nor does the Seller expect to write-off any amount thereof as a loss.

           (xxi)  Cohort Default Rates.  With respect to the Initial Financed Student Loans and the Subsequent Pool Student Loans only, and based on the most recently published Cohort Default Rates available on the Closing Date, no Financed Student Loans made to borrowers attending educational institutions with published Cohort Default Rates greater than twenty percent (20%) have been sold by the Seller to the Issuer if, and to the extent that, such acquisition would cause the aggregate principal amount of Financed Student Loans included in the Trust Estate made to borrowers attending educational institutions with published Cohort Default Rates greater than twenty percent (20%) to exceed eight percent (8%) of the aggregate principal amount of Financed Student Loans sold to the Issuer pursuant to this Agreement.

           (xxii)  Instrument.  Each promissory note executed by a borrower evidencing a Financed Student Loan (other than any master promissory note) constitutes an "instrument" within the meaning of the UCC as in effect in the states in which each such borrower resides at origination.

           (xxiii)  Seller's Representations.  The representations and warranties of the Seller contained in Section 6.01 hereof are true and correct.

           (xxiv)  MPN Loans.  With respect to each Financed Student Loan that is also an MPN Loan, the representations and warranties of the Seller contained in Section 2.06 hereof are true and correct, and the Seller will adhere to the covenants set forth in Section 2.06 with respect to such Transferred MPN Loans.

          SECTION 3.02.  Repurchase upon Breach; Reimbursement.  The Seller, the Master Servicer or the Eligible Lender Trustee, as the case may be, shall inform the other parties to this Agreement, the Securities Insurer, the Swap Counterparty, and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the Seller’s representations, warranties or covenants made pursuant to Section 3.01 or Section 6.01. Unless any such breach shall have been cured within 60 days following the discovery thereof by the Eligible Lender Trustee or receipt by the Eligible Lender Trustee of written notice from the Seller, the Securities Insurer or the Master Servicer of such breach, the Seller shall be obligated to repurchase any Financed Student Loan in which the interests of the holders of Notes, the Swap Counterparty or the Securities Insurer are materially and adversely affected (in each case unless a Securities Insurer Default has occurred and is continuing) as determined by the Securities Insurer, by any such breach as of the first day succeeding the end of such 60-day period that is the last day of a Collection Period; provided that it is understood that any such breach that does not affect any Guarantor’s obligation to guarantee payment of each Financed Student Loan that is a Financed Guaranteed Loan to the Eligible Lender Trustee in accordance with the related Guarantee Agreements will not be considered to have a material adverse effect for this purpose. In consideration of and simultaneously with the repurchase of the Financed Student Loan, the Seller shall remit the Purchase Amount, in the manner specified in Section 5.04, and the Issuer shall execute such assignments and other documents reasonably requested by the Seller in order to effect such transfer. Upon any such transfer of a Financed Student Loan, legal title to, and beneficial ownership and control of, the related Financed Student Loan File will thereafter belong to the Seller. In addition, if any such breach by the Seller does not trigger such a repurchase obligation but does result in the refusal by a Federal Guarantor to guarantee all or a portion of the accrued interest, or the loss (including any obligation of the Issuer to repay to the Department) of certain Interest Subsidy Payments and Special Allowance Payments, with respect to a Financed Federal Loan, then, unless such breach, if curable, is cured within 60 days, the Seller shall reimburse the Issuer by remitting an amount equal to the sum of all such non-guaranteed interest amounts and such forfeited Interest Subsidy Payments and Special Allowance Payments in the manner specified in Section 5.04. Subject to the provisions of Section 6.03 hereof, and Section 3.04(b) of the Insurance Agreement, the sole remedy of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the holders of Notes, the Securities Insurer and Swap Counterparty with respect to a breach of representations and warranties pursuant to Section 3.01 and the agreement contained in this Section shall be to require the Seller to repurchase Financed Student Loans or to reimburse the Issuer as provided above pursuant to this Section, subject to the conditions contained herein.

           SECTION 3.03.  Custody of Financed Student Loan Files.  To assure uniform quality in servicing the Financed Student Loans and to reduce administrative costs, the Issuer hereby appoints the Master Servicer, and the Master Servicer hereby accepts such appointment, to act for the benefit of the Issuer and the Indenture Trustee as custodian of the following documents or instruments related to the Financed Student Loans (as set forth in Schedules A and B hereto), which are also hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer (or, in the case of the Additional Student Loans, will be, as of the applicable Transfer Date, constructively delivered to the Indenture Trustee, as pledgee of the Issuer) with respect to each Financed Student Loan:

           (a)  the original fully executed copy of the note (or a copy of a fully executed master promissory note) evidencing the Financed Student Loan;

           (b)  the original loan application fully executed by the borrower; and

          (c)  any and all other documents and computerized records that any of the Master Servicer (or a Sub-Servicer on behalf of the Master Servicer), the Administrator or the Seller shall keep on file, in accordance with its customary procedures, relating to such Financed Student Loan or any Obligor with respect thereto.

          Notwithstanding the foregoing, and without releasing the Master Servicer from its duties and obligations hereunder, for so long as Key Bank USA, National Association, or an affiliate thereof, is the Master Servicer hereunder, the Master Servicer shall (and in all other cases, may) appoint one or more Sub-Servicers to act as “custodian” on behalf of the Issuer and the Indenture Trustee (but at the direction of the Master Servicer) with respect to the Financed Student Loans such Sub-Servicer is servicing, in each case consistent with the terms of this Article III, and all references to the Master Servicer, as custodian shall be read to apply to such Sub-Servicer acting as custodian pursuant to this Agreement and the related subservicing agreement; and, provided, further, that if Key Bank USA, National Association is the Master Servicer, the Master Servicer shall not replace such Sub-Servicer unless and until a successor Sub-Servicer assumes the role of “custodian” on behalf of the Issuer and the Indenture Trustee with respect to all the Financed Student Loans it will be servicing. Notwithstanding the foregoing, the Master Servicer shall be responsible hereunder for any breaches by any Sub-Servicer of its obligations as custodian hereunder.

          The appointment of the Master Servicer or any Sub-Servicer as custodian hereunder is for administrative purposes only and does not, and is not intended to, transfer any of the Issuer’s or the Indenture Trustee’s right, title or interest in or to the Initial Financed Student Loans (or Additional Student Loans) to the Master Servicer or such Sub-Servicer and the Master Servicer hereby acknowledges (and each Sub-Servicer in the related subservicing agreement acknowledges) that it has not and will not obtain any such right, title or interest in or to such Initial Financed Student Loans (or Additional Student Loans). The Master Servicer (so long as it is Key Bank USA, National Association) hereby acknowledges that it does not currently have possession, and agrees that it will not at any time in the future take physical possession, of any Financed Student Loan Files.

           SECTION 3.04.  Duties of Master Servicer as Custodian.  (a)  Safekeeping. The Master Servicer, as custodian, shall (or shall cause the applicable Sub-Servicers to) hold the Financed Student Loan Files for the benefit of the Issuer and the Indenture Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to each Financed Student Loan File as shall enable the Issuer to comply with this Agreement. In performing its duties as custodian the Master Servicer shall (or shall cause the applicable Sub-Servicers to) act with reasonable care, using that degree of skill and attention that the Master Servicer (or such Sub-Servicer) exercises with respect to the student loan files relating to all comparable student loans that the Master Servicer (or such Sub-Servicer) services and shall ensure that it complies fully and completely with all applicable Federal and State laws, including the Higher Education Act, with respect thereto. The Master Servicer shall (or shall cause the applicable Sub-Servicers to) conduct, or cause to be conducted, periodic audits of the Financed Student Loan Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer or the Indenture Trustee to verify the accuracy of the Master Servicer's (or such Sub-Servicer's) record keeping. The Master Servicer shall (or shall cause the applicable Sub-Servicers to) promptly report to the Issuer and the Indenture Trustee any failure on its part (or on the part of a Sub-Servicer) to hold the Financed Student Loan Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. The Master Servicer shall (or shall cause each Sub-Servicer) to deliver the Trust Receipts to the Issuer, the Indenture Trustee, the Securities Insurer and the Swap Counterparty on the Closing Date. Nothing herein shall be deemed to require any periodic review by the Issuer, the Eligible Lender Trustee or the Indenture Trustee of the Financed Student Loan Files.

           (b)  Maintenance of and Access to Records.  The Master Servicer, as custodian, shall (or shall cause the applicable Sub-Servicers to) maintain each Financed Student Loan File at one of its offices (or the offices of the applicable Sub-Servicer) specified in Schedule C to this Agreement or at such other office as shall be specified by written notice to the Issuer, the Securities Insurer and the Indenture Trustee not later than 60 days prior to any change in location. Upon reasonable prior notice, the Master Servicer shall (or shall cause the applicable Sub-Servicers to) make available to the Issuer, the Securities Insurer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors a list of locations of the Financed Student Loan Files and the related accounts, records and computer systems maintained by the Master Servicer (or such Sub-Servicer) at such times during normal business hours as the Issuer or the Indenture Trustee shall instruct.

           (c)  Release of Documents.  Upon instruction from the Indenture Trustee, the Master Servicer, as custodian, shall (or shall cause the applicable Sub-Servicers to) release any Financed Student Loan File to the Indenture Trustee, the Indenture Trustee's agent, or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable.

           SECTION 3.05.  Instructions; Authority To Act.  The Master Servicer, as custodian, shall be deemed to have received proper instructions with respect to the Financed Student Loan Files upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee.

           SECTION 3.06.  Custodian's Indemnification.  The Master Servicer as custodian shall pay for any loss, liability or expense, including reasonable attorney's fees, that may be imposed on, incurred by or asserted against the Issuer, the Eligible Lender Trustee, the Securities Insurer or the Indenture Trustee or any of their officers, directors, employees and agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Master Servicer (or any Sub-Servicer) as custodian of the Financed Student Loan Files where the final determination that any such improper act or omission by the Master Servicer resulted in such loss, liability or expense is established by a court of law, by an arbitrator or by way of settlement agreed to by the Master Servicer; provided, however, that the Master Servicer shall not be liable to the Eligible Lender Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Eligible Lender Trustee and the Master Servicer shall not be liable to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee.

           SECTION 3.07.  Effective Period and Termination.  The appointment of the Master Servicer as custodian shall become effective as of the Closing Date and shall continue in full force and effect for so long as the Master Servicer shall remain the Master Servicer hereunder, subject to the requirements of Section 3.03 hereof. If the Master Servicer or any successor Master Servicer shall resign as Master Servicer in accordance with the provisions of this Agreement or if all the rights and obligations of the Master Servicer or any such successor Master Servicer shall have been terminated under Section 8.01, the appointment of the Master Servicer or such successor Master Servicer as custodian shall be terminated simultaneously with the effectiveness of such termination. As soon as practicable on or after any termination of such appointment (and in any event within (i) 10 Business Days, with respect to that portion of the Financed Student Loan Files it holds consisting of electronic records and information, and (ii) 40 Business Days, with respect to the remaining portion of the Financed Student Loan Files it holds), the Master Servicer shall (or shall cause the applicable Sub-Servicers to) deliver the Financed Student Loan Files it holds to the Indenture Trustee or the Indenture Trustee's agent at such place or places as the Indenture Trustee may reasonably designate; provided, however, that until such time as such Financed Student Loan Files have been delivered, the Master Servicer shall continue to be responsible for the custody of such Financed Student Loan Files.

           SECTION 3.08.  Schedule of Financed Student Loans.  Schedules A and B hereto shall indicate by name any Sub-Servicer who has been appointed by the Master Servicer to service, on behalf of the Master Servicer, each Financed Student Loan. Such indication may be amended by the Master Servicer, from time to time, to replace the name of the applicable Sub-Servicer, in accordance with the provisions of this Agreement relating to the servicing of the Financed Student Loans.

ARTICLE IV

Administration and Servicing of Financed Student Loans

           SECTION 4.01.  Duties of Master Servicer.  The Master Servicer, for the benefit of the Issuer (to the extent provided herein), shall (or shall cause the applicable Sub-Servicer to) manage, service, administer and make collections on the Financed Student Loans with reasonable care, using that degree of skill and attention that the Master Servicer (or such Sub-Servicer) exercises with respect to all comparable student loans that it services but in any event, in accordance with customary and usual standards of practice of prudent lenders and loan servicers administering similar student loans. Without limiting the generality of the foregoing or of any other provision set forth in this Agreement and notwithstanding any other provision to the contrary set forth herein, the Master Servicer shall (or shall cause the applicable Sub-Servicer to) manage, service, administer and make collections with respect to the Financed Student Loans (other than collection of any Interest Subsidy Payments and Special Allowance Payments, which the Eligible Lender Trustee will perform on behalf of the Trust) in accordance with, and otherwise comply with, all applicable Federal and state laws, including all applicable standards, guidelines and requirements of the Higher Education Act (in the case of the Financed Federal Loans) and any Guarantee Agreement (in the case of the Financed Guaranteed Loans), the failure to comply with which would adversely affect the eligibility of one or more of the Financed Federal Loans for federal reinsurance or Interest Subsidy Payments or Special Allowance Payments or one or more of the Financed Guaranteed Loans for receipt of Guarantee Payments or would have an adverse effect on the holders of Notes. The Master Servicer also hereby acknowledges that its obligation to service (or to cause the applicable Sub-Servicer to sub-service on its behalf) the Financed Student Loans includes those Additional Student Loans conveyed by the Seller to the Eligible Lender Trustee on behalf of the Trust pursuant to Section 2.02 and the related Transfer Agreement, a copy of which shall be delivered to the Master Servicer by the Seller promptly upon execution thereof; provided that any failure by the Seller to so deliver a Transfer Agreement shall not affect the Master Servicer's obligations hereunder to service (or to cause the applicable Sub-Servicer to sub-service on its behalf) all the Financed Student Loans.

          The Master Servicer’s duties (or the duties of the applicable Sub-Servicers on behalf of the Master Servicer) shall include collection and posting of all payments, responding to inquiries of borrowers on such Financed Student Loans, monitoring borrowers’ status, making required disclosures to borrowers, investigating delinquencies, sending payment coupons to borrowers and otherwise establishing repayment terms, reporting tax information to borrowers, if applicable, accounting for collections and furnishing monthly and annual statements with respect thereto to the Administrator. Subject to the provisions of Section 4.02 and the first paragraph of this Section 4.01, the Master Servicer shall (or shall cause the applicable Sub-Servicer to) follow its customary standards, policies and procedures in performing its duties as Master Servicer (or Sub-Servicer, as the case may be). Without limiting the generality of the foregoing, the Master Servicer is authorized and empowered to execute and deliver (and may cause the applicable Sub-Servicer to execute and deliver), on behalf of itself, the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Securities Insurer, the Swap Counterparty and the holders of Notes or any of them, instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Financed Student Loans; provided, however, that the Master Servicer agrees that it will not (nor will it permit a Sub-Servicer to) (a) permit any rescission or cancellation of a Financed Student Loan except as ordered by a court of competent jurisdiction or governmental authority or as otherwise consented to in writing by the Eligible Lender Trustee, the Securities Insurer (provided that no Securities Insurer Default has occurred and is continuing) and the Indenture Trustee or (b) reschedule, revise, defer or otherwise compromise with respect to payments due on any Financed Student Loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with all applicable standards, guidelines and requirements of the Higher Education Act, any Guarantee Agreement or the Programs with respect to the servicing of the Financed Student Loans and except as otherwise permitted in accordance with Section 4.14; provided further, however, that the Master Servicer shall not agree (nor shall it permit any Sub-Servicer to agree) to any decrease of the interest rate on, or the principal amount payable with respect to, any Financed Student Loan except in accordance with the applicable standards, guidelines and requirements of the Higher Education Act, any Guarantee Agreement or the Programs and as otherwise permitted in accordance with Section 4.14. The Eligible Lender Trustee on behalf of the Issuer hereby grants a power of attorney and all necessary authorization to the Master Servicer to (or to cause the applicable Sub-Servicer to) maintain any and all collection procedures with respect to the Financed Student Loans it services (or sub-services), including filing, pursuing and recovering claims against the Guarantors for Guarantee Payments and taking any steps to enforce such Financed Student Loan such as commencing a legal proceeding to enforce a Financed Student Loan in the name of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Securities Insurer, the Swap Counterparty or the holders of Notes. The Eligible Lender Trustee or the Indenture Trustee shall upon the written request of the Master Servicer or the Administrator furnish the Master Servicer or the Administrator (or at written the direction of the Master Servicer or the Administrator, the related Sub-Servicer) with any other powers of attorney and other documents reasonably necessary or appropriate to enable the Master Servicer or the Administrator (or related Sub-Servicer) to carry out their servicing and administrative duties hereunder (or under the related Sub-Servicing Agreement).

          Notwithstanding the foregoing, and without releasing the Master Servicer from its duties and obligations hereunder, the Master Servicer has appointed Great Lakes and PHEAA as Sub-Servicers and may appoint one or more additional Sub-Servicers to act as “sub-servicer” on its behalf with respect to the Financed Student Loans such Sub-Servicer is sub-servicing, in each case consistent with the terms of this Article IV and any other provision of this Agreement, and all references to the Master Servicer shall be read to apply to such Sub-Servicer acting on behalf of the Master Servicer. In addition, the Master Servicer may, in the event that a Sub-Servicer has been terminated or is no longer servicing the Financed Student Loans, perform the servicing functions required hereunder for up to 180 days, or a longer period of time if consented to by the Securities Insurer.

          In addition, neither the Seller nor the Master Servicer shall make any change to a Program that affects any Financed Student Loan, if such change would have a material adverse effect on the interests of the Noteholders or the Securities Insurer without the consent of the Securities Insurer (provided that no Securities Insurer Default has occurred and is continuing). The Master Servicer or the Seller shall deliver to the Securities Insurer a copy of each change to a Program that materially affects any of the Financed Student Loans.

           SECTION 4.02.  Collection of Financed Student Loan Payments.  (a)  The Master Servicer shall (or shall cause the applicable Sub-Servicer to) make reasonable efforts (including all efforts that may be specified under the Higher Education Act or any Guarantee Agreement) to collect all payments called for under the terms and provisions of the Financed Student Loans as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable student loans that it services. The Master Servicer shall (or shall cause the applicable Sub-Servicer to) allocate collections with respect to the Financed Student Loans between principal and interest in accordance with Section 5.03. With the written consent of the Administrator, the Master Servicer (or at the direction of the Master Servicer, the related Sub-Servicer) may in its discretion waive any charge or any other fee that may be collected in the ordinary course of servicing a Financed Student Loan. The Master Servicer shall (or shall cause the applicable Sub-Servicers to) remit all collections relating to the Financed Student Loans to the Demand Deposit Account for deposit therein no later than the close of business on the second Business Day after receipt thereof in accordance with Section 5.02.

          (b)  The Master Servicer shall (or shall cause the applicable Sub-Servicer to) make reasonable efforts to claim, pursue and collect all Guarantee Payments from the Guarantors pursuant to the Guarantee Agreements with respect to any of the Financed Guaranteed Loans as and when the same shall become due and payable, shall comply with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments and shall follow such practices and procedures as it follows with respect to all comparable guarantee agreements and student loans that it services. In connection therewith, the Master Servicer is hereby authorized and empowered (or at the direction of the Master Servicer, the related Sub-Servicer is authorized and empowered) to convey to any Guarantor the note and the related Financed Student Loan File representing any Financed Guaranteed Loan in connection with submitting a claim to such Guarantor for a Guarantee Payment in accordance with the terms of the applicable Guarantee Agreement.

          (c)  The Eligible Lender Trustee shall, with the assistance of the Administrator as set forth below and on behalf of the Issuer, make reasonable efforts to claim, pursue and collect all Interest Subsidy Payments and Special Allowance Payments from the Department with respect to any of the Financed Federal Loans as and when the same shall become due and payable, shall comply with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments and shall follow such practices and procedures as the Administrator follows with respect to its own student loans. All amounts so collected by the Eligible Lender Trustee shall constitute Available Funds for the applicable Collection Period and shall be deposited into the Collection Account in accordance with Section 5.02. In connection therewith, the Administrator shall prepare and file with the Department on a timely basis all claims forms and other documents and filings necessary or appropriate in connection with the claiming of Interest Subsidy Payments and Special Allowance Payments on behalf of the Eligible Lender Trustee and shall otherwise assist the Eligible Lender Trustee in pursuing and collecting such Interest Subsidy Payments and Special Allowance Payments from the Department. The Eligible Lender Trustee shall upon the written request of the Administrator furnish the Administrator with any power of attorney and other documents reasonably necessary or appropriate to enable the Administrator to prepare and file such claims forms and other documents and filings.

          The Eligible Lender Trustee may permit trusts, other than the Trust, established by the Seller to securitize student loans to use the Department lender identification number applicable to the Trust. In such event, the Eligible Lender Trustee may claim and collect Interest Subsidy Payments and Special Allowance Payments with respect to Financed Student Loans in the Trust and student loans in such other trusts using such common lender identification number. Notwithstanding anything herein or in the Basic Documents to the contrary, any amounts assessed against payments (including, but not limited to, Interest Subsidy Payments and Special Allowance Payments) due from the Department or any Federal Guarantor to any such other trust using such common lender identification number as a result of amounts (including, but not limited to, the Federal Consolidation Loan Rebate) owing to the Department or any Federal Guarantor from the Trust will be deemed for all purposes hereof and of the Basic Documents (including for purposes of determining amounts paid by the Department or any Federal Guarantor with respect to the student loans in the Trust and such other trust) to have been assessed against the Trust and shall be deducted by the Eligible Lender Trustee or the Master Servicer and paid to such other trust from any collections made by them which would otherwise have been payable to the Collection Account, for the Trust. If so specified in the servicing agreement applicable to any such other trust, any amounts assessed against payments due from the Department or any Federal Guarantor to the Trust as a result of amounts owing to the Department or any Federal Guarantor from such other trust using such common lender identification number will be deemed to have been assessed against such other trust and will be deducted by the Eligible Lender Trustee or the Master Servicer from any collections made by them which would otherwise be payable to the collection account for such other trust and paid to the Trust.

           SECTION 4.03.  Realization upon Financed Student Loans.  For the benefit of the Issuer, the Master Servicer shall (or shall cause the applicable Sub-Servicer to) use reasonable efforts consistent with its customary servicing practices and procedures and including all efforts that may be specified under the Higher Education Act or any applicable Guarantee Agreement in its servicing (or sub-servicing) of any delinquent Financed Student Loans.

           SECTION 4.04.  Computation of Note Interest Rate.  Prior to each Determination Date, the Administrator shall determine each Note Interest Rate that will be applicable to the Distribution Date following such Determination Date, in compliance with its obligation to prepare and deliver an Administrator's Certificate on such Determination Date pursuant to Section 4.08. In connection therewith, the Administrator shall calculate the T-Bill Rate in accordance with the definition thereof calculate Three-Month LIBOR in accordance with the definition thereof and shall also determine the Student Loan Rate with respect to such Distribution Date.

           SECTION 4.05.  No Impairment.  The Master Servicer shall not (nor shall it permit the applicable Sub-Servicer to) impair the rights of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the ecurities Insurer, the Swap Counterparty or the holders of Notes in such Financed Student Loans.

          SECTION 4.06.  Purchase of Financed Student Loans; Reimbursement.  The Eligible Lender Trustee or the Master Servicer (or the applicable Sub-Servicer on its behalf) shall inform the other party as well as the Indenture Trustee, the Securities Insurer, the Swap Counterparty and the Seller promptly, in writing, upon the discovery of any breach pursuant to Section 4.01, 4.02, 4.03 or 4.05. Unless the breach shall have been cured within 60 days following such discovery (or, at the Master Servicer’s election, the last day of the first month following such discovery), the Master Servicer shall purchase any Financed Student Loan in which the interests of the Securities Insurer, the Swap Counterparty or the holders of Notes are materially and adversely affected (in each case unless a Securities Insurer Default has occurred and is continuing) as determined by the Securities Insurer by such breach as of the first day succeeding the end of such 60-day period that is the last day of a Collection Period (it being understood that any such breach that does not affect any Guarantor’s obligation to guarantee payment of such Financed Student Loan in accordance with Guarantee Agreements will not be considered to have a material adverse effect for this purpose). If the Master Servicer takes any action or fails to take any action (including, without limitation, all actions taken or not taken by a Sub-Servicer on its behalf) during any Collection Period pursuant to the sections referred to above that impairs the rights of the Issuer, the Indenture Trustee, the Eligible Lender Trustee, the Securities Insurer, the Swap Counterparty or the holders of Notes in any Financed Student Loan or otherwise than as provided in such sections, the Master Servicer shall purchase such Financed Student Loan as of the last day of such Collection Period. In consideration of the purchase of any such Financed Student Loan pursuant to either of the two preceding sentences, the Master Servicer shall remit the Purchase Amount in the manner specified in Section 5.04. In addition, if any such breach by the Master Servicer (or a Sub-Servicer acting on its behalf) does not trigger such a purchase obligation but does result in the refusal by a Federal Guarantor to guarantee all or a portion of the accrued interest, or the loss (including any obligation of the Issuer to repay to the Department) of certain Interest Subsidy Payments and Special Allowance Payments, with respect to a Financed Federal Loan, then, unless such breach, if curable, is cured within 60 days, the Master Servicer shall reimburse the Issuer by remitting an amount equal to the sum of all such non-guaranteed interest amounts and such forfeited Interest Subsidy Payments and Special Allowance Payments in the manner specified in Section 5.04. Subject to Section 7.02, the sole remedy of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Securities Insurer, Swap Counterparty and the holders of Notes with respect to a breach pursuant to Section 4.01, 4.02, 4.03 or 4.05 shall be to require the Master Servicer to purchase Financed Student Loans or to reimburse the Issuer as provided above pursuant to this Section. The Eligible Lender Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the purchase of any Financed Student Loan or the reimbursement for any interest penalty pursuant to this Section 4.06. Notwithstanding the foregoing, the Master Servicer, at its option, may permit or cause a Sub-Servicer to purchase a Financed Student Loan from the Trust in its stead, in the manner and for the reasons set forth above.

           SECTION 4.07.  Master Servicing Fee.  The Master Servicing Fee for each calendar month payable on each Monthly Servicing Payment Date shall be equal to the amounts determined by reference to the schedule of fees as set forth in the Servicing Fee Schedule, attached hereto as Schedule E.

           SECTION 4.08.  Administrator's Certificate; Servicer's Report.  (a)  On or before (i) the seventh day of each month (or, if any such day is not a Business Day, on the next succeeding Business Day), the Master Servicer shall (or shall cause each Sub-Servicer to) deliver to the Seller a Servicer's Report with respect to the preceding calendar month containing all information necessary for the preparation of the applicable Transfer Agreement (including Schedule A), and (ii) the Closing Date or the fifteenth day of each month (or, if any such day is not a Business Day, on the next succeeding Business Day) or any other Transfer Date, the Master Servicer shall (or shall cause each Sub-Servicer to) deliver to the Administrator a Servicer's Report with respect to the preceding calendar month containing all information necessary for the Administrator's preparation of the Administrator's Officer's Certificate and the Administrator's Certificate covering such calendar month referred to in paragraphs (b) and (c) below.

          (b)  On each Determination Date prior to a Monthly Servicing Payment Date that is not a Distribution Date, the Administrator shall deliver to the Eligible Lender Trustee, the Indenture Trustee, the Securities Insurer, the Swap Counterparty and (if the Seller is not the Administrator) the Seller, an Officer’s Certificate of the Administrator containing all information necessary to pay the Master Servicer the Master Servicing Fee due on such Monthly Servicing Payment Date pursuant to Sections 5.05(b) and 5.06. In addition, on the Business Day preceding each Transfer Date during the Funding Period, the Administrator shall deliver to the Eligible Lender Trustee, the Indenture Trustee, the Securities Insurer and (if the Seller is not the Administrator) the Seller, an Officer’s Certificate of the Administrator containing all information necessary to make the transfers from the Escrow Account and the Pre-Funding Account on such Transfer Date pursuant to Section 5.08.

          (c)  On each Determination Date prior to a Distribution Date, the Administrator shall deliver to the Eligible Lender Trustee, the Indenture Trustee, the Securities Insurer, the Swap Counterparty and (if the Seller is not the Administrator) the Seller, with a copy to the Rating Agencies, an Administrator’s Certificate containing all information necessary to make the distributions pursuant to Sections 5.05, 5.06 and 5.08(c) and (d), if applicable, for the Collection Period preceding the date of such Administrator’s Certificate, as well as (x) the amount of the Net Trust Swap Payment or the Net Trust Swap Receipt (and the related Net Payment or Net Receipt, as applicable), (y) the amount of any Class A-1 Cap Payment and Class A-2 Cap Payment for such Distribution Date, and (z) the amount of any Deficiency Amount and any Preference Amounts, as applicable. In addition, the Administrator shall prepare and deliver to the Indenture Trustee any required Securities Guaranty Insurance Policy Notice to permit the Indenture Trustee to make a claim for an Insured Payment with respect to such Distribution Date under the Securities Guaranty Insurance Policy. Financed Student Loans to be repurchased by the Seller (whether pursuant to Section 2.03 or 3.02), purchased by the Master Servicer (or a Sub-Servicer on its behalf) or acquired by any Guarantor shall be identified by the Administrator by type of loan and borrower social security number with respect to such Financed Student Loan (as specified in Schedule A).

           SECTION 4.09.  Annual Statement as to Compliance; Notice of Default.  (a)  Each of the Administrator and the Master Servicer shall (and the Master Servicer shall cause each Sub-Servicer to) deliver to the Seller, the Eligible Lender Trustee, the Securities Insurer, the Swap Counterparty, and the Indenture Trustee, on or before March 31 of each year beginning March 31, 2001, an Officers' Certificate of the Administrator or Master Servicer (and each Sub-Servicer) as the case may be, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Administrator or the Master Servicer (and each Sub-Servicer on its behalf), as the case may be, during the preceding 12-month period (or, in the case of the first such certificate, during the period from the Closing Date to December 31, 2000) and of its performance under this Agreement (or the related Sub-Servicing Agreement, as applicable) has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Administrator or the Master Servicer (or such Sub-Servicer), as the case may be, has fulfilled all its obligations under this Agreement and the Administration Agreement (or the related Sub-Servicing Agreement), as applicable, throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Indenture Trustee shall send a copy of each such Officers' Certificate and each report referred to in Section 4.10 to the Rating Agencies. A copy of each such Officers' Certificate and each report referred to in Section 4.10 may be obtained by any holder of Notes or Note Owner by a request in writing to the Eligible Lender Trustee addressed to its Corporate Trust Office, together with evidence satisfactory to the Eligible Lender Trustee that such Person is one of the foregoing parties. Upon the telephone request of the Eligible Lender Trustee, the Indenture Trustee will promptly furnish the Eligible Lender Trustee a list of holders of Notes as of the date specified by the Eligible Lender Trustee.

          (b)  The Master Servicer shall deliver to the Eligible Lender Trustee, the Indenture Trustee, the Seller, the Securities Insurer, the Swap Counterparty and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers’ Certificate of the Master Servicer of any event which with the giving of notice or lapse of time, or both, would become a Master Servicer Default under Section 8.01(a)(1) or (2) or would cause Key Bank USA, National Association, to fail to meet the definition of an Eligible Institution.

          (c)  The Administrator shall deliver to the Eligible Lender Trustee, the Indenture Trustee, the Master Servicer, the Securities Insurer, the Swap Counterparty and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers’ Certificate of the Administrator of any event which with the giving of notice or lapse of time, or both, would become an Administrator Default under Section 8.01(b)(1) or (2) or would cause Key Bank USA, National Association, to fail to meet the definition of an Eligible Institution.

           SECTION 4.10.  Annual Independent Certified Public Accountants' Report.  Each of the Administrator and the Master Servicer shall (or the Master Servicer shall cause each Sub-Servicer to) cause a firm of independent certified public accountants, which may also render other services to the Administrator or the Master Servicer (or such Sub-Servicer), as the case may be, to deliver to the Seller, the Eligible Lender Trustee, the Securities Insurer, the Swap Counterparty and the Indenture Trustee on or before March 31 of each year beginning March 31, 2002, (a) a report expressing a summary of findings based upon a comparison of the mathematical calculations of certain amounts set forth in the Servicer's Reports during the preceding calendar year (or, in the case of the first such report, the period from the Closing Date to December 31, 2001) with the Master Servicer's (or such Sub-Servicer's) computer reports that were the source of such amounts and a report with regard to the assertions by the Master Servicer's (or such Sub-Servicer's) management about the Master Servicer's (or such Sub-Servicer's) compliance with the provisions of this Agreement set forth on Schedule D hereto during the preceding calendar year (or, in the case of the first such report, the period from the Closing Date to December 31, 2001); provided that such firm will perform its examination in accordance with the Audit Guide, Compliance Audits (Attestation Engagements) for Lenders and Lender Servicers Participating in the Federal Family Education Loan Program (Audit Guide), issued by the U.S. Department of Education, Office of Inspector General, dated October 1996 or as subsequently revised; and (b) a report addressed to the Master Servicer (and the related Sub-Servicer), the Seller, the Eligible Lender Trustee, the Indenture Trustee, the Securities Insurer, the Swap Counterparty and each Rating Agency to the effect that (i) such accountants have relied upon the assertions by the Master Servicer's (or such Sub-Servicer's) management about the Master Servicer's (or such Sub-Servicer's) compliance with this Agreement (or the related Sub-Servicing Agreement) during the preceding calendar year (or, in the case of the first such report, during the period from the Closing Date to December 31, 2001) and (ii) in such accountants' opinion, such assertions are fairly stated in all material respects, except for such exceptions as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such report. In the event such firm requires the Indenture Trustee and the Eligible Lender Trustee to agree to the procedures performed by such firm, the Master Servicer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee and the Eligible Lender Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Master Servicer, and the Indenture Trustee and the Eligible Lender Trustee make no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

           Such report will also indicate that the firm is independent of the Administrator or the Master Servicer (or such Sub-Servicer), as the case may be, within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

           SECTION 4.11.  Access to Certain Documentation and Information Regarding Financed Student Loans.  Upon reasonable prior notice, the Master Servicer shall (or shall cause the Sub-Servicers to) provide to the Securities Insurer, the Swap Counterparty and the holders of Notes access to the Financed Student Loan Files in such cases where the Securities Insurer, the Swap Counterparty or the holders of Notes shall be required by applicable statutes or regulations to review such documentation, as demonstrated by evidence satisfactory to the Master Servicer (and the applicable Sub-Servicer under the related Sub-Servicing Agreement) in its (or their) reasonable judgment. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Master Servicer (or the applicable Sub-Servicer). Nothing in this Section shall affect the obligation of the Master Servicer (or the applicable Sub-Servicer on its behalf) to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Master Servicer (or the applicable Sub-Servicer) to provide access to information as a result of such obligation shall not constitute a breach of this Section.

           SECTION 4.12.  Master Servicer and Administrator Expenses.  The Master Servicer and the Administrator shall be severally required to pay or cause to be paid all expenses incurred by it (or its agents acting on its behalf) in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Master Servicer or the Administrator, as the case may be, and expenses incurred in connection with distributions and reports to the Administrator, the Securities Insurer, the Swap Counterparty, the Eligible Lender Trustee, or to the holders of Notes, as the case may be.

          SECTION 4.13.  Appointment of Sub-Servicers.  The Master Servicer may at any time, (i) upon the written consent of the Administrator and (provided that no Securities Insurer Default has occurred and is continuing) the Securities Insurer, appoint one or more Sub-Servicers to perform all or any portion of its obligations as Master Servicer hereunder, provided, that the Rating Agency Condition shall have been satisfied in connection therewith, and (ii) without notice or consent, delegate specific duties to sub-contractors who are in the business of performing such duties; provided, however, that the Master Servicer shall remain obligated and be liable to the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Securities Insurer and the holders of Notes for the servicing and administering of the Financed Student Loans, in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Sub-Servicer or other delegation of such duties and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Financed Student Loans. The fees and expenses of each Sub-Servicer (and any such sub-contractors) shall be as agreed between the Master Servicer and the applicable Sub-Servicer or a sub-contractor from time to time and none of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Securities Insurer, the Swap Counterparty or the holders of Notes shall have any responsibility therefor. The parties hereto and the Securities Insurer hereby acknowledge and consent to the appointment of PHEAA and Great Lakes as the initial Sub-Servicers (and custodians of the Financed Student Loans each such Sub-Servicer is servicing) pursuant to the PHEAA Sub-Servicing Agreement and the Great Lakes Sub-Servicing Agreement, respectively, and acknowledge that the requirements of this Section 4.13 are deemed to have been met with respect to PHEAA and Great Lakes. The Master Servicer hereby agrees to obtain the approval of the Securities Insurer with the respect to the appointment of any additional or replacement Sub-Servicer, to the extent the identity of such proposed new Sub-Servicer has not been included in the letter agreement, dated the Closing Date, between the Master Servicer and the Securities Insurer (provided that no Securities Insurer Default has occurred and is continuing). In addition, the prior written consent of the Securities Insurer (provided that no Securities Insurer Default has occurred and is continuing) is required for any sub-servicing agreement not substantially in the form of either the Great Lakes Sub-Servicing Agreement or the PHEAA Sub-Servicing Agreement.

           SECTION 4.14.  Special Programs.  The Master Servicer may at its option, but is under no obligation to, offer (and may permit the Sub-Servicers to offer) borrowers of the Financed Student Loans certain special incentive programs, whether or not in existence as of the date of this Agreement, generally offered to the obligors of comparable loans owned by the Seller; provided, however, that to the extent such programs are: (a) not in existence as of the date of this Agreement and are not required by the Higher Education Act (in the case of the Financed Federal Loans), or (b) not part of the special incentive program designated as the "Keys2Repay Program" by the Seller, and have the effect of reducing the yield on the Financed Student Loans (either by reducing borrower payments or reducing principal balance), such special programs shall be applied to borrowers of Financed Student Loans only if and to the extent the Issuer receives payment from the Seller in an amount sufficient to offset such reduction of yield netted against any payments owed by the Trust to the Seller pursuant to this Agreement.

           SECTION 4.15.  Maintenance of Fidelity Bond and Errors and Omission Policy.  The Master Servicer shall maintain in full force and effect, at such time as its long-term debt is rated less than A- by Fitch, A- by S&P or A3 by Moody's, a policy or policies of insurance covering errors and omissions and a fidelity bond in respect of its officers, employees and agents. Such policy or policies and such fidelity bond shall be in such form and amounts as is generally customary among Persons that service a portfolio of student loans having an aggregate principal amount of $100,000,000 or more and that are generally regarded as servicers acceptable to institutional investors.

ARTICLE V

Distributions; Accounts;
Statements to Noteholders

           SECTION 5.01.  Establishment of Trust Accounts.  (a)  (i) The Administrator, for the benefit of the Issuer, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Issuer, the Securities Insurer and the Swap Counterparty. The Collection Account will initially be established as a segregated trust account at KeyBank National Association in the name of the Indenture Trustee. The Seller will make an initial deposit into the Collection Account on the Closing Date of cash or certain Eligible Investments equal to $7,448,861.

           (ii)  The Administrator, for the benefit of the Issuer, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Issuer, the Securities Insurer and the Swap Counterparty. The Reserve Account will initially be established as a segregated trust account at KeyBank National Association in the name of the Indenture Trustee.

           (iii)  The Administrator, for the benefit of the Issuer, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Pre-Funding Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Issuer, the Swap Counterparty and the Securities Insurer. The Pre-Funding Account will initially be established as a segregated trust account at KeyBank National Association in the name of the Indenture Trustee.

           (iv)  The Administrator, for the benefit of the Issuer, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Escrow Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Issuer, the Swap Counterparty and the Securities Insurer. The Escrow Account will initially be established as a segregated trust account at KeyBank National Association in the name of the Indenture Trustee.

          (v)  The Administrator, for the benefit of the Issuer, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Cap Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Issuer, the Swap Counterparty and the Securities Insurer. The Cap Account will initially be established as a segregated trust account at KeyBank National Association in the name of the Indenture Trustee.

           (vi)  The Administrator, for the benefit of the Issuer, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Demand Deposit Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Issuer, the Swap Counterparty and the Securities Insurer. The Demand Deposit Account will initially be established as a segregated trust account at KeyBank National Association in the name of the Indenture Trustee.

          (b)   Funds on deposit in the Collection Account, the Reserve Account, the Pre-Funding Account, the Cap Account, the Demand Deposit Account and the Escrow Account (collectively, the “Trust Accounts”) shall be invested by the Indenture Trustee (or any custodian or designated agent with respect to any amounts on deposit in such accounts) in Eligible Investments pursuant to written instructions by the Administrator; provided, however, it is understood and agreed that neither the Administrator nor the Indenture Trustee shall be liable for any loss arising from such investment in Eligible Investments. All such Eligible Investments shall be held by (or by any custodian on behalf of) the Indenture Trustee for the benefit of the Issuer; provided that on the Business Day preceding each Distribution Date all interest and other investment income (net of losses and investment expenses) on funds on deposit therein shall be deposited into the Collection Account and shall constitute a portion of the Available Funds for such Distribution Date. Other than as described in the following proviso or as otherwise permitted by the Rating Agencies, funds on deposit in the Trust Accounts shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day preceding the following Distribution Date; provided, however, that funds on deposit in Trust Accounts may, and all funds on deposit in the Cap Account shall, be invested in Eligible Investments of the Indenture Trustee which may mature so that such funds will be available on such Distribution Date. Funds deposited in a Trust Account on a Business Day which immediately precedes a Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight.

          (c)  (i) The Indenture Trustee, on behalf of the Noteholders, the Securities Insurer and the Swap Counterparty, shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Indenture Trust Estate. Subject to the Administrator’s power to instruct the Indenture Trustee pursuant to paragraph (b) above and paragraph (c)(iii) below, the Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders, the Securities Insurer and the Swap Counterparty. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Administrator on its behalf) agrees, by its acceptance hereto, that it shall within 5 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency and the Securities Insurer (provided that no Securities Insurer Default has occurred and is continuing) may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. In connection with the foregoing, the Administrator agrees that, in the event that any of the Trust Accounts are not accounts with the Indenture Trustee, the Administrator shall notify the Indenture Trustee, the Securities Insurer and the Swap Counterparty, in writing, promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account. In the event that Key Bank USA National Association is no longer the Administrator and the Master Servicer, the Indenture Trustee shall, at the written direction of the Securities Insurer (provided that no Securities Insurer Default has occurred and is continuing), establish new Trust Accounts at an institution other than Key Bank USA National Association.

(ii) With respect to the Trust Account Property, the Indenture Trustee agrees, by its acceptance hereof, that:

           (A)  any Trust Account Property that is held in deposit accounts shall be held solely in Eligible Deposit Accounts, subject to the last sentence of Section 5.01(c)(i); and, subject to Section 5.01(b), each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

           (B)  any Trust Account Property shall be Delivered to the Indenture Trustee in accordance with the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Indenture Trustee or such other Person acting solely for the Indenture Trustee as required for Delivery;

           (C)  In the event that the Indenture Trustee, in its capacity as securities intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Trust Accounts or any security entitlement credited thereto, the Indenture Trustee, in its capacity as securities intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Indenture Trustee. The financial assets and other items deposited to the Trust Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Indenture Trustee (except that the Indenture Trustee, in its capacity as securities intermediary may set off (i) the face amount of any checks which have been credited to the Trust Accounts but are subsequently returned unpaid because of uncollected or insufficient funds, and (ii) provided that a Securities Insurer Default has occurred and is continuing or the Securities Insurer has been removed pursuant to Section 8A.5 of the Indenture, all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Trust Accounts.

           (iii)  The Administrator shall have the power, revocable for cause or upon the occurrence and during the continuance of an Administrator Default by the Indenture Trustee or the Securities Insurer or by the Eligible Lender Trustee with the consent of the Indenture Trustee and the Securities Insurer, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Master Servicer, the Administrator or the Eligible Lender Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

           SECTION 5.02.  Collections.  The Master Servicer shall (or shall cause the applicable Sub-Servicers to) remit within two Business Days of receipt thereof to the Demand Deposit Account all payments by or on behalf of the Obligors with respect to the Financed Student Loans (other than Purchased Student Loans), and all Liquidation Proceeds and Recoveries, as collected during the Collection Period and the Administrator shall instruct the Indenture Trustee in writing to transfer all Available Funds on deposit in the Demand Deposit Account into the Collection Account on the Business Day immediately prior to the next following Distribution Date; provided, however, that, notwithstanding the foregoing, on or before the Business Day preceding each Monthly Servicing Payment Date that is not a Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to deposit into the Collection Account from the Demand Deposit Account (i) Guarantee Payments made by TERI in excess of the Maximum TERI Payments Amount and (ii) that portion of such amounts received by it that is equal to the Master Servicing Fee payable on such date. For purposes of this Article V, the phrase "payments by or on behalf of Obligors" shall mean payments made with respect to the Financed Student Loans by or on behalf of borrowers thereof and the Guarantors (but excluding the Department).

           SECTION 5.03.  Application of Collections.  (a)  With respect to each Financed Student Loan, all collections (including all Guarantee Payments, but subject to the Maximum TERI Payments Amount with respect to TERI Guarantee Payments) with respect thereto for the Collection Period shall be applied to interest and principal on such Financed Student Loan by the Master Servicer (or the applicable Sub-Servicer on its behalf) in accordance with its customary practice by allocating to interest the portion of such collection equal to the product of (A) the applicable interest rate on such Financed Student Loan, (B) the unpaid principal balance of such Financed Student Loan and (C) the period of time elapsed since the preceding payment of interest on such Financed Student Loan was made (over the actual number of days in a year) ("Interest Collections") and by allocating the remainder of such collection to principal.

           (b)  All Liquidation Proceeds shall be applied to the related Financed Student Loan.

           SECTION 5.04.  Additional Deposits.  (a)  Within two Business Days after receipt thereof, the Eligible Lender Trustee shall deposit in the Demand Deposit Account the aggregate amount of Interest Subsidy Payments and Special Allowance Payments received by it with respect to the Financed Federal Loans. The Master Servicer shall (or shall cause the applicable Sub-Servicers to) deposit in the Demand Deposit Account the aggregate Purchase Amount with respect to Purchased Student Loans and all other amounts to be paid by the Master Servicer under Section 4.06 when such amounts are due, and the Seller shall deposit or cause to be deposited therein the aggregate Purchase Amount with respect to Purchased Student Loans and all other amounts to be paid by the Seller under Sections 3.02 and 9.01 when such amounts are due.

           (b)  The Indenture Trustee shall remit to the Collection Account all Insured Payments delivered pursuant to a Securities Guaranty Insurance Policy Notice on the date of receipt thereof from the Securities Insurer; provided that all Insured Payments shall be distributed only to the Noteholders in accordance with the terms of the Securities Guaranty Insurance Policy and such amounts may not be applied in any other manner.

          (c)  (i) On the Determination Date preceding each Distribution Date prior to the termination of the Cap Agreement, the Administrator, in its capacity as calculation agent under the Cap Agreement, shall determine the amount, if any, of the Class A-1 Cap Payment and Class A-2 Cap Payment for such Distribution Date and shall instruct the Cap Provider to deposit such amounts into the Cap Account on the Business Day prior to such Distribution Date. In addition, upon the occurrence of an event of default under the Cap Agreement or an early termination of the Cap Agreement, the Administrator shall instruct the Cap Provider to deposit the amount of any termination payment into the Cap Account.

          (ii)  On the Determination Date preceding each Distribution Date prior to the termination of the Interest Rate Swap, the Administrator, in its capacity as calculation agent under the Interest Rate Swap, shall determine the amount, if any, of the Net Trust Swap Payment, the Net Trust Swap Payment Carryover Shortfall, the Net Trust Swap Receipt and the Net Trust Swap Receipt Carryover Shortfall for such Distribution Date. The Administrator on the related Determination Date shall either (I) instruct the Indenture Trustee, on behalf of the Trust, to make a distribution to the Swap Counterparty on the related Distribution Date, in an amount equal to the excess of the amount of the Trust Swap Payment Amount over amount of the Trust Swap Receipt Amount (the “Net Payment”), in the priority set forth in Section 5.05(c)(v) below, or (II) instruct the Swap Counterparty to deposit an amount equal to the excess of the amount of the Trust Swap Receipt Amount over amount of the Trust Swap Payment Amount (the “Net Receipt”) into the Collection Account on each Distribution Date. In addition, upon the occurrence of an event of default under the Interest Rate Swap or an early termination of the Interest Rate Swap, the Administrator shall either instruct the Swap Counterparty to deposit the amount of any Termination Payment owed to the Trust into the Collection Account or instruct the Indenture Trustee to make any Termination Payment owed to the Swap Counterparty, in the priority set forth in either Section 5.05(c)(v) or 5.05(c)(xi), as applicable.

           SECTION 5.05.  Distributions.  (a)  On each Determination Date, the Administrator shall calculate all amounts required to determine the amounts to be transferred from the Demand Deposit Account and the other Trust Accounts into the Collection Account, the amounts to be distributed therefrom on the related Monthly Servicing Payment Date or Distribution Date, the Class A-1 Cap Payment, Class A-2 Cap Payment and Class A Cap Funds, if any, and the amounts owed under the Interest Rate Swap, pursuant to Section 5.04(c)(ii) above. The Administrator, in its capacity as calculation agent under the Administration Agreement, shall instruct the Indenture Trustee in writing (based on the information contained in the Administrator's Certificate delivered pursuant to Section 4.08(a)), to withdraw from the Cap Account the amount of any Class A Cap Funds and to distribute such amounts to the Noteholders on the related Distribution Date as provided in Section 5.05(c).

          (b)  On each Monthly Servicing Payment Date that is not a Distribution Date, the Administrator shall instruct the Indenture Trustee in writing (based on the information contained in the Administrator’s Officer’s Certificate and each related Servicer’s Report delivered pursuant to Section 4.08(a) and (b)) to distribute (i) to the Seller any amounts on deposit in the Collection Account which consist of Guarantee Payments made by TERI in excess of the Maximum TERI Payments Amount and (ii) to the Master Servicer by 11:00 a.m. (New York time), from and to the extent of the Available Funds on deposit in the Collection Account the Master Servicing Fee due with respect to the preceding calendar month and all unpaid Master Servicing Fees from prior months, and the Indenture Trustee shall comply with such instructions.

          (c)  On each Distribution Date, the Administrator shall instruct the Indenture Trustee in writing (based on the information contained in the Administrator’s Certificate and each related Servicer’s Report delivered pursuant to Section 4.08(a) and (c)) to make the following deposits and distributions to the Persons or to the account specified below by 11:00 a.m. (New York time), to the extent of the amount of Available Funds in the Collection Account, in the following order of priority and the Indenture Trustee shall comply with such instructions:

(i) to the Seller, any amounts on deposit in the Collection Account which consist of Guarantee Payments made by TERI in excess of the Maximum TERI Payments Amount;

(ii) to the Master Servicer, the Master Servicing Fee due with respect to the preceding calendar month and all unpaid Master Servicing Fees from prior months;

           (iii)  to the Administrator, from the amount of Available Funds remaining after the application of clauses (i) and (ii), the Administration Fee and all unpaid Administration Fees from prior Collection Periods;

           (iv)  to the Securities Insurer, from the amount of Available Funds remaining after application of clauses (i), (ii) and (iii) and provided that a Securities Insurer Default has not occurred and is continuing, the Insurer Premium and all unpaid Insurer Premiums from prior collection periods;

           (v)  from the amount of Available Funds remaining after the application of clauses (i) through (iv), (x) to the holders of the Class A Notes, the Noteholders’ Interest Distribution Amount for the Class A-1 Notes and Class A-2 Notes pursuant to Section 8.02(c)(i) of the Indenture, and (y) and to the Swap Counterparty, the Net Payment, if any, for such Distribution Date, and the remainder of any Termination Payment resulting from an Event of Default (as defined in the Interest Rate Swap) to the extent that the Trust is the Defaulting Party (as defined in the Interest Rate Swap) (other than an Event of Default specified in Section 5(a)(i) of the Interest Rate Swap), pro rata, based on the ratio of each such amount to the total of such amounts;

           (vi)  to the Securities Insurer, from the amount of Available Funds remaining after application of clauses (i) through (v), and provided that a Securities Insurer Default has not occurred and is continuing, reimbursement for all amounts owed pursuant to draws with respect to any payments of interest under the Securities Guaranty Insurance Policy, plus interest thereon as determined in accordance with the Insurance Agreement;

           (vii)  to the Reserve Account from the amount of Available Funds remaining after the application of clauses (i) through (vi), an amount, up to the amount, if any, necessary to reinstate the balance of the Reserve Account up to the Specified Reserve Account Balance;

           (viii)  from the amount of Available Funds remaining after the application of clauses (i) through (vii), sequentially in the following order: first, to the holders of the Class A-1 Notes, the Noteholders’ Principal Distribution Amount as set forth in Section 8.02(c)(ii) of the Indenture, until their outstanding principal balance has been reduced to zero, second, to the Securities Insurer, provided that a Securities Insurer Default has not occurred and is continuing, reimbursement for all amounts owed pursuant to draws with respect to any payments of principal under the Securities Guaranty Insurance Policy made to the holders of the Class A-1 Notes, plus interest thereon in accordance with the Insurance Agreement, third, to the holders of the Class A-2 Notes, the Noteholders’ Principal Distribution Amount as set forth in Section 8.02(c)(ii) of the Indenture, until their outstanding principal balance has been reduced to zero, and fourth, to the Securities Insurer, provided that a Securities Insurer Default has not occurred and is continuing, reimbursement for all amounts owed pursuant to draws with respect to any payments of principal under the Securities Guaranty Insurance Policy made to the holders of the Class A-2 Notes, plus interest thereon in accordance with the Insurance Agreement;

           (ix)  to the Securities Insurer, from the amount of Available Funds remaining after application of clauses (i) through (viii), an amount equal to all unreimbursed Insured Payments made on prior Distribution Dates, together with accrued interest thereon, to the extent not previously reimbursed above, and all other amounts owed to the Securities Insurer under the Insurance Agreement;

           (x)  to the holders of the Class A Notes on a pro rata basis, based on the amount of Noteholders' Interest Index Carryover owing on each class of Class A Notes, from (1) the amount of Available Funds remaining after the application of clauses (i) through (ix) and (2) the Class A Cap Funds, if any, the aggregate unpaid amount of Noteholders' Interest Index Carryover, if any, with respect to the Class A Notes;

          (xi)  to the Swap Counterparty, from the amount of Available Funds remaining after the application of clauses (i) through (x), all Termination Payments and other amounts due to the Swap Counterparty under the Interest Rate Swap, to the extent not paid pursuant to clause (v) above;

           (xii)  to the Cap Provider, from the amount of Available Funds remaining after the application of clauses (i) through (xi), an amount sufficient to reimburse the Cap Provider for all Class A-1 Cap Payments and Class A-2 Cap Payments made by the Cap Provider under the Cap Agreement and not previously reimbursed; and

(xiii) the Eligible Lender Trustee on behalf of the holders of Certificates, the amount of Available Funds remaining after the application of clauses (i) through (xii).

           (d)  On the Special Redemption Date the Indenture Trustee shall distribute the amounts remaining on deposit in the Subsequent Pool Prefunding Subaccount to the Class A-1 and/or Class A-2 Noteholders in accordance with the priorities set forth in Section 5.08(c)(i)(x) or (y), as applicable.

           SECTION 5.06.  Reserve Account.  (a) On the Closing Date, the Seller shall deposit the Reserve Account Initial Deposit into the Reserve Account. On the Closing Date, the Reserve Account Initial Deposit will equal the Specified Reserve Account Balance as of the Closing Date.

          (b)  (i) In the event that the Master Servicing Fee for any Monthly Servicing Payment Date or Distribution Date exceeds the amount distributed to the Master Servicer pursuant to Sections 5.05(b)(ii) and 5.05(c)(ii) on such Monthly Servicing Payment Date or Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Reserve Account on such Monthly Servicing Payment Date or Distribution Date an amount equal to such excess, to the extent of funds available therein, and to distribute such amount to the Master Servicer.

           (ii)   In the event that the Administration Fee for any Distribution Date exceeds the amount distributed to the Administrator pursuant to Section 5.05(c)(iii) on such Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Reserve Account on each Distribution Date an amount equal to such excess, to the extent of funds available therein after giving effect to paragraph (b)(i) above, and to distribute such amount to the Administrator.

           (iii)   In the event that the amounts due to the Securities Insurer for the Insurer Premium for any Distribution Date exceeds the amount distributed to the Securities Insurer pursuant to Section 5.05(c)(iv) on such Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Reserve Account on each Distribution Date (provided that no Securities Insurer Default has occurred and is continuing) an amount equal to such excess, to the extent of funds available therein after giving effect to paragraphs (b)(i) and b(ii) above, and to distribute such amount to the Securities Insurer.

(iv) [RESERVED]

           (v)   In the event that the Noteholders’ Interest Distribution Amount with respect to the Class A Notes or the Net Payment (and the remainder of any Termination Payment resulting from an Event of Default (as defined in the Interest Rate Swap) to the extent that the Trust is the Defaulting Party (as defined in the Interest Rate Swap) (other than an Event of Default specified in Section 5(a)(i) of the Interest Rate Swap)), if any, due the Swap Counterparty, for a Distribution Date exceeds the amount distributed to the holders of the Class A Notes and the Swap Counterparty, as applicable, pursuant to Section 5.05(c)(v) on such Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Reserve Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein after giving effect to paragraph (b)(i), b(ii) and b(iii) above, and to distribute such amount pro rata (based on the amount of such excess allocable to the holders of the Class A Notes on the one hand and the Swap Counterparty on the other hand) to (x) the holders of Notes entitled thereto in the same order and priority as is set forth in Section 5.05(c)(v), and (y) to the Swap Counterparty; provided, however, that, amounts on deposit in the Reserve Account will not be available to cover any unpaid Noteholders’ Interest Index Carryover with respect to the Class A Notes.

           (vi)   In the event and to the extent that on any Distribution Date, there is a Realized Loss Amount, the Administrator shall instruct the Indenture Trustee in writing on such date to withdraw from the Reserve Account on such date an amount equal to such Realized Loss Amount, to the extent of funds available therein, after giving effect to paragraphs (b)(i) through (b)(v) above, and to distribute such amounts, in the order of priority set forth in Section 5.05(c)(viii).

           (vii)  In the event that on the Final Maturity Date for the Class A-1 Notes, the outstanding principal balance of the Class A-1 Notes (prior to giving effect to any distribution of principal thereon on such date) exceeds the amount of principal distributed to the holders of the Class A-1 Notes on such date pursuant to Section 5.05(c)(viii), the Administrator shall instruct the Indenture Trustee in writing on such date to withdraw from the Reserve Account on such date an amount equal to such excess, to the extent of funds available therein, after giving effect to paragraphs (b)(i) through (b)(vi) above and to distribute such amount to the holders of the Class A-1 Notes, in the same order and priority as is set forth in Section 5.05(c)(viii).

           (viii)  In the event that on the Final Maturity Date for the Class A-2 Notes the outstanding principal balance of the Class A-2 Notes (prior to giving effect to any distribution of principal thereon on such date), exceeds the amount of principal distributed to the holders of the Class A-2 Notes on such date pursuant to Section 5.05(c)(viii), the Administrator shall instruct the Indenture Trustee in writing on such date to withdraw from the Reserve Account on such date an amount equal to such excess, to the extent of funds available therein, after giving effect to paragraphs (b)(i) through (b)(vii) above, and to distribute such amount to the holders of the Class A-2 Notes, in the same order and priority as set forth in Section 5.05(c)(viii).

           (c)  [RESERVED]

          (d) If the amount on deposit in the Reserve Account on any Distribution Date (without giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to deposit the amount of such excess into the Collection Account for distribution on such Distribution Date.

          (e) Following the payment in full of the aggregate outstanding principal balance of the Notes and of all other amounts owing or to be distributed hereunder or under the Indenture or the Trust Agreement to holders of Notes, the Securities Insurer, the Swap Counterparty, the Master Servicer or the Administrator (including any Noteholders’ Interest Index Carryover), or under the Insurance Agreement to the Securities Insurer, or under the Interest Rate Swap to the Swap Counterparty and the termination of the Trust, any amount remaining on deposit in the Reserve Account shall be distributed to the Seller. The Seller shall in no event be required to refund any amounts properly distributed pursuant to this Section 5.06(e).

           SECTION 5.07.  Statements to Noteholders.  On each Determination Date preceding a Distribution Date, the Administrator shall provide to the Indenture Trustee (with a copy to the Securities Insurer, the Swap Counterparty, the Eligible Lender Trustee and the Rating Agencies) for the Indenture Trustee to forward on such succeeding Distribution Date to each holder of record of the Notes a statement substantially in the form of Exhibit A, setting forth at least the following information as to the Notes, to the extent applicable:

(i) the amount of the distribution allocable to principal of each of the Class A-1 Notes and the Class A-2 Notes;

           (ii)   the amount of the distribution allocable to interest on each of the Class A-1 Notes and the Class A-2 Notes, together with the interest rates applicable with respect thereto (indicating whether such interest rates are based on (x) the T-Bill Rate, in the case of T-Bill Indexed Securities or Three-Month LIBOR in the case of LIBOR Indexed Securities or (y) the Student Loan Rate and specifying what each such interest rate would have been if it had been calculated using the alternate basis;

          (iii)   the amount of (A) any Class A-1 Cap Payment and Class A-2 Cap Payment on such Distribution Date and (B) the distribution, if any, allocable to any Noteholders’ Interest Index Carryover with respect to each Class of Notes together with the outstanding amount, if any, of each thereof after giving effect to any such distribution;

(iv) the Pool Balance as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported as described in clause (i) above;

          (v)  the aggregate outstanding principal balance of each class of Notes, and each Pool Factor as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (i) above;

           (vi)  the amount of (a) the Master Servicing Fee paid to the Master Servicer, (b) the amount of the Administration Fee paid to the Administrator, and (c) the Insurer Premium paid to the Securities Insurer, respectively, with respect to such Collection Period;

           (vii)  the amount of the aggregate Realized Losses, if any, for such Collection Period and the balance of Financed Student Loans that are delinquent in each delinquency period as of the end of such Collection Period;

(viii) the amounts of any Insured Payments made under the Securities Guaranty Insurance Policy;

           (ix)  the balance of the Reserve Account on such Distribution Date, after giving effect to changes therein on such Distribution Date and the amount of any Interest and Expense Draw, any Realized Loss Draw on such Distribution Date;

           (x)  the amount of any payments received or made by the Trust under the Interest Rate Swap on such Distribution Date, and the aggregate amount, if any, either owed to or owed by the Swap Counterparty with respect to amounts not paid or received by the Trust on previous Distribution Dates, including, any Termination Payments, if applicable; and

(xi) the amount, if any, paid to the Securities Insurer, as reimbursement for any Insured Payments and accrued interest thereon, or otherwise pursuant to the Insurance Agreement;

(xii) for Distribution Dates during the Funding Period, the remaining Pre-Funded Amount on such Distribution Date, after giving effect to changes therein during the related Collection Period;

           (xiii)   for the Special Redemption Date, the Subsequent Pool Pre-Funded Amount, if any, remaining in the Subsequent Pool Pre-Funding Subaccount that has not been used to acquire Subsequent Pool Student Loans and is being paid out to the holders of the Notes; and

           (xiv)   for the first Distribution Date on or following the end of the Funding Period, the amount of any remaining Pre-Funded Amount that has not been used to make Additional Fundings and is being paid out to the holders of the Notes.

Each amount set forth pursuant to clauses (i), (ii), (iii), (v) and (vi) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Note. A copy of the statements referred to above may be obtained by any Note Owner by a written request to the Indenture Trustee, respectively, addressed to the respective Corporate Trust Office.

           SECTION 5.08.  Pre-Funding Account.  (a)  On the Closing Date, the Seller will deposit in the Pre-Funding Account $73,055,411 from the net proceeds of the sale of the Notes. A portion of the amount on deposit in the Pre-Funding Account equal to $38,055,411 (the "Subsequent Pool Pre-Funded Amount") will be credited on the Closing Date to a designated subaccount maintained by the Indenture Trustee within the Pre-Funding Account (the "Subsequent Pool Pre-Funding Subaccount"). The remainder of the amount on deposit in the Pre-Funding Account equal to $35,000,000 will be credited on the Closing Date to a designated subaccount maintained by the Indenture Trustee within the Pre-Funding Account (the "Other Additional Pre-Funding Subaccount"). No funds in the Other Additional Pre-Funding Subaccount may be used to purchase Subsequent Pool Student Loans until the Subsequent Pool Pre-Funded Amount has been reduced to zero. On each Transfer Date during the Funding Period on which Subsequent Pool Student Loans are to be conveyed to the Eligible Lender Trustee on behalf of the Issuer, the Administrator shall instruct the Indenture Trustee in writing to withdraw an amount equal to 100% of the sum of (x) the principal balance of, plus (y) to the extent capitalized or to be capitalized, accrued interest on, such Subsequent Pool Student Loans, first from the Subsequent Pool Pre-Funding Subaccount until the Subsequent Pool Pre-Funded Amount has been reduced to zero and then any remainder from the Other Additional Pre-Funding Subaccount. On each Transfer Date during the Funding Period on which Other Subsequent Student Loans are to be conveyed to the Eligible Lender Trustee on behalf of the Issuer, the Administrator shall instruct the Indenture Trustee in writing to withdraw an amount equal to 100.00% of the sum of (x) the principal balance of, plus (y) to the extent capitalized or to be capitalized, accrued interest on, such Other Subsequent Student Loans (each sum of clauses (x) and (y) set forth in this sentence and the previous sentence being, a "Transferred Balance"), first from the Escrow Account until all amounts deposited therein during the calendar month immediately preceding the Transfer Date have been reduced to zero and then any remainder from the Other Additional Pre-Funding Subaccount. The Administrator shall instruct the Indenture Trustee in writing to distribute any Transferred Balance to or upon the order of the Seller upon satisfaction of the conditions set forth in Section 2.02(b) with respect to such transfer. On each Transfer Date on which Guarantee Fee Advances are to be conveyed to the Eligible Lender Trustee on behalf of the Issuer, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Other Additional Pre-Funding Subaccount an amount equal to the principal balance of such Guarantee Fee Advances and to distribute such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in Section 2.02(b) with respect to such transfer of Guarantee Fee Advances.

           (b)  In the event that any funds deposited in the Escrow Account during the calendar month immediately preceding any Transfer Date remain on deposit therein on such Transfer Date, after giving effect to all Additional Fundings to be made with respect to such Transfer Date pursuant to paragraph (a) above, the Indenture Trustee shall transfer such remaining funds from the Escrow Account to the Collection Account and such funds shall be considered collections with respect to the Financed Student Loans.

           (c)  (i)  If as of the Special Determination Date (after giving effect to all Additional Fundings on such date) the Subsequent Pool Pre-Funded Amount has not been reduced to zero, the Administrator shall instruct the Indenture Trustee in writing pursuant to Section 4.08(c) to withdraw from the Subsequent Pool Pre-Funding Subaccount on the Special Redemption Date the remaining Subsequent Pool Pre-Funded Amount on deposit in such subaccount and, (x) if such amount is greater than $10,000,000, distribute the applicable Noteholders’ Percentage of such amount to the holders of Class A-1 Notes and Class A-2 Notes, on a pro rata basis based on the aggregate initial principal amounts of the Class A-1 Notes and the Class A-2 Notes, as a payment of principal, and (y) if such amount is $10,000,000 or less, distribute such amount to the holders of Class A-1 Notes as a payment of principal in the same manner as the Noteholders’ Principal Distribution Amount is distributed.

           (ii)  If (x) the Pre-Funded Amount has not been reduced to zero on the Distribution Date on which the Funding Period ends (or, if the Funding Period does not end on a Distribution Date, on the first Distribution Date following the end of the Funding Period) after giving effect to any reductions in the Pre-Funded Amount on such Distribution Date pursuant to paragraph (a) above, the Administrator shall instruct the Indenture Trustee in writing pursuant to Section 4.08(c) to withdraw from the Pre-Funding Account on such Distribution Date an amount equal to the Pre-Funded Amount and shall transfer such remaining funds from the Pre-Funding Account to the Collection Account and such funds shall be considered collections with respect to the Financed Student Loans for the related Collection Period.

           (d)  (i)  In the event that the Master Servicing Fee for any Monthly Servicing Payment Date or Distribution Date during the Funding Period exceeds the amount distributed to the Master Servicer pursuant to Sections 5.05(b)(ii), 5.05(c)(ii) and 5.06(b)(i) on such Monthly Servicing Payment Date or Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Other Additional Pre-Funding Subaccount on such Monthly Servicing Payment Date or Distribution Date an amount equal to such excess, to the extent of funds available therein, and to distribute such amount to the Master Servicer.

           (ii)  In the event that the Administration Fee for any Distribution Date during the Funding Period exceeds the amount distributed to the Administrator pursuant to Sections 5.05(c)(iii) and 5.06(b)(ii) on such Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Other Additional Pre-Funding Subaccount on such Distribution Date an amount equal to such excess, to the extent of funds available therein after giving effect to paragraph (d)(i) above, and to distribute such amount to the Administrator.

           (iii)   In the event that the Insurer Premium due to the Securities Insurer for any Distribution Date during the Funding Period exceeds the amount distributed to the Securities Insurer pursuant to Sections 5.05(c)(iv) and 5.06(b)(iii) on such Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Other Additional Pre-Funding Subaccount on each Distribution Date (provided that no Securities Insurer Default has occurred and is continuing) an amount equal to such excess, to the extent of funds available therein after giving effect to paragraphs (d)(i) and (ii) above, and to distribute such amount to the Securities Insurer.

           (iv)   In the event that the Noteholders’ Interest Distribution Amount with respect to the Class A Notes or the Net Payment (and the remainder of any Termination Payment resulting from an Event of Default (as defined in the Interest Rate Swap) to the extent that the Trust is the Defaulting Party (as defined in the Interest Rate Swap) (other than an Event of Default specified in Section 5(a)(i) of the Interest Rate Swap)), if any, due the Swap Counterparty, for a Distribution Date exceeds the amount distributed to the holders of the Class A Notes or the Swap Counterparty, as applicable, pursuant to Section 5.05(c)(v) and Section 5.06(b)(v) on such Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Other Additional Pre-Funding Subaccount on such Distribution Date an amount equal to such excess, to the extent of funds available therein after giving effect to paragraph (d)(i), d(ii) and d(iii) above, and to distribute such amount pro rata (based on the amount of such excess allocable to the holders of the Class A Notes on the one hand and the Swap Counterparty on the other hand) to (x) the holders of Notes entitled thereto in the same order and priority as is set forth in Section 5.05(c)(v), and (y) to the Swap Counterparty; provided, however, that amounts on deposit in the Other Additional Pre-Funding Subaccount will not be available to cover any unpaid Noteholders’ Interest Index Carryover with respect to the Class A Notes.

           (v)   In the event the Realized Loss Amount for any Distribution Date exceeds the amount withdrawn from the Reserve Account pursuant to Section 5.06(b)(vi), the Administrator shall instruct the Indenture Trustee in writing on such Distribution Date to withdraw from the Other Additional Pre-Funding Subaccount on such Distribution Date an amount equal to such excess to the extent of funds available therein after giving effect to paragraphs (d)(i) through (d)(iv) above, and to distribute such amount in the same order of priority as if such amount had been withdrawn from the Reserve Account pursuant to Section 5.06(b)(vi) on such Distribution Date.

          SECTION 5.09. Seller Optional Deposit. On or prior to any Distribution Date, the Seller may, but shall not be obligated to, make an optional deposit (each, a “Seller Optional Deposit”) to the Reserve Account from funds to be released to the Seller pursuant to Section 5.05(c)(xiii) on such Distribution Date or otherwise. Any Seller Optional Deposit shall be applied on the related Distribution Date in the same manner as other funds on deposit in the Reserve Account on the related Distribution Date in accordance with Section 5.06.

ARTICLE VI

The Seller and the Administrator

           SECTION 6.01.  Representations of Seller and Administrator.  Key Bank USA, National Association, as Seller and Administrator, makes the following representations on which the Issuer is deemed to have relied in acquiring the Financed Student Loans. The representations speak as of the execution and delivery of this Agreement and the Administration Agreement and as of the Closing Date, in the case of the Initial Financed Student Loans, and as of the applicable Transfer Date, in the case of the Additional Student Loans, and shall survive the sale of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture. As used below, references to Key Bank USA, National Association shall mean Key Bank USA, National Association in its capacity as both the Seller and the Administrator.

           (a)  Organization and Good Standing.  Key Bank USA, National Association is duly organized and validly existing as a national banking association in good standing under the laws of the United States of America, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Financed Student Loans.

           (b)  Power and Authority of the Seller.  The Seller has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full corporate power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer (or with the Eligible Lender Trustee on behalf of the Issuer) and the Seller has duly authorized such sale and assignment to the Issuer (or to the Eligible Lender Trustee on behalf of the Issuer) by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Seller by all necessary corporate action.

           (c)  Power and Authority of the Administrator.  The Administrator has the corporate power and authority to execute and deliver this Agreement and the Administration Agreement and to carry out their terms, and the execution, delivery and performance of this Agreement and the Administration Agreement have been duly authorized by the Administrator by all necessary corporate action.

           (d)  Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of Key Bank USA, National Association and the Administration Agreement constitutes a legal, valid and binding obligation of the Administrator, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors' rights generally or the rights of creditors of banks the deposit accounts of which are insured by the FDIC and subject to general principles of equity.

           (e)  No Violation.  The consummation of the transactions contemplated by this Agreement or the Administration Agreement and the fulfillment of the terms hereof or thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the articles of association or by-laws of Key Bank USA, National Association, or any indenture, agreement or other instrument to which Key Bank USA, National Association is a party or by which it shall be bound, which breach or default would reasonably be expected to have a material adverse effect on the condition of Key Bank USA, National Association, financial or otherwise, or adversely affect the transactions contemplated by this Agreement or the Administration Agreement; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the knowledge of Key Bank USA, National Association, any order, rule or regulation applicable to Key Bank USA, National Association of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Key Bank USA, National Association or its properties.

           (f)  No Proceedings.  There are no proceedings or, to its best knowledge, investigations pending against Key Bank USA, National Association or, to its best knowledge, threatened against Key Bank USA, National Association before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Key Bank USA, National Association or its properties: (i) asserting the invalidity of this Agreement, the Indenture or any of the other Basic Documents or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by Key Bank USA, National Association of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents or the Notes or (iv) seeking to affect adversely the Federal or state income tax attributes of the Issuer or the Notes.

           (g)  All Consents.  All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by Key Bank USA, National Association in connection with the execution and delivery by Key Bank USA, National Association of this Agreement and the performance by Key Bank USA, National Association of the transactions contemplated by this Agreement, and in connection with the execution and delivery by the Administrator of the Administration Agreement and the performance by the Administrator of its duties thereunder, have in each case been duly obtained, effected or given and are in full force and effect.

           (h)  Resolutions.  The resolutions of the Board of Directors of Key Bank USA, National Association approving this Agreement and the Trust Agreement and all documents relating thereto are and shall be continuously reflected in the minutes of the Board of Directors of Key Bank USA, National Association. This Agreement and the Trust Agreement and all documents relating thereto are and shall be, continuously from the time of their respective execution by Key Bank USA, National Association, official records of Key Bank USA, National Association.

           SECTION 6.02.  Existence.  During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a national banking association under the laws of the jurisdiction of its organization, subject, however, to Section 6.05 hereof.

           SECTION 6.03.  Liability of Seller; Indemnities.  The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

           (a)  The Seller shall indemnify, defend and hold harmless the Issuer, the Eligible Lender Trustee, the Securities Insurer, the Swap Counterparty, the Delaware Trustee and the Indenture Trustee and their officers, directors, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein and in the other Basic Documents (except any such income taxes arising out of fees paid to the Eligible Lender Trustee or the Indenture Trustee), including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the sale of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Issuer or the issuance and original sale of the Notes, or asserted with respect to ownership of the Financed Student Loans or Federal or other income taxes arising out of distributions on the Notes) and costs and expenses in defending against the same.

           (b)  The Seller shall indemnify, defend and hold harmless the Issuer, the Eligible Lender Trustee, the Delaware Trustee, the Securities Insurer, the Swap Counterparty, the Indenture Trustee, the Master Servicer and the holders of Notes and the officers, directors, employees and agents of the Issuer, the Eligible Lender Trustee, the Delaware Trustee, the Securities Insurer, the Swap Counterparty, the Indenture Trustee and the Master Servicer from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or imposed upon such Person through, (i) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller's or the Issuer's violation of Federal or state securities laws in connection with the offering and sale of the Notes.

           (c)  The Seller shall be liable as primary obligor for, and shall indemnify, defend and hold harmless the Eligible Lender Trustee, the Delaware Trustee and their respective officers, directors, employees and agents from and against, all costs, expenses, losses, claims, damages, obligations and liabilities arising out of, incurred in connection with or relating to the Trust Agreement, the other Basic Documents, the Trust Estate, the acceptance or performance of the trusts and duties set forth herein and in the Trust Agreement or the action or the inaction of the Eligible Lender Trustee hereunder and of the Eligible Lender Trustee and the Delaware Trustee under the Trust Agreement, except to the extent that such cost, expense, loss, claim, damage, obligation or liability: (i) shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Eligible Lender Trustee or the Delaware Trustee, as applicable, (ii) shall arise from any breach by the Eligible Lender Trustee of its covenants under any of the Basic Documents or the Delaware Trustee under the Trust Agreement; or (iii) shall arise from the breach by the Eligible Lender Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this paragraph, the Eligible Lender Trustee's or the Delaware Trustee's, as applicable, choice of legal counsel shall be subject to the approval of the Seller, which approval shall not be unreasonably withheld.

           (d)  The Seller shall pay any and all taxes levied or assessed upon all or any part of the Trust Estate (other than those taxes expressly excluded from the Seller's responsibilities pursuant to Section 6.03(a) above).

           Indemnification under this Section shall survive the resignation or removal of the Eligible Lender Trustee, Delaware Trustee or the Indenture Trustee and the termination of this Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

           SECTION 6.04.  Liability of Administrator; Indemnities.  The Administrator shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Administrator under this Agreement or the Administration Agreement.

           The Administrator shall indemnify, defend and hold harmless the Issuer, the Eligible Lender Trustee, the Delaware Trustee, the Securities Insurer, the Indenture Trustee, the Master Servicer, the holders of Notes and any of the officers, directors, employees and agents of the Issuer, the Eligible Lender Trustee, the Delaware Trustee, the Securities Insurer, the Swap Counterparty, the Indenture Trustee and the Master Servicer from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Administrator in the performance of its duties under this Agreement or the Administration Agreement or by reason of reckless disregard of its obligations and duties hereunder or thereunder.

           The Administrator shall pay reasonable compensation to the Indenture Trustee and shall reimburse the Indenture Trustee for all reasonable expenses, disbursements and advances, and indemnify, defend and hold harmless the Indenture Trustee and its officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities, to the extent and in the manner provided in, and subject to the limitations of, Section 6.07 of the Indenture.

           For purposes of this Section, in the event of the termination of the rights and obligations of the Administrator (or any successor thereto pursuant to Section 6.05) as Administrator pursuant to Section 8.01(b), or a resignation by such Administrator pursuant to this Agreement, such Administrator shall be deemed to be the Administrator pending appointment of a successor Administrator pursuant to Section 8.02.

           Indemnification under this Section shall survive the resignation or removal of the Eligible Lender Trustee, Delaware Trustee or the Indenture Trustee or the termination of this Agreement and the Administration Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Administrator shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Administrator, without interest.

           SECTION 6.05.  Merger or Consolidation of, or Assumption of the Obligations of, Seller or Administrator.  Any Person (a) into which the Seller or the Administrator, as the case may be, may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller or the Administrator, as the case may be, shall be a party or (c) which may succeed to the properties and assets of the Seller or the Administrator, as the case may be, substantially as a whole, shall be the successor to the Seller or the Administrator, as the case may be, without the execution or filing of any document or any further act by any of the parties to this Agreement or to the Administration Agreement; provided, however, that each of the Seller and the Administrator hereby covenant that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving Seller or Administrator, as the case may be, if other than Key Bank USA, National Association (or affiliate thereof), executes an agreement of assumption to perform every obligation of the Seller under this Agreement or the Administrator under this Agreement and the Administration Agreement, as the case may be, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01 or 6.01 shall have been breached and no Administrator Default, and no event that, after notice or lapse of time, or both, would become an Administrator Default shall have occurred and be continuing, (iii) the surviving Seller or Administrator, as the case may be, if other than Key Bank USA, National Association (or affiliate thereof), shall have delivered to the Securities Insurer, the Swap Counterparty, Eligible Lender Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) the surviving Seller or Administrator, as the case may be, shall have a consolidated net worth at least equal to that of the predecessor Seller or Administrator, as the case may be, (v) such transaction will not result in a material adverse Federal or state tax consequence to the Issuer or the holders of Notes and (vi) unless Key Bank USA, National Association (or affiliate thereof) is the surviving entity, the Seller or the Administrator, as the case may be, shall have delivered to the Securities Insurer, the Swap Counterparty, the Eligible Lender Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and Indenture Trustee, respectively, in the Financed Student Loans and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests.

           SECTION 6.06.  Limitation on Liability of Seller, Administrator and Others.  (a) The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder (provided that such reliance shall not limit in any way the Seller's obligations under Section 3.02). The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

           (b)  Neither the Administrator nor any of its directors, officers, employees or agents shall be under any liability to the Issuer, the Securities Insurer, the Swap Counterparty, the holders of Notes, the Indenture Trustee or the Eligible Lender Trustee except as provided under this Agreement or the Administration Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or the Administration Agreement or for errors in judgment; provided, however, that this provision shall not protect the Administrator or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement or under the Administration Agreement. The Administrator and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder or under the Administration Agreement.

           Except as provided in this Agreement or the Administration Agreement, the Administrator shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to administer the Financed Student Loans and the Trust in accordance with this Agreement and the Administration Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Administrator may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the holders of Notes under the Indenture.

           SECTION 6.07.  Ownership by the Seller and Affiliates.  (a)  None of the Seller, any insider, nor any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Notes; provided, however, that (i) an Affiliate of the Seller may become a pledgee of Notes (or an owner as a result of executing on any such pledge) in the ordinary course of its business, (ii) an Affiliate of the Seller may become the owner of Notes in the ordinary course of its market-making activities, (iii) the Seller or an Affiliate of the Seller may hold Notes (A) in a fiduciary capacity in connection with its discretionary and non-discretionary investment management activities or (B) in connection with its mutual fund management activities, in each case with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as otherwise expressly provided herein or in any other Basic Document or the Securities Guaranty Insurance Policy.

           (b)  The Seller or an Affiliate thereof (to the extent permitted under the Trust Agreement) shall own the Certificate, with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as otherwise expressly provided herein or in any other Basic Document or the Securities Guaranty Insurance Policy.

           SECTION 6.08.  Key Bank USA, National Association Not To Resign as Administrator.   Subject to the provisions of Section 6.05, Key Bank USA, National Association shall not resign from the obligations and duties imposed on it as Administrator under this Agreement and under the Administration Agreement except upon determination that the performance of its duties under this Agreement and under the Administration Agreement shall no longer be permissible under applicable law or shall violate any final order of a court or administrative agency with jurisdiction over Key Bank USA, National Association or its properties. Notice of any such determination permitting the resignation of Key Bank USA, National Association shall be communicated to the Eligible Lender Trustee, the Securities Insurer and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Eligible Lender Trustee, the Securities Insurer, the Swap Counterparty and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Administrator shall have assumed the responsibilities and obligations of Key Bank USA, National Association in accordance with Section 8.02.

ARTICLE VII

The Master Servicer

           SECTION 7.01.  Representations of Master Servicer.  The Master Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring (through the Eligible Lender Trustee) the Financed Student Loans and appointing the Master Servicer as master servicer hereunder. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Financed Student Loans, and as of the applicable Transfer Date, in the case of the Additional Student Loans, but shall survive the sale, transfer and assignment of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

           (a)  Organization and Good Standing.  The Master Servicer is duly organized and validly existing as a national banking association in good standing under the laws of the United States of America, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to master service the Financed Student Loans and to hold the Financed Student Loan Files as custodian.

           (b)  Due Qualification.  The Master Servicer is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the master servicing of the Financed Student Loans as required by this Agreement) shall require such qualifications.

           (c)  Power and Authority of the Master Servicer.  The Master Servicer has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Master Servicer by all necessary corporate action.

           (d)  Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of the Master Servicer enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors' rights generally or the rights of creditors of banks the deposit accounts of which are insured by the FDIC and subject to general principles of equity.

           (e)  No Violation.  The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under the articles of association or by-laws of the Master Servicer, or any indenture, agreement or other instrument to which the Master Servicer is a party or by which it shall be bound nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); which breach or default would reasonably be expected to have a material adverse effect on the condition of the Master Servicer, financial or otherwise, or adversely affect the transactions contemplated by this Agreement; nor violate any law or, to the knowledge of the Master Servicer, any order, rule or regulation applicable to the Master Servicer of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Master Servicer or its properties.

           (f)  No Proceedings.  There are no proceedings, or, to the Master Servicer's best knowledge, investigations pending, or, to the Master Servicer's best knowledge, threatened against the Master Servicer, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Master Servicer or its properties: (i) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents, the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Master Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents or the Notes or (iv) relating to the Master Servicer and which might adversely affect the Federal or state income tax attributes of the Notes.

           (g)  No Amendment or Waiver.  No provision of a Financed Student Loan has been waived, altered or modified in any respect, except pursuant to a document, instrument or writing included in the Financed Student Loan File, and no such amendment, waiver, alteration or modification causes such Financed Student Loan not to conform to the other warranties contained in this Section or those of the Seller contained in Section 3.01.

           (h)  Collection Practices.  The servicing and collection practices used by the Master Servicer (or each Sub-Servicer on its behalf) with respect to the Financed Student Loan have been in all respects in compliance with Accepted Servicing Procedures, and all applicable laws and regulations.

           (i)  Location of Financed Student Loan Files.  The Financed Student Loan Files are kept in the offices of the applicable Sub-Servicer on behalf of the Master Servicer specified in Schedule C hereto, or at such other office specified in accordance with Section 3.04(b), and all Financed Student Loan Files have been delivered to and are in the possession of the applicable Sub-Servicer.

           SECTION 7.02. Indemnities of Master Servicer. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Master Servicer under this Agreement.

           The Master Servicer shall pay for any loss, liability or expense, including reasonable attorney's fees, that may be imposed on, incurred by or asserted against the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Securities Insurer, the Swap Counterparty, the Seller, the Administrator or the holders of Notes or any of the officers, directors, employees and agents of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Securities Insurer, the Swap Counterparty, the Administrator or the Seller to the extent that such loss, liability or expense arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Master Servicer (or any Sub-Servicer acting on its behalf) in the performance of its obligations and duties under this Agreement or by reason of the reckless disregard of its obligations and duties (of those of any Sub-Servicer acting on its behalf) under this Agreement, where the final determination that any such loss, liability or expense arose out of, or was imposed upon any such Person through, any such negligence, willful misfeasance, bad faith or recklessness on the part of the Master Servicer (or such Sub-Servicer acting on its behalf) is established by a court of law, by an arbitrator or by way of settlement agreed to by the Master Servicer. Notwithstanding the foregoing, if the Master Servicer is rendered unable, in whole or in part, by a force outside the control of the parties hereto (including acts of God, acts of war, fires, earthquakes and other disasters) to satisfy its obligations under this Agreement, the Master Servicer shall not be deemed to have breached any such obligation upon delivery of written notice of such event to the other parties hereto, for so long as the Master Servicer remains unable to perform such obligation as a result of such event.

           For purposes of this Section, in the event of the termination of the rights and obligations of the Master Servicer (or any successor thereto pursuant to Section 7.03) as Master Servicer pursuant to Section 8.01(a), or a resignation by such Master Servicer pursuant to this Agreement, the Master Servicer shall be deemed to be the Master Servicer pending appointment of a successor Master Servicer pursuant to Section 8.02.

           Liability of the Master Servicer under this Section shall survive the resignation or removal of the Eligible Lender Trustee or the Indenture Trustee or the termination of this Agreement. If the Master Servicer shall have made any payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Master Servicer, without interest.

           SECTION 7.03. Merger or Consolidation of, or Assumption of the Obligations of, Master Servicer. Any Person (a) into which the Master Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Master Servicer shall be a party or (c) which may succeed to the properties and assets of the Master Servicer substantially as a whole, shall be the successor to the Master Servicer without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that the Master Servicer hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving Master Servicer, if other than Key Bank USA, National Association (or affiliate thereof), executes an agreement of assumption to perform every obligation of the Master Servicer under this Agreement, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 7.01 shall have been breached and no event that, after notice or lapse of time, or both, would become a Master Servicer Default shall have occurred and be continuing, (iii) the surviving Master Servicer, if other than Key Bank USA, National Association (or affiliate thereof), shall have delivered to the Eligible Lender Trustee, the Securities Insurer, the Swap Counterparty and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) the surviving Master Servicer shall have a consolidated net worth at least equal to that of the predecessor Master Servicer, (v) unless Key Bank USA, National Association (or affiliate thereof) is the surviving entity, such transaction will not result in a material adverse Federal or state tax consequence to the Issuer or the holders of Notes and (vi) unless Key Bank USA, National Association (or affiliate thereof) is the surviving entity, the Master Servicer shall have delivered to the Eligible Lender Trustee , the Securities Insurer, the Swap Counterparty, and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and Indenture Trustee, respectively, in the Financed Student Loans and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests.

           SECTION 7.04. Limitation on Liability of Master Servicer and Others. Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Issuer, the Securities Insurer, the Swap Counterparty or the holders of Notes, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement

.

           Except as provided in this Agreement, the Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Financed Student Loans in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Master Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the holders of Notes under the Indenture.

           SECTION 7.05. Key Bank USA, National Association, Not To Resign as Master Servicer. Subject to the provisions of Section 7.03, Key Bank USA, National Association, shall not resign from the obligations and duties hereby imposed on it as Master Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of Key Bank USA, National Association, as Master Servicer shall be communicated to the Eligible Lender Trustee, the Securities Insurer and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Eligible Lender Trustee, the Securities Insurer, the Swap Counterparty and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a Successor Master Servicer shall have assumed the responsibilities and obligations of Key Bank USA, National Association, as Master Servicer in accordance with Section 8.02.

ARTICLE VIII

Default

           SECTION 8.01. Master Servicer Default; Administrator Default. (a) Master Servicer Default. If any one of the following events (a "Master Servicer Default") shall occur and be continuing:

           (1) any failure by the Master Servicer to deliver (or cause to be delivered) to the Administrator or the Indenture Trustee, as applicable, for deposit in any of the Trust Accounts any payment required by the Basic Documents, which failure continues unremedied for three Business Days after written notice of such failure is received by the Master Servicer from the Eligible Lender Trustee, the Indenture Trustee, the Securities Insurer or the Administrator or after discovery of such failure by an officer of the Master Servicer; or

           (2) any failure by the Master Servicer duly to observe or to perform (or to cause to be observed or performed) in any material respect any other covenants or agreements of the Master Servicer set forth in this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of the holders of Notes or (provided that no Securities Insurer Default has occurred and is continuing) the Securities Insurer (in each case as determined by the Securities Insurer) and (ii) continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Master Servicer by the Indenture Trustee, the Eligible Lender Trustee, or the Administrator or (B) to the Master Servicer, and to the Indenture Trustee and the Eligible Lender Trustee by the Securities Insurer (unless a Securities Insurer Default shall have occurred and is continuing, and then by the holders of Notes, representing not less than 25% of the Outstanding Amount of the Notes);

           (3) an Insolvency Event occurs with respect to the Master Servicer; or

           (4) any failure by the Master Servicer to comply with any applicable requirements under the Higher Education Act resulting in a loss of its eligibility, if applicable, as a third-party servicer (or the failure of the Master Servicer to replace promptly any Sub-Servicer that has lost its eligibility as a third-party servicer);

then, and in each and every case, so long as the Master Servicer Default shall not have been remedied, either the Indenture Trustee with the consent of the Securities Insurer, or the Securities Insurer (in either case, unless a Securities Insurer Default shall have occurred and is continuing, and then by the holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes), by notice then given in writing to the Master Servicer (and to the Indenture Trustee and the Eligible Lender Trustee if given by the Securities Insurer or the holders of Notes) may terminate all the rights and obligations (other than the obligations set forth in Section 7.02 and Section 3.07 hereof) of the Master Servicer under this Agreement. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Notes or the Financed Student Loans or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Master Servicer as may be appointed under Section 8.02; and, without limitation, the Indenture Trustee and the Eligible Lender Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Financed Student Loans and related documents, or otherwise. The predecessor Master Servicer shall cooperate with the successor Master Servicer, the Indenture Trustee and the Eligible Lender Trustee in effecting the termination of the responsibilities and rights of the predecessor Master Servicer under this Agreement and all Sub-Servicing Agreements, including the transfer to the successor Master Servicer of its rights under all existing Sub-Servicing Agreements and for administration by it of all cash amounts that shall at the time be held by the predecessor Master Servicer for deposit, or shall thereafter be received by it with respect to a Financed Student Loan. All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the Financed Student Loan Files to the successor Master Servicer and amending this Agreement, the Sub-Servicing Agreements and any other Basic Documents to reflect such succession as Master Servicer pursuant to this Section shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Master Servicer Default, the Eligible Lender Trustee shall give notice thereof to the Rating Agencies, the Swap Counterparty and the Securities Insurer. Notwithstanding the foregoing, the successor Master Servicer shall have the option to assume the rights of the predecessor Master Servicer under each Sub-Servicing Agreement, or to enter into new Sub-Servicing Agreements with the existing or other replacement Sub-Servicers; provided, however, that unless the existing Sub-Servicer is in breach of its Sub-Servicing Agreement, any and all contractual damages, costs and expenses owed to any Sub-Servicer under the existing Sub-Servicing Agreements by reason of such cancellation, shall be borne by the successor Master Servicer.

           (b) Administrator Default. If any one of the following events (an "Administrator Default") shall occur and be continuing:

           (1) any failure by the Administrator to direct the Indenture Trustee in writing to make the required transfers of amounts on deposit in any of the Trust Accounts to the Collection Account, on or before the Business Day immediately preceding any Monthly Servicing Payment Date or Distribution Date, as applicable, or any failure by the Administrator to direct the Indenture Trustee in writing to make any required distributions from the Collection Account on any Monthly Servicing Payment Date or Distribution Date, as applicable, which failure continues unremedied for three Business Days after written notice of such failure is received by the Administrator from the Indenture Trustee, the Securities Insurer or the Eligible Lender Trustee or after discovery of such failure by an officer of the Administrator; or

           (2) any failure by the Administrator duly to observe or to perform in any material respect any other covenants or agreements of the Administrator set forth in this Agreement, the Administration Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of the holders of Notes or the Securities Insurer (in each case (provided that no Securities Insurer Default has occurred and is continuing), as determined by the Securities Insurer) and (ii) continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Administrator by the Indenture Trustee or the Eligible Lender Trustee or (B) to the Administrator and to the Indenture Trustee and the Eligible Lender Trustee by the Securities Insurer (unless a Securities Insurer Default shall have occurred and is continuing, and then by the holders of Notes, representing not less than 25% of the Outstanding Amount of the Notes); or

           (3) an Insolvency Event occurs with respect to the Administrator;

then, and in each and every case, so long as the Administrator Default shall not have been remedied, either the Indenture Trustee with the consent of the Securities Insurer (provided that no Securities Insurer Default has occurred and is continuing), or the Securities Insurer (unless a Securities Insurer Default shall have occurred and is continuing, and then by the holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes), by notice then given in writing to the Administrator (and to the Indenture Trustee, the Securities Insurer, the Swap Counterparty and the Eligible Lender Trustee if given by the holders of Notes) may terminate all the rights and obligations (other than the obligations set forth in Section 6.04 hereof) of the Administrator under this Agreement and the Administration Agreement. On or after the receipt by the Administrator of such written notice, all authority and power of the Administrator under this Agreement and the Administration Agreement, whether with respect to Notes or the Financed Student Loans or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Administrator as may be appointed under Section 8.02; and, without limitation, the Indenture Trustee and the Eligible Lender Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The predecessor Administrator shall cooperate with the successor Administrator, the Indenture Trustee and the Eligible Lender Trustee in effecting the termination of the responsibilities and rights of the predecessor Administrator under this Agreement and the Administration Agreement. All reasonable costs and expenses (including attorneys’ fees) incurred in connection with amending this Agreement and the Administration Agreement to reflect such succession as Administrator pursuant to this Section shall be paid by the predecessor Administrator upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Administrator Default, the Eligible Lender Trustee shall give notice thereof to the Rating Agencies, the Securities Insurer and the Swap Counterparty.

           SECTION 8.02. Appointment of Successor. (a) Upon receipt by the Master Servicer or the Administrator, as the case may be, of notice of termination pursuant to Section 8.01, or the resignation by the Master Servicer or the Administrator, as the case may be, in accordance with the terms of this Agreement, the predecessor Master Servicer or Administrator, as the case may be, shall continue to perform its functions as Master Servicer or Administrator, as the case may be, under this Agreement or under this Agreement and the Administration Agreement, as the case may be, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date 120 days from the delivery to the Eligible Lender Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Master Servicer or Administrator, as the case may be, shall become unable to act as Master Servicer or Administrator, as the case may be, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the termination hereunder of a Master Servicer or the Administrator, as the case may be, the Issuer shall appoint, with the consent of the Securities Insurer (provided that no Securities Insurer Default has occurred and is continuing), a successor Master Servicer or Administrator, as the case may be, acceptable to the Indenture Trustee, and the successor Master Servicer or Administrator, as the case may be, shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee. In the event that a successor Master Servicer or Administrator, as the case may be, has not been appointed at the time when the predecessor Master Servicer or Administrator, as the case may be, has ceased to act as Master Servicer or Administrator in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Master Servicer or Administrator, as the case may be, and the Indenture Trustee shall be entitled to the applicable portion of the Master Servicing Fee or the Administration Fee, as the case may be. Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, in each case with the consent of the Securities Insurer which consent shall not be unreasonably withheld, any established institution whose regular business shall include the servicing of student loans, as the successor to a Master Servicer under this Agreement or to the Administrator under this Agreement and the Administration Agreement; provided, however, that such right to appoint or to petition for the appointment of any such successor Master Servicer shall in no event relieve the Indenture Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

           (b) Upon appointment, the successor Master Servicer or Administrator, as the case may be (including the Indenture Trustee acting as successor Master Servicer or Administrator, as the case may be), shall be the successor in all respects to the predecessor Master Servicer or Administrator, as the case may be, and shall be subject to all the responsibilities, duties and liabilities placed on the predecessor Master Servicer or Administrator, as the case may be, that arise thereafter or are related thereto and shall be entitled to an amount agreed to by such successor Master Servicer or Administrator (which shall not exceed the applicable portion of the Master Servicing Fee or the Administration Fee, as the case may be, unless such compensation arrangements have been consented to by the Securities Insurer (provided that no Securities Insurer Default has occurred and is continuing) will not result in a downgrading of the Notes by any Rating Agency) and all the rights granted to the predecessor Master Servicer or Administrator, as the case may be, by the terms and provisions of this Agreement.

           (c) Neither the Master Servicer nor the Administrator may resign unless it is prohibited from serving as such by law as evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee, the Securities Insurer, the Swap Counterparty and the Eligible Lender Trustee. Notwithstanding the foregoing or anything to the contrary herein or in the other Basic Documents, the Indenture Trustee, to the extent it is acting as successor Master Servicer or Administrator pursuant hereto and thereto, shall be entitled to resign to the extent a qualified successor Master Servicer or Administrator has been appointed and has assumed all the obligations of the Master Servicer or the Administrator, as the case may be, in accordance with the terms of this Agreement and the other Basic Documents.

           SECTION 8.03. Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Master Servicer or the Administrator, as the case may be, pursuant to this Article VIII, the Indenture Trustee shall give prompt written notice thereof to holders of Notes, the Securities Insurer and the Rating Agencies (which, in the case of any such appointment of a successor, shall consist of prior written notice thereof to the Securities Insurer and the Rating Agencies).

           SECTION 8.04. Waiver of Past Defaults. The Securities Insurer (unless a Securities Insurer Default shall have occurred and is continuing, and then the holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes) may waive in writing any default by the Master Servicer in the performance of its obligations hereunder, and any default by the Administrator in the performance of its obligations hereunder and under the Administration Agreement, and any consequences thereof, except a default in making any required deposits to or payments from any of the Trust Accounts (or giving instructions regarding the same) in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Master Servicer Default or Administrator Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement and the Administration Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

ARTICLE IX

Termination

           SECTION 9.01. Termination. (a) Optional Purchase of All Financed Student Loans. As of the last day of any Collection Period immediately preceding a Distribution Date as of which the sum of the then outstanding Pool Balance is 5% or less of the Adjusted Initial Pool Balance, the Master Servicer shall have the option to purchase the Trust Estate, other than the Trust Accounts; provided, however, that, unless each Rating Agency agrees otherwise, the Master Servicer may not effect any such purchase so long as the rating on its long-term debt obligations is less than Baa3 by Moody's, BBB by S&P and, if rated by Fitch, BBB by Fitch, unless the Administrator shall have given notice to each of the Rating Agencies and the Eligible Lender Trustee, the Securities Insurer, the Swap Counterparty and the Indenture Trustee shall have received an Opinion of Counsel to the effect that such purchase would not constitute a fraudulent conveyance. To exercise such option, the Master Servicer shall deposit pursuant to Section 5.04 in the Collection Account an amount equal to the aggregate Purchase Amount for the Financed Student Loans and the related rights with respect thereto, plus the appraised value of any such other property held by the Trust other than the Trust Accounts, such value to be determined by an appraiser mutually agreed upon by the Master Servicer and the Eligible Lender Trustee, and shall succeed to all interests in and to the Trust; provided, however, that the Master Servicer may not effect such purchase if the aggregate Purchase Amount to be so deposited in the Collection Account does not equal or exceed an amount equal to the sum of (i) the unpaid principal amount of the Notes then outstanding plus accrued and unpaid interest thereon at the applicable Note Interest Rates to the date of exercise including the amount of unpaid all Noteholders' Interest Index Carryover with respect thereto, (ii) all amounts then owed to each of the Securities Insurer, the Swap Counterparty and the Cap Provider, if any.

           (b) [RESERVED]

           (c) Auction of Financed Student Loans. Any Financed Student Loans remaining in the Trust as of the end of the Collection Period immediately preceding the October 2010 Distribution Date will be offered for sale in the aggregate by the Indenture Trustee as either a single pool (a "Single Pool Sale") or in two separate pools (a "Two Pool Sale") as determined by the Administrator in its sole discretion; provided, however, that if a Coordination Agreement requires the offering of the Access Loans to PHEAA, TERI and/or LAI, the Indenture Trustee shall, in accordance with Section 10.06(a) of this Agreement, offer for sale the Financed Student Loans that are Access Loans as a single pool as part of a Two Pool Sale. KeyCorp, its affiliates, and unrelated third parties may offer bids to purchase such Financed Student Loans on such Distribution Date; provided, however, that KeyCorp and its affiliates may not bid more than an amount determined by KeyCorp in good faith to be equal to the fair market value of such Financed Student Loans as of the end of the Collection Period immediately preceding such Distribution Date. If at least two bids are received, with respect to a Single Pool Sale, the Indenture Trustee will solicit and resolicit bids from all participating bidders until only one bid remains for such Financed Student Loans or the remaining bidders decline to resubmit bids and, with respect to a Two Pool Sale, if at least two bids are received for either pool of Financed Student Loans, the Indenture Trustee will solicit and resolicit bids from all participating bidders until only one bid remains with respect to each pool of Financed Student Loans, or the remaining bidders decline to resubmit bids. The Indenture Trustee shall, with respect to a Single Pool Sale, accept the highest of such remaining bids from a single bidder if it is equal to or in excess of the Minimum Purchase Amount, and with respect to a Two Pool Sale, accept the highest of such remaining bids for each pool of Financed Student Loans, if the sum of the such two bids is equal to or in excess of the Minimum Purchase Amount. If (i) at least two bids are not received with respect to a Single Pool Sale (or at least two bids for each pool of Financed Student Loans with respect to a Two Pool Sale), or (ii) the highest bid (with respect to a Single Pool Sale) or the combination of the highest two bids (with respect to a Two Pool Sale), as the case may be, after the resolicitation process is completed is not equal to or in excess of the Minimum Purchase Amount, the Indenture Trustee will not consummate such sale. In connection with the determination of the Minimum Purchase Amount, the Indenture Trustee may consult, and, at the direction of the Seller, shall consult, with a financial advisor (which may be the Administrator) to determine if the fair market value of the Financed Student Loans has been offered. The proceeds of any such sale will be applied in the order of priority set forth in Section 5.04(b) of the Indenture. If the sale is not consummated in accordance with the foregoing, the Indenture Trustee may, but shall not be under any obligation to, solicit bids to purchase the Financed Student Loans on future Distribution Dates upon terms similar to those described above. In addition, the Indenture Trustee, the Securities Insurer, the Swap Counterparty, the Eligible Lender Trustee and each Rating Agency shall be provided with an opinion of counsel that any such sale of the Financed Student Loans would not constitute a fraudulent conveyance.

           (d) Notice. As described in Article IX of the Trust Agreement, notice of any termination of the Trust shall be given by the Administrator to the Eligible Lender Trustee, the Securities Insurer and the Indenture Trustee as soon as practicable after the Administrator has received notice thereof.

           (e) Succession. Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, and all amounts due and owing to the Securities Insurer and the Swap Counterparty, the holders of Certificates will succeed to the rights of the holders of Notes hereunder and the Eligible Lender Trustee will succeed to the rights of (except for the rights of the Indenture Trustee which have accrued prior to the satisfaction and discharge of the Indenture and the payment in full of the principal of an interest on the Notes), and assume the obligations of, the Indenture Trustee pursuant to this Agreement and any other Basic Documents.

ARTICLE X

Additional Provisions Regarding Financed Student Loans

           SECTION 10.01. Periodic Reports. No later than the fifteenth day of each month, and for so long as the Eligible Lender Trustee on behalf of the Trust shall own the Financed Student Loans, the Trust shall furnish to LAI or cause to be furnished in an electronic form suitable to LAI, a record of all Financed Student Loans which are Access Loans (the "Record"), as of the last day of the preceding month. The Master Servicer shall (or shall cause the applicable Sub-Servicers to) furnish the Record to LAI on behalf of the Trust (or on behalf of the Indenture Trustee in the event that the Indenture Trustee becomes the owner of the Financed Student Loans) as required by this Section 10.01. The Master Servicer, acting on behalf of the Trust, shall honor LAI's reasonable request for additional Records, at LAI's expense. The Record shall be on a borrower level, by loan, and shall include, but need not be limited to, the information required to be delivered by the Seller to LAI pursuant to the second paragraph of Section 10.7 of the 1996-1998 Coordination Agreement. The Master Servicer acknowledges and agrees that the costs and expenses to produce and distribute (or to cause the applicable Sub-Servicers to produce and distribute) the Record are part of the data transfer fee payable to it pursuant to the Servicing Fee Schedule, attached as Schedule E to this Agreement and agrees that no additional fees will be payable by the Trust or the Administrator to produce and deliver the Record.

           In addition to the foregoing Record, the parties hereto acknowledge and agree that LAI may obtain from the Master Servicer (or the applicable Sub-Servicers) at the sole cost and expense of LAI such additional information as LAI may reasonably request concerning the Financed Student Loans which are Access Loans, including, but not limited to, information on defaults, average principal balance, and complaints. Any such request shall be made in writing to the Administrator, with a copy to the Eligible Lender Trustee and the Master Servicer. The Trust shall not be obligated to incur or pay any costs or expenses associated with the production or delivery of such additional information, except that, if the additional information requested by LAI is contained in any monthly or other periodic report produced by the Master Servicer (or a Sub-Servicer acting on its behalf) and delivered to the Trust (or to the Administrator on behalf of the Trust) pursuant to this Agreement, the Trust shall provide a copy of such report, or excerpts therefrom, to LAI and the Administrator shall bear all photocopying and postage charges for producing and mailing such copy.

           The Indenture Trustee agrees to assume and perform the obligations of the Trust under this Section 10.01 in the event that the Indenture Trustee forecloses upon its security interest in and becomes the owner of the Financed Student Loans.

           SECTION 10.02. Cooperation. With regard to the Financed Student Loans which are Access Loans, the Trust, the Indenture Trustee, the Eligible Lender Trustee, the Master Servicer and the Administrator each agree to cooperate with each other, with each applicable Sub-Servicer and LAI, with the other parties to the Coordination Agreements and with each of their internal or external auditors, or governmental examiners, at the expense of the party requesting such cooperation, and to provide any information regarding origination, disbursement, servicing, and data collection relating to such loans as reasonably requested by the other parties, their auditors, or governmental examiners as necessary or desirable for the performance of an audit or examination. In that regard, each party shall make available any necessary supporting records to each other party and shall resolve any discrepancy claimed to exist in such records to the reasonable satisfaction of the other party within 30 days of the date that the other party has claimed that a discrepancy exists. Notwithstanding the foregoing, the parties acknowledge that audit reviews conducted during heavy processing periods may disrupt such operations. Accordingly, unless a party has reason to believe that another party is in material breach of the performance of its obligations under this Agreement, the Administration Agreement, the Trust Agreement or the Indenture, reviews by internal or external auditors shall only be scheduled during the months of January, February, April, May, June, September, October, November or December.

           SECTION 10.03. Confidentiality. Each party to this Agreement and the Indenture Trustee agrees to maintain the confidentiality of all data, materials and information relating to The Access GroupSM Loan Program and the Financed Student Loans entrusted to it by another party hereto or any party to any of the Coordination Agreements. Each party also agrees not to use such data, materials and information for any purpose other than the limited purpose of performing its obligations under this Agreement, the Administration Agreement, the Indenture, the Trust Agreement or the Coordination Agreements. This section shall not be deemed to preclude the disclosure of (i) information relating to the historical performance of the Financed Student Loans (including, but not limited to, statistical information relating to defaults, prepayments, consolidations, deferrals and forbearances) by the Seller or the Administrator or, with the consent of the Administrator, by the Eligible Lender Trustee or Indenture Trustee, (ii) such information as in any of the Master Servicer's (or any Sub-Servicer's acting on behalf of the Master Servicer), Administrator's, Eligible Lender Trustee's or Indenture Trustee's discretion may be required under any of this Agreement, the Trust Agreement, the Indenture or the Administration Agreement to be disclosed to holders of the Notes, (iii) such information as may be required to be disclosed under applicable laws, rules, regulations or governmental orders, (iv) information obtained by the Indenture Trustee in the performance of its obligations as Indenture Trustee, provided that the Indenture Trustee shall maintain the confidentiality of all account level and borrower level information, including without limitation, the borrower's name, address and social security number and the account balance and account history or (v) disclosure by LAI of information in the Record or other information received by LAI pursuant to Section 10.01 of this Agreement.

           SECTION 10.04. Future Purchases. The Trust, the Eligible Lender Trustee and the Indenture Trustee each hereby agree that, in the event of any sale or other transfer of any Financed Student Loans that are Access Loans to any third party, the Trust, the Eligible Lender Trustee or the Indenture Trustee, as the case may be, as seller, or the Administrator acting on their behalf, (i) shall use reasonable efforts to obtain from the purchaser or transferee of such Access Loans an agreement in form and substance satisfactory to LAI pursuant to which such purchaser or transferee agrees to observe and comply with the obligations of the parties to this Agreement under Sections 10.02 and 10.03 hereof and the obligations of the Trust, the Eligible Lender Trustee or the Indenture Trustee, as the case may be, as seller, or the Administrator acting on its behalf, under this clause (i) of Section 10.04 hereof and (ii) shall obtain from any such purchaser or transferee an agreement to provide LAI with prior notice of any future sale of such Access Loans, or portion thereof, acquired by such purchaser or transferee and an agreement to comply with the obligations of the Trust under Section 10.01 and the obligations of the seller under this clause (ii) of Section 10.04 and under the last sentence of Section 10.06(a) of this Agreement (provided, however, that if the purchaser or transferee does not retain the Master Servicer (or the related Sub-Servicer) as servicer, the obligation to deliver "Reports" shall be construed as an obligation to deliver reports containing information substantially similar to the information contained in Reports).

           SECTION 10.05. Private Guarantee Fee. The Seller acknowledges and agrees that, with respect to the Access Loans that are "Privately Guaranteed Loans" (as defined in the 1992, 1993-1995 and 1996-1998 Coordination Agreements) that have not yet entered repayment and are Financed Student Loans, the Seller retains the obligation, pursuant to Section 9.2 of the 1992, 1993-1995 and 1996-1998 Coordination Agreements, to advance to the borrower an additional private guarantee fee equal to 2% of the original principal amount of any such Privately Guaranteed Loan made to a student since the commencement of the 1992-1993 Law Access(R)Program through the 1995-1996 Access Group Loan Program, and, commencing with the 1996-1998 Access Group Loan Program a fee of 4% of the original principal amount of each LAL Loan, 3% of each GAL Loan and BEL Loan and 2% for each MAL Loan, DAL Loan and REL Loan (each such term as defined in the 1992, 1993-1995 and 1996-1998 Coordination Agreements). The proceeds of such advances shall be remitted in accordance with the 1992, 1993-1995 and 1996-1998 Coordination Agreements and Assigned Agreements.

           SECTION 10.06. Bids/First Refusal Rights. (a) If required pursuant to a Coordination Agreement (and only to the extent required thereunder), in connection with any contemplated sale of any Financed Student Loans pursuant to Section 9.02(c) of this Agreement, the Indenture Trustee, on behalf of the Trust, shall notify PHEAA, ASA, LAI and TERI of any proposed solicitation of bids or offers to purchase the pool of Access Loans offered for sale as part of Two Pool Sale, such notice to be delivered not less than thirty (30) days prior to the date upon which bids or offers are to be received by the Indenture Trustee. Each of PHEAA, TERI and LAI shall be given an opportunity to submit a bid or offer to purchase all such Access Loans being offered for sale within such thirty (30) day period and if no other bid exceeds PHEAA's, TERI's or LAI's bid and if PHEAA's, TERI's or LAI's bid, in combination with the highest bid for the other pool of Financed Student Loans being sold, is equal to or in excess of the Minimum Purchase Amount the Indenture Trustee, on behalf of the Trust, shall convey such pool of Access Loans offered for sale to whichever of PHEAA, TERI or LAI, as the case may be, submitted the highest bid. If no combination of bids that are received pursuant to any solicitation process in connection with a Two Pool Sale are equal to or in excess of the Minimum Purchase Amount, the Indenture Trustee will not consummate a sale of such Financed Student Loans. The Indenture Trustee, on behalf of the Trust, shall require any purchaser or transferee who acquires Financed Student Loans that are Access Loans to acquire all Financed Student Loans of a borrower owned by the Trust and not in default, except that, with regard thereto, the Indenture Trustee, on behalf of the Trust, may sell or transfer to a purchaser or transferee all Financed Federal Loans of a borrower and sell or transfer to a different purchaser or transferee all Financed Guaranteed Private Loans of the same borrower.

           (b) The provisions of this Section 10.06 shall not apply to any sale or other transfer of any Financed Student Loans to the Seller, the Administrator or the Master Servicer (or a Sub-Servicer acting in its stead) as may be required or permitted under this Agreement or any Guarantor in connection with the enforcement of any applicable Guarantee Agreement. Key Bank USA, National Association, acknowledges that if any Financed Student Loan that is an Access Loan is reacquired by it, such Financed Student Loan shall from the time of such reacquisition become subject to the restrictions and requirements on sale or transfer of loans by Key Bank USA, National Association, under the applicable Coordination Agreement.

           SECTION 10.07. Consolidation Loans. The parties to this Agreement, to the extent applicable, hereby acknowledge and agree that, solely for purposes of allocating consolidation loans that relate to Access Loans among lenders, pursuant to Section 8.1 of the 1996-1998 Coordination Agreement, Section 8.1 of the 1993-1995 Coordination Agreement, Section 8.1 of the 1992 Coordination Agreement and any similar provision in any similar Coordination Agreement with respect to subsequent academic years, Key Bank USA, National Association, shall be deemed to be the owner of, and lender on, all Financed Student Loans.

ARTICLE XI

Miscellaneous

           SECTION 11.01. Amendment. This Agreement may be amended by the Seller, the Master Servicer, the Administrator and the Eligible Lender Trustee, with the consent of the Indenture Trustee and (provided that no Securities Insurer Default has occurred and is continuing) the Securities Insurer, but without the consent of the Swap Counterparty or any of the holders of Notes, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the holders of Notes; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Eligible Lender Trustee, the Securities Insurer, the Swap Counterparty and the Indenture Trustee, adversely affect in any material respect the interests of any holder of Notes, the Securities Insurer or the Swap Counterparty.

           This Agreement may also be amended from time to time by the Seller, the Master Servicer, the Administrator and the Eligible Lender Trustee, with the consent of the Indenture Trustee, the consent of the Securities Insurer and the Swap Counterparty (which shall not be unreasonably withheld) (and, in the event a Securities Insurer Default shall have occurred and is continuing, the consent of holders of Notes representing not less than a majority of the Outstanding Amount of the Notes), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the holders of any Class of Notes; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to Financed Student Loans or distributions that shall be required to be made for the benefit of the holders of Notes or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes, which are required to consent to any such amendment, without the consent of all outstanding holders of all Classes of Notes (notwithstanding anything to the contrary contained in the Indenture or the Trust Agreement, such rights of consent granted to the holders of the Notes contained in clauses (a) and (b) of this proviso shall not be exercisable by the Securities Insurer on behalf of the holders of the Notes).

           Promptly after the execution of any such amendment or consent (or, in the case of the Rating Agencies, five Business Days prior thereto), the Eligible Lender Trustee shall furnish written notification of the substance of such amendment or consent to each holder of Certificates, the Indenture Trustee, the Securities Insurer, the Swap Counterparty and each of the Rating Agencies.

           It shall not be necessary for the consent of holders of Notes pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

           Prior to the execution of any amendment to this Agreement, the Eligible Lender Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 11.02(i)(1). The Eligible Lender Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Eligible Lender Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

           SECTION 11.02. Protection of Interests in Trust. (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Issuer, the Eligible Lender Trustee, the Securities Insurer, the Swap Counterparty and the Indenture Trustee in the Financed Student Loans and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Eligible Lender Trustee, the Securities Insurer, the Swap Counterparty and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

           (b) Neither the Seller nor the Master Servicer shall (nor shall the Master Servicer permit a Sub-Servicer to) change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Eligible Lender Trustee, the Securities Insurer, the Swap Counterparty and the Indenture Trustee at least five days' prior written notice thereof and shall have promptly filed (or cause to be filed) appropriate amendments to all previously filed financing statements or continuation statements.

           (c) The Seller and the Master Servicer shall have an obligation (and the Master Servicer shall cause each Sub-Servicer) to give the Eligible Lender Trustee, the Securities Insurer, the Swap Counterparty and the Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file (or cause to be filed) any such amendment. The Master Servicer shall (and shall cause each Sub-Servicer to) at all times maintain each office from which it shall service Financed Student Loans, and its principal executive office, within the United States of America.

           (d) The Master Servicer shall (and shall cause the applicable Sub-Servicer to) maintain accounts and records as to each Financed Student Loan accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Financed Student Loan, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Financed Student Loan and the amounts from time to time deposited in the Collection Account in respect of such Financed Student Loan.

           (e) The Master Servicer shall (and shall cause the applicable Sub-Servicer to) maintain its computer systems so that, from and after the time of sale under this Agreement of the Financed Student Loans, the Master Servicer's (or the related Sub-Servicer's) master computer records (including any backup archives) that refer to a Financed Student Loan shall indicate clearly the interest of the Issuer, the Eligible Lender Trustee and the Indenture Trustee in such Financed Student Loan and that such Financed Student Loan is owned by the Eligible Lender Trustee on behalf of the Issuer and has been pledged to the Indenture Trustee for the benefit of the Noteholders, the Swap Counterparty and the Securities Insurer. Indication of the Issuer's, the Eligible Lender Trustee's and the Indenture Trustee's interest in a Financed Student Loan shall be deleted from or modified on the Master Servicer's (or the related Sub-Servicer's) computer systems when, and only when, the related Financed Student Loan shall have been paid in full or repurchased.

           (f) If at any time the Seller or the Administrator shall propose to sell, grant a security interest in, or otherwise transfer any interest in student loans to any prospective purchaser, lender or other transferee, the Master Servicer shall (or shall cause the applicable Sub-Servicer to) give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Financed Student Loan, shall indicate clearly that such Financed Student Loan has been sold and is owned by the Eligible Lender Trustee on behalf of the Issuer and has been pledged to the Indenture Trustee for the benefit of the Noteholders, the Swap Counterparty and the Securities Insurer.

           (g) Upon reasonable notice, the Master Servicer shall (and shall cause the applicable Sub-Servicer to) permit the Indenture Trustee and the Securities Insurer, the Swap Counterparty and their agents at any time during normal business hours to inspect, audit (subject to Section 10.02 with respect to Financed Student Loans that are Access Loans) and make copies of and abstracts from the Master Servicer's (or the related Sub-Servicer's) records regarding any Financed Student Loan.

           (h) Upon request at any time the Eligible Lender Trustee or the Indenture Trustee shall have reasonable grounds to believe that such request would be necessary in connection with its performance of its duties under the Basic Documents, or (provided that no Securities Insurer Default has occurred and is continuing) upon request of the Securities Insurer, the Master Servicer shall (or shall cause the applicable Sub-Servicer to) furnish to the Eligible Lender Trustee or to the Indenture Trustee and the Securities Insurer (in each case, with a copy to the Administrator), within five Business Days, a list of all Financed Student Loans (by borrower social security number, type of loan and date of issuance) then held as part of the Trust, and the Administrator shall furnish to the Eligible Lender Trustee or to the Indenture Trustee and the Securities Insurer, within 20 Business Days thereafter, a comparison of such list to the list of Initial Financed Student Loans set forth in Schedule A as of the Closing Date, and, for each Financed Student Loan that has been added to or removed from the pool of loans held by the Eligible Lender Trustee on behalf of the Issuer, information as to the date as of which and circumstances under which each such Financed Student Loan was so added or removed.

(i) The Seller shall deliver to the Eligible Lender Trustee, the Securities Insurer, the Swap Counterparty and the Indenture Trustee:

           (1) promptly after the execution and delivery of this Agreement and of each amendment thereto and on each Transfer Date, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and the Indenture Trustee in the Financed Student Loans, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

           (2) within 120 days after the beginning of each calendar year commencing April 30, 2001, an Opinion of Counsel, dated as of a date during such 120-day period, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and the Indenture Trustee in the Financed Student Loans, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; provided that a single Opinion of Counsel may be delivered in satisfaction of the foregoing requirement and that of Section 3.06(b) of the Indenture.

           Each Opinion of Counsel referred to in clause (1) or (2) above shall specify (as of the date of such opinion and given all applicable laws as in effect on such date) any action necessary to be taken in the following year to preserve and protect such interest.

           (j) The Seller shall, to the extent required by applicable law, cause the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

           SECTION 11.03. Notices. All demands, notices, instructions, directions and communications upon or to the Seller, the Administrator, the Master Servicer, the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Securities Insurer or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, (or in the form of telex or facsimile notice, followed by written notice delivered as aforesaid) and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, the Master Servicer, the Swap Counterparty, the Cap Provider or the Administrator, to Key Bank USA, National Association, 800 Superior Avenue, Fourth Floor, Cleveland, Ohio 44114, Attention: Key Education Resources, KeyCorp Student Loan Trust 2000-B (telephone: (216) 828-9342; facsimile: (216) 828-9301), (b) in the case of the Issuer or the Eligible Lender Trustee, at the Corporate Trust Office of the Eligible Lender Trustee, (c) in the case of the Indenture Trustee, at its Corporate Trust Office, (d) in the case of the Securities Insurer, to MBIA Insurance Corporation , 113 King Street, Armonk, New York 10504, Attention: Insured Portfolio Management-SF (telephone: (914) 765-3781; facsimile: (914) 765-3810), (e) in the case of Moody's, to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: ABS Monitoring Department (telephone: (212) 553-4948; facsimile: (212) 553-4600), (f) in the case of Fitch, to Fitch, Inc., One State Street Plaza, New York, New York 10004, (telephone: (212) 908-0500; facsimile: (212) 480-4435), and (g) in the case of S&P to Standard & Poor's, 55 Water Street, Attention: Asset Backed Surveillance Department (telephone (212) 438-2000; facsimile (212) 438-2649), as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

           SECTION 11.04. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.05 and 7.03 and as provided in the provisions of this Agreement concerning the resignation of the Master Servicer or the Administrator, this Agreement may not be assigned by the Seller, the Administrator or the Master Servicer. This Agreement may only be assigned by the Eligible Lender Trustee to its permitted successor pursuant to the Trust Agreement.

           SECTION 11.05. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Master Servicer, the Issuer and the Eligible Lender Trustee, the Indenture Trustee, the Securities Insurer and the holders of Notes, as third party beneficiaries, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

           SECTION 11.06. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

           SECTION 11.07. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

           SECTION 11.08. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

           SECTION 11.09. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

           SECTION 11.10. Assignment to Indenture Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the holders of the Notes of a security interest in all right, title and interest of the Issuer in, to and under the Financed Student Loans and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

           SECTION 11.11. Nonpetition Covenants. (a) Notwithstanding any prior termination of this Agreement, the Master Servicer, the Administrator, the Eligible Lender Trustee and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

           (b) Notwithstanding any prior termination of this Agreement, the Eligible Lender Trustee, the Master Servicer or any successor Master Servicer shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

           SECTION 11.12. Limitation of Liability of Eligible Lender Trustee and Indenture Trustee. (a) Notwithstanding anything contained herein to the contrary, this Agreement has been signed by Bank One, National Association, not in its individual capacity but solely in its capacity as Eligible Lender Trustee of the Issuer and, subject to paragraph (d) below, in no event shall Bank One, National Association, in its individual capacity or, except as expressly provided in the Trust Agreement, as beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto as to all of which recourse shall be had solely to the assets of the Issuer.

           (b) [RESERVED]

           (c) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by Bankers Trust Company not in its individual capacity but solely as Indenture Trustee and, except as provided in paragraph (d) below, in no event shall Bankers Trust Company have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

           (d) Notwithstanding any other provision in this Agreement or the other Basic Documents, nothing in this Agreement or the other Basic Documents shall be construed to limit the legal responsibility of the Eligible Lender Trustee or the Indenture Trustee to the U.S. Secretary of Education or a Guarantor for any violations of statutory or regulatory requirements that may occur with respect to loans held by the Eligible Lender Trustee or the Indenture Trustee, pursuant to, or to otherwise comply with their obligations under, the Higher Education Act or implementing regulations, it being expressly understood that the Indenture Trustee has no obligation or duty pursuant to this Section except in the event of Foreclosure or pursuant to Section 8.01 as a successor Master Servicer.

           SECTION 11.13. Consent of the Securities Insurer. Whenever the consent or approval of the Securities Insurer is required under this Agreement, the Great Lakes Sub-Servicing Agreement and the PHEAA Sub-Servicing Agreement, such consent or approval shall be reasonably given, except for consents or approvals required under Article VIII hereof with respect to which the consent or approval of the Securities Insurer shall be given at the sole discretion of the Securities Insurer.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

KEYCORP STUDENT LOAN TRUST 2000-B,
as Issuer

By:   BANK ONE, NATIONAL
        ASSOCIATION, not in its individual
        capacity but solely as Eligible Lender
        Trustee on behalf of the, Trust,

       By:     /s/ Keith R. Richardson
                 Name:  Keith R. Richardson
                 Title:  Authorized Officer

KEY BANK USA, NATIONAL ASSOCIATION,
as Seller,

By:     /s/ Darlene H. Dimitrijevs
          Name:  Darlene H. Dimitrijevs
          Title:  Senior Vice President

KEY BANK USA, NATIONAL ASSOCIATION,
as Master Servicer,

By:     /s/ Darlene H. Dimitrijevs
          Name:  Darlene H. Dimitrijevs
          Title:  Senior Vice President

KEY BANK USA, NATIONAL ASSOCIATION,
as Administrator,

By:     /s/ Darlene H. Dimitrijevs
          Name:  Darlene H. Dimitrijevs
          Title:  Senior Vice President

BANK ONE, NATIONAL ASSOCIATION,
not in its individual capacity but solely
as Eligible Lender Trustee,

By:     /s/ Keith R. Richardson
          Name:  Keith R. Richardson
          Title:  Authorized Officer

Acknowledged, accepted, and with
respect to Article X, agreed to,
as of the day and year
first above written:

BANKERS TRUST COMPANY,
not in its individual capacity
but solely as Indenture Trustee,

By:   /s/ Franco B.Talavera
        Name:   Franco B. Talavera
        Title:   Assistant Vice President

Acknowledged and accepted
as of the day and year
first above written:

BANKERS TRUST COMPANY,
not in its individual capacity
but solely in its capacity as
securities intermediary
under Section 5.01,

By:   /s/ Franco B.Talavera
        Name:   Franco B. Talavera
        Title:   Assistant Vice President

APPENDIX A

DEFINITIONS AND USAGE

Usage

           The following rules of construction and usage shall be applicable to any instrument that is governed by this Appendix:

           (a) All terms defined in this Appendix shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

           (b) As used herein, in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of such instrument. To the extent that the definitions of accounting terms in this Appendix or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or in any such instrument, certificate or other document shall control.

           (c) The words "hereof," "herein," "hereunder" and words of similar import when used in an instrument refer to such instrument as a whole and not to any particular provision or subdivision thereof; references in an instrument to "Article," "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument; and the term "including" means "including without limitation."

           (d) The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

           (e) Any agreement, instrument or statute defined or referred to below or in any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

Definitions

           "Accepted Servicing Procedures" means that the Master Servicer shall (or shall cause the applicable Sub-Servicer to) manage, service, administer and make collections on the Financed Student Loans with reasonable care, using that degree of skill and attention that the Master Servicer (or such Sub-Servicer) exercises with respect to all comparable student loans that it services but, in any event, in accordance with customary and usual standards of practice of prudent lenders and loan servicers administering similar student loans. The Master Servicer shall (or shall cause the applicable Sub-Servicer to) manage, service, administer and make collections with respect to the Financed Student Loans in accordance with, and otherwise comply with, all applicable Federal and state laws, including all applicable standards, guidelines and requirements of the Higher Education Act (in the case of the Financed Federal Loans) and any applicable Guarantee Agreement (in the case of the Financed Guaranteed Loans). These procedures shall include collection and posting of all payments, responding to inquiries of borrowers on such Financed Student Loans, monitoring borrowers' status, making required disclosures to borrowers, investigating delinquencies, sending payment coupons to borrowers and otherwise establishing repayment terms, reporting tax information to borrowers, if applicable, accounting for collections and furnishing monthly and annual statements with respect thereto to the Administrator (and upon request the Administrator shall provide copies thereof to the Securities Insurer). The Master Servicer shall (or shall cause the applicable Sub-Servicer to) follow its customary standards, policies and procedures in performing its duties as Master Servicer (or Sub-Servicer, as the case may be).

           "Access Loans" means those Financed Student Loans that were originated under The Law Access(R)Program or The Access GroupSM Loan Program as administered by LSAS or LAI.

           "Act" has the meaning specified in Section 11.03(a) of the Indenture.

           "Additional Fundings" means the moneys transferred from the Pre-Funding Account and the Escrow Account on Transfer Dates during the Funding Period, and shall consist of amounts paid to the Seller to acquire Subsequent Pool Student Loans and Other Subsequent Student Loans as of the applicable Subsequent Cut-off Dates, to pay capitalized interest on the Financed Student Loans and to pay Guarantee Fee Advances, as provided in Section 5.08(a) of the Sale and Servicing Agreement.

           "Additional Student Loans" means the Subsequent Pool Student Loans, the Other Subsequent Student Loans, Guarantee Fee Advances and the fundings of accrued interest to be capitalized.

           "Adjusted Initial Pool Balance" means, the sum of the Pool Balance as of the Cutoff Date, which is $548,653,496, plus as of each Subsequent Cutoff Date the principal balance of each Subsequent Pool Student Loan sold to the Eligible Lender Trustee on behalf of the Issuer on each Transfer Date during the Funding Period (but no later than the Special Determination Date).

           "Administration Agreement" means the Administration Agreement dated as of September 1, 2000, among the Issuer, the Indenture Trustee and the Administrator.

           "Administration Fee" has the meaning specified in Section 3 of the Administration Agreement.

           "Administrator" means Key Bank USA, National Association, a national banking association, in its capacity as administrator of the Issuer and the Financed Student Loans.

           "Administrator Default" has the meaning specified in Section 8.01(b) of the Sale and Servicing Agreement.

           "Administrator's Certificate" means an Officers' Certificate of the Administrator delivered pursuant to Section 4.08(c) of the Sale and Servicing Agreement and containing the information required by Section 4.08(c).

           "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

           "Ameritrust" means Ameritrust Company National Association, predecessor in interest to Society.

           "Applicable Index" means (1) with respect to LIBOR Indexed Securities, Three-Month LIBOR and (2) with respect to T-Bill Indexed Securities, the T-Bill Rate.

           "Applicable Note Margin" means with respect to the Class A-1 Notes, 0.12%, and with respect to the Class A-2 Notes, 0.31%.

           "ASA" means the Massachusetts Higher Education Assistance Corporation now doing business as American Student Assistance Corporation, a Massachusetts non-profit corporation.

           "Assigned Agreements" means the following agreements, as the same may be amended and restated from time to time, (i) the Deposit Agreement dated as of January 28, 1992, between TERI and the Seller (as successor to Ameritrust), (ii) the Security Agreement dated as of January 28, 1992, between TERI and the Seller (as successor to Ameritrust), (iii) the Letter Agreement dated as of January 28, 1992, between LSAS and the Seller (as successor to Ameritrust), (iv) the Trust Agreement dated as of July 14, 1992 and restated as of July 1, 1994, among the Seller, LSAS and First Bank (N.A.), Milwaukee, Wisconsin, as trustee, (v) the LAL/BEL Guarantee Agreements dated as of January 28, 1992 and December 21, 1992, between the Seller and TERI, and (vi) the Private Guarantee Agreement dated as of March 23, 1995, among the Seller, TERI, Society National Bank, Indiana, and Wilmington Trust Company, (vii) the Consolidated Deposit Agreement and Consolidated Security Agreement each dated November 1, 1995 between TERI and Society, and (viii) Alternative DEAL Surety Bond Numbers 1994-A, 1994-B, 1995-A and 1996-A, dated February 23, 1994, October 4, 1994, July 1, 1995 and July 1, 1996, respectively, issued by HICA to KeyBank of Maine, Society, Society and Seller, respectively; and (ix) the Pledged Collateral Account Control Agreement dated as of January 1, 1999, among TERI, Seller and McDonald Investments Inc., a wholly-owned subsidiary of KeyCorp, all to the extent necessary to permit the Trust to realize its rights and benefits under the assignment of the agreements referred to in clauses (i) through (ix) above.

           "Assigned Rights" has the meaning specified in Section 2.01 of the Sale and Servicing Agreement.

           "Auction Purchase Amount" with respect to the Financed Student Loans means the aggregate unpaid principal balance owed by the applicable borrowers thereon plus accrued interest thereon to the date of purchase less the amount on deposit in the Reserve Account as of such date.

           "Authorized Officer" means (i) with respect to the Issuer, any officer of the Eligible Lender Trustee who is authorized to act for the Eligible Lender Trustee in matters relating to the Issuer pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Eligible Lender Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (ii) with respect to the Administrator, any officer of the Administrator or any of its Affiliates who is authorized to act for the Administrator in matters relating to itself or to the Issuer and to be acted upon by the Administrator pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (iii) with respect to the Seller, any officer of the Seller or any of its Affiliates who is authorized to act for the Seller in matters relating to or to be acted upon by the Seller pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Seller to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (iv) with respect to the Master Servicer, any officer of the Master Servicer or any of its Affiliates who is authorized to act for the Master Servicer in matters relating to or to be acted upon by the Master Servicer pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Master Servicer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), and (v) with respect to any Sub-Servicer, any officer of the Sub-Servicer or any of its Affiliates who is authorized to act for such Sub-Servicer in matters relating to or to be acted upon by the Sub-Servicer, pursuant to the applicable Sub-Servicing Agreement, and who is identified on the list of Authorized Officers delivered by such Sub-Servicer to the Master Servicer on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

                      "Available Funds" means, with respect to a Distribution Date or any Monthly Servicing Payment Date, the sum of the following amounts received with respect to the then elapsed portion of the related Collection Period to the extent not previously distributed:

          (i)   all collections received by the Master Servicer (or any Sub-Servicer acting on its behalf) on the Financed Student Loans (including any Guarantee Payments received with respect to such Financed Student Loans), but net of (x), any Federal Origination Fee and Federal Consolidation Loan Rebate payable to the Department on Federal Consolidation Loans disbursed after October 1, 1993, (y) any applicable administrative fees, late fees or similar fees received from a borrower, and (z) any collections in respect of principal on the Financed Student Loans applied by the Trust to repurchase guaranteed loans from the Guarantors in accordance with the Guarantee Agreements;

           (ii)  any Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee during the then elapsed portion of such Collection Period with respect to the Financed Federal Loans;

(iii) all Liquidation Proceeds and all Recoveries in respect of Liquidated Student Loans which were written off in prior Collection Periods or prior months of such Collection Period;

           (iv)  the aggregate Purchase Amounts received for those Financed Student Loans repurchased by the Seller or purchased by the Master Servicer (or any Sub-Servicer acting on its behalf) under an obligation which arose during the elapsed portion of such Collection Period;

           (v)  the aggregate amounts, if any, received from the Seller or the Master Servicer (or any Sub-Servicer acting on its behalf), as the case may be, as reimbursement of non-guaranteed interest amounts, or, lost Interest Subsidy Payments and Special Allowance Payments, with respect to the Financed Federal Student Loans pursuant to Section 3.02 or 4.06, respectively of the Sale and Servicing Agreement;

(vi) amounts deposited by the Seller into the Collection Account in connection with the making of Consolidation Loans pursuant to Section 2.03 of the Sale and Servicing Agreement;

(vii) with respect to the initial Distribution Date, the amount deposited in the Collection Account on the Closing Date pursuant to Section 5.01(a)(i) of the Sale and Servicing Agreement;

(viii) Investment Earnings for such Distribution Date;

(ix) amounts withdrawn from the Reserve Account in excess of the Specified Reserve Account Balance and deposited into the Collection Account;

(x) amounts withdrawn from the Escrow Account and deposited into the Collection Account;

(xi) with respect to the Distribution Date on or immediately after the end of the Funding Period, the amount transferred from the Pre-Funding Account to the Collection Account;

           (xii)  (a) any Net Receipt received from the Swap Counterparty with respect to the related Interest Period, and (b) any Termination Payment received from the Swap Counterparty with respect to a Termination Event under the Interest Rate Swap to the extent not paid to a substitute Swap Counterparty in accordance with the Interest Rate Swap; and

           (xiii)  any proceeds received in connection with the sale of the Financed Student Loans pursuant to Section 9.01 of the Sale and Servicing Agreement, or sums collected by the Indenture Trustee pursuant to Sections 5.03 or 5.04(a) of the Indenture.

provided, however, that Available Funds will exclude all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans, the Purchase Amount of which has been included in Available Funds for a prior Distribution Date; provided, further, that if on any Distribution Date there would not be sufficient funds, after application of Available Funds and amounts available from the Reserve Account and the Pre-Funding Account to pay any of the items specified in clause (i) through (iv) of Section 5.05(c) of the Sale and Servicing Agreement for such Distribution Date, then Available Funds for such Distribution Date will include, in addition to the Available Funds amounts on deposit in the Demand Deposit Account on the Determination Date relating to such Distribution Date which would have constituted Available Funds for the Distribution Date succeeding such Distribution Date, up to the amount necessary to pay the items specified in clause (i) through (iv) of Section 5.05(c) of the Sale and Servicing Agreement, and the Available Funds for such succeeding Distribution Date will be adjusted accordingly.

           "Basic Documents" means the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Note Depository Agreement, the Guarantee Agreements, the Cap Agreement, the Interest Rate Swap, the Insurance Agreement and other documents and certificates delivered in connection with any thereof.

           "Bar Exam Loan" means a Bar Examination Loan made by the Seller to an eligible borrower pursuant to the Programs.

           "Benefit Plan" has the meaning specified in Section 3.04 of the Trust Agreement.

           "Book-Entry Note" means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

           "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York or Cleveland, Ohio, are authorized or obligated by law, regulation or executive order to remain closed.

           "Calculated Pool Balance" means, at any time, the aggregate principal balance of the Financed Student Loans, or specified subset thereof, at the Cutoff Date, Subsequent Cutoff Date or Statistical Cutoff Date, as specified (including accrued interest thereon at such date to the extent such interest will be capitalized upon commencement of repayment).

           "Cap Account" means the account designated as such, established and maintained pursuant to Section 5.01(a)(v) of the Sale and Servicing Agreement.

           "Cap Agreement" means that certain interest rate protection agreement, between the Trust and the Cap Provider as documented according to a 1992 ISDA Master Agreement (Multicurrency--Cross Border), including the related sole confirmation and the related schedule, each dated as of September 15, 2000, and each modified to reflect the terms of the Notes and the Basic Documents.

           "Cap Provider" means Key Bank USA, National Association in its capacity as a party to the Cap Agreement.

           "Certificate" means the Trust Certificate issued pursuant to the Trust Agreement, substantially in the form of Exhibit A thereto.

           "Certificate Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 3.09 of the Trust Agreement, which shall initially be the Eligible Lender Trustee.

           "Certificate Register" and "Certificate Registrar" means the register mentioned and the registrar appointed pursuant to Section 3.04 of the Trust Agreement.

           "Certificateholder" means the Person in whose name the Certificate is registered in the Certificate Register.

           "Class" means reference to any of the Class A-1 or Class A-2 Notes, as applicable.

           "Class A Cap Funds" means, with respect to any Distribution Date the lesser of (x) the sum of the Class A-1 Cap Payment and the Class A-2 Cap Payment relating to such Distribution Date and (y) the amount of funds on deposit in the Cap Account on such Distribution Date.

           "Class A-1 Cap Payment" means with respect to any Distribution Date prior to the termination of the Cap Agreement, an amount equal to (x) the positive difference, if any, between (1) the amount, if any, by which the amount of interest calculated at the Formula Rate for the related Interest Period exceeds the amount of interest calculated at the Student Loan Rate for such Interest Period for the Class A-1 Notes minus (2) the amount of Available Funds, if any, remaining to pay the Noteholders' Interest Index Carryover with respect to the Class A-1 Notes on such Distribution Date pursuant to Section 5.05(c)(x)(1) of the Sale and Servicing Agreement for the Class A-1 Notes for such Interest Period plus (y) interest calculated at the Formula Rate for the Class A-1 Notes on any amounts due but unpaid by the Cap Provider under clause (x) above.

           "Class A-2 Cap Payment" means, with respect to any Distribution Date prior to the termination of the Cap Agreement, an amount equal to (x) the positive difference, if any, between (1) the amount, if any, by which the amount of interest calculated at the Formula Rate for the related Interest Period exceeds the amount of interest calculated at the Student Loan Rate for such Interest Period for the Class A-2 Notes minus (2) the amount of Available Funds, if any, remaining to pay the Noteholders' Interest Index Carryover with respect to the Class A-2 Notes on such Distribution Date pursuant to Section 5.05(c)(x)(1) of the Sale and Servicing Agreement plus (y) interest calculated at the Formula Rate for the Class A-2 Notes due but unpaid by the Cap Provider under clause (x) above.

           "Class A Notes" means the Class A-1 Notes and Class A-2 Notes.

           "Class A-1 Note" means a Floating Rate Class A-1 Asset Backed Note issued pursuant to the Indenture, substantially in the form of Exhibit A-1 thereto.

           "Class A-2 Note" means a Floating Rate Class A-2 Asset Backed Note issued pursuant to the Indenture, substantially in the form of Exhibit A-2 thereto.

           "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

           "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

           "Closing Date" means September 15, 2000.

           "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

           "Cohort Default Rate" means the percentage of an educational institution's borrowers who enter repayment on certain Federal Family Education Loan Program and/or William D. Ford Federal Direct Loan Program loans during a particular fiscal year and default or meet other specified conditions before the end of the next fiscal year, as is more specifically described in 34 C.F.R. Part 668 (including the definition of terms set forth herein).

           "Collateral" has the meaning specified in the Granting Clause of the Indenture.

           "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.01(a)(i) of the Sale and Servicing Agreement.

           "Collection Period" means, with respect to the first Distribution Date, the period beginning on the Cutoff Date with respect to the Initial Financed Student Loans, or the Subsequent Cutoff Date with respect to Subsequent Pool Student Loans, as applicable, and ending on December 31, 2000 and with respect to each subsequent Distribution Date, the Collection Period means the three calendar months immediately following the end of the previous Collection Period.

           "Commission" means the Securities and Exchange Commission.

           "Consolidation Loans" means Federal Consolidation Loans and Private Consolidation Loans, collectively.

           "Coordination Agreements" means the following agreements, as the same may be amended and restated from time to time, (i) the Coordination Agreement, dated as of February 15, 1990, as amended, by and among LAI (as successor to LSAS), PHEAA, ASA, TERI and Society (as successor by merger to Ameritrust) (the "1990 Coordination Agreement"); (ii) the Coordination Agreement, dated as of January 4, 1991, as amended, by and among LAI (as successor to LSAS), PHEAA, ASA, TERI and Society (as successor by merger to Ameritrust) (the "1991 Coordination Agreement"); (iii) the Coordination Agreement, dated as of January 28, 1992, as amended, by and among LAI (as successor to LSAS), PHEAA, ASA, ELSI, TERI and Society (as successor by merger to Ameritrust) (the "1992 Coordination Agreement"); (iv) the Coordination Agreement, dated as of December 21, 1992, as amended, by and among LAI (as successor to LSAS), PHEAA, ASA, ELSI, TERI and Society (the "1993-1995 Coordination Agreement"); and (v) the Coordination Agreement, dated as of March 23, 1995, as amended, by and among LAI, PHEAA, ASA, TERI and Society (the "1996-1998 Coordination Agreement").

           "Corporate Trust Office" means (i) with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at Four Albany Street, 10th Floor, New York, New York 10006, Attention: Corporate Trust and Agency Group, Structured Finance Team (telephone: (212) 250-6595; facsimile: (212) 250-6439) or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Securities Insurer, the Swap Counterparty and the Seller, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Securities Insurer, the Swap Counterparty and the Seller) and (ii) with respect to the Eligible Lender Trustee, the principal corporate trust office of the Eligible Lender Trustee located at 1 Bank One Plaza, Suite IL1-0126, Chicago, Illinois 60670, Attention: Corporate Trust Administration (telephone: (312) 407-1892; facsimile: (312) 407-1708); or at such other address as the Eligible Lender Trustee may designate by notice to the Certificateholder, the Securities Insurer, the Swap Counterparty and the Seller, or the principal corporate trust office of any successor Eligible Lender Trustee (the address of which the successor Eligible Lender Trustee will notify the Certificateholder, the Securities Insurer, the Swap Counterparty and the Seller).

           "CSAC" means the California Student Aid Commission, an agency of the State of California.

           "CSLF" means the Connecticut Student Loan Foundation.

           "Cutoff Date" means with respect to the Initial Pool Student Loans, September 1, 2000.

           "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

           "Deficiency Amount" shall have the meaning given to such term in the Securities Guaranty Insurance Policy.

           "Definitive Notes" has the meaning specified in Section 2.10 of the Indenture.

           "Delivery" or "Deliver" when used with respect to Trust Account Property means the following and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Collateral to the Indenture Trustee, free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof:

           (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute instruments and are susceptible of physical delivery ("Physical Property"):

(i) transfer of possession thereof to the Indenture Trustee endorsed to, or registered in the name of, the Indenture Trustee, or its nominee or endorsed in blank;

           (b) with respect to a certificated security:

(i) delivery thereof in bearer form to the Indenture Trustee; or

(ii) delivery thereof in registered form to the Indenture Trustee and

(A) the certificate is endorsed to the Indenture Trustee or in blank by effective endorsement; or

(B) the certificate is registered in the name of the Indenture Trustee, upon original issue or registration of transfer by the issuer;

           (c)  with respect to an uncertificated security:

(i) the delivery of the uncertificated security to the Indenture Trustee; or

(ii) the issuer has agreed that it will comply with instructions originated by the Indenture Trustee, without further consent by the registered owner;

           (d) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations:

           (i)  a Federal Reserve Bank by book entry credits the book-entry security to the securities account (as defined in 31 CFR Part 357) of a participant (as defined in 31 CFR Part 357) which is also a securities intermediary; and

(ii) the participant indicates by book entry that the book-entry security has been credited to the Indenture Trustee's securities account, as applicable;

           (e) with respect to a security entitlement:

(i) the Indenture Trustee, becomes the entitlement holder; or

(ii) the securities intermediary has agreed that it will comply with entitlement orders originated by the Indenture Trustee;

           (f) without further consent by the entitlement holder for the purpose of clauses (b) and (c) hereof "delivery" means:

(i) with respect to a certificated security:

(A) the Indenture Trustee, acquires possession thereof;

                  (B)  another person (other than a securities intermediary) either acquires possession thereof on behalf of the Indenture Trustee or, having previously acquired possession thereof, acknowledges that it holds for the Indenture Trustee; or

                  (C)  a securities intermediary acting on behalf of the Indenture Trustee acquires possession of thereof, only if the certificate is in registered form and has been specially endorsed to the Indenture Trustee by an effective endorsement;

(ii) with respect to an uncertificated security:

(A) the issuer registers the Indenture Trustee as the registered owner, upon original issue or registration of transfer; or

                  (B)   another person (other than a securities intermediary) either becomes the registered owner thereof on behalf of the Indenture Trustee, or, having previously become the registered owner, acknowledges that it holds for the Indenture Trustee;

           (g) for purposes of this definition, except as otherwise indicated, the following terms shall have the meaning assigned to each such term in the UCC:

(i) "certificated security"

(ii) "effective endorsement"

(iii) "entitlement holder"

(iv) "instrument"

(v) "securities account"

(vi) "securities entitlement"

(vii) "securities intermediary"

(viii) "uncertificated security"

           (h) in each case of Delivery contemplated herein, the Indenture Trustee shall make appropriate notations on its records, and shall cause same to be made of the records of its nominees, indicating that securities are held in trust pursuant to and as provided in this Agreement.

           "Demand Deposit Account" means the account designated as such, established and maintained pursuant to Section 5.01(a)(vi) of the Sale and Servicing Agreement.

           "Department" means the United States Department of Education, an agency of the Federal government.

           "Depositor" means the Seller in its capacity as Depositor under the Trust Agreement.

           "Depository" has the meaning specified in Section 2.04 of the Indenture.

           "Determination Date" means, with respect to any Monthly Servicing Payment Date or Distribution Date, as the case may be, the third Business Day preceding such Monthly Servicing Payment Date or Distribution Date.

           "Distribution Date" means, with respect to each Collection Period, the twenty-fifth day of each January, April, July and October or, if such day is not a Business Day, the immediately following Business Day, commencing on January 25, 2001.

           "DTC" means the Depository Trust Company, a New York corporation.

           "ELSI" means Education Loan Services, Inc., a Massachusetts corporation.

           "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the States (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from at least two nationally recognized Rating Agencies in one of their respective generic rating categories which signifies investment grade and is acceptable to the Securities Insurer.

           "Eligible Institution" means a depository institution (which may be, without limitation, the Seller or any Affiliate of the Seller (but only if all rights of set-off have been waived), the Eligible Lender Trustee or any Affiliate of the Eligible Lender Trustee, or the Indenture Trustee or any Affiliate of the Indenture Trustee) organized under the banking laws of the United States of America or any one of the States (or any domestic branch of a foreign bank), (a) which has (i) a short-term senior unsecured debt rating of P-1 or better by Moody's, (ii) either (A) a long term senior unsecured debt rating of AAA by S&P or (B) a short-term senior unsecured debt rating A-1+ by S&P, and (iii) if rated by Fitch (A) a long term senior unsecured debt rating of AAA by Fitch and (B) short-term senior of F-1+ by Fitch, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and the Securities Insurer, and (b) whose deposits are insured by the FDIC. If so qualified, the Seller or any Affiliate of the Seller, the Eligible Lender Trustee or any Affiliate of the Eligible Lender Trustee, or Indenture Trustee or any Affiliate of the Indenture Trustee, may be considered an Eligible Institution.

           "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

           (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

           (b)demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that (i) each such investment has an original maturity of less than 365 days and (ii) at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date, as the case may be), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from Moody’s and S&P in the highest investment category granted thereby and, if rated by Fitch, in the highest investment category granted by Fitch;

           (c) commercial paper having an original maturity of less than 365 days and having, at the time of the investment or contractual commitment to invest therein, a rating from Moody’s and S&P in the highest investment category granted thereby and, if rated by Fitch, in the highest investment category granted by Fitch;

           (d) investments in money market funds (including funds for which the Indenture Trustee or the Eligible Lender Trustee or any of their respective Affiliates or any of Seller’s Affiliates is an investment manager or advisor) that (i) maintain a stable $1.00 net asset value per share, (ii) are freely transferable on a daily basis, (iii) invests only in other Eligible Investments, and (iv) have a rating from Moody’s and S&P in the highest investment category granted thereby and, if rated by Fitch, in the highest investment category granted by Fitch;

           (e) bankers' acceptances having an original maturity of less than 365 days and issued by any depository institution or trust company referred to in clause (b) above;

           (f) investments in the money market fund known as "The Victory Fund U.S. Government Obligations Fund" or any comparable or successor money market fund provided that (i) the Seller or one of its Affiliates is the investment manager or advisor of such money market fund, (ii) such money market fund seeks to maintain a stable $1.00 net asset value, per share, (iii) the shares of such money market fund are freely transferable, (iv) such money market fund invests only in Eligible Investments, and (v) such money market fund otherwise satisfies the requirements of Rule 2a-7 of the Investment Company Act of 1940, as amended; and

           (g) any other investment permitted by each of the Rating Agencies and (provided that no Securities Insurer Default has occurred and is continuing) the Securities Insurer as set forth in writing delivered to the Indenture Trustee.

           "Eligible Lender Trustee" means Bank One, National Association, a national banking association, not in its individual capacity but solely as eligible lender trustee under the Trust Agreement.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

           "Escrow Account" means the account designated as such, established and maintained pursuant to Section 5.01(a)(iv) of the Sale and Servicing Agreement.

           "Event of Default" has the meaning specified in Section 5.01 of the Indenture.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

           "Expected Interest Collections" means, with respect to any Collection Period, the sum of (i) the amount of interest accrued, net of amounts required by the Higher Education Act to be paid to the Department or to be repaid to borrowers, with respect to the Financed Student Loans for such Collection Period (whether or not such interest is actually paid), (ii) all Interest Subsidy Payments and Special Allowance Payments expected to be received by the Eligible Lender Trustee for such Collection Period (whether or not actually received) with respect to the Financed Student Loans and (iii) Investment Earnings for such Collection Period.

           "Expenses" means any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Eligible Lender Trustee or any of its officers, directors or agents in any way relating to or arising out of the Trust Agreement, the other Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Eligible Lender Trustee under the Trust Agreement or the other Basic Documents.

           "FDIC" means the Federal Deposit Insurance Corporation.

           "Federal Consolidation Loan" means a loan made by the Seller to an eligible borrower that represents the refinancing of Financed Federal Loans of such borrower in accordance with the applicable terms and conditions of the Program and the Higher Education Act.

           "Federal Consolidation Loan Rebate" means the monthly fee payable to the Department by the holder of Federal Consolidation Loans made (x) on or after October 1, 1993, equal to 1.05% per annum, but (y) with respect to Federal Consolidation Loans for which applications were received on or after October 1, 1998 but before February 1, 1999, equal to 0.62% per annum, in each case on the outstanding balance of such Federal Consolidation Loan.

           "Federal Guarantors" means, collectively, PHEAA, ASA, CSAC, CSLF, HESC, MHEAA, NSLP and USAF.

           "Federal Origination Fee" means the origination fee payable to the Department by the lender with respect to any Financed Federal Loan (including Federal Consolidation Loans) made on or after October 1, 1993, equal to 0.50% of the initial principal balance of such loan.

           "52 Week T-Bill Rate" means, on any date of determination, the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to the preceding September 1.

           "Final Maturity Date" means (i) for the Class A-1 Notes, the July 2008 Distribution Date and (ii) for the Class A-2 Notes the July 2029 Distribution Date.

           "Final Subsequent Transfer Date" means the last Transfer Date on which Subsequent Pool Student Loans are transferred to the Trust but no later than the Special Determination Date.

           "Financed Federal Loans" means those Financed Student Loans that are guaranteed as to the payment of principal and interest by PHEAA, ASA, CSAC, CSLF, HESC, MHEAA, NSLP or USAF and are reinsured by the Department.

           "Financed Guaranteed Loans" means the collective reference to the Financed Federal Loans and the Financed Guaranteed Private Loans.

           "Financed Guaranteed Private Loans" means those Financed Student Loans that are guaranteed as to the payment of principal and interest by TERI or HICA and are not reinsured by the Department or any other governmental entity.

           "Financed Private Loans" means the collective reference to Financed Guaranteed Private Loans and Financed Unguaranteed Private Loans.

           "Financed Student Loans" means the collective reference to the Initial Financed Student Loans and the Additional Student Loans.

           "Financed Student Loan Files" means the documents specified in Section 3.03 of the Sale and Servicing Agreement.

           "Financed Unguaranteed Private Loans" means those Financed Student Loans that are not guaranteed as to the payment of principal or interest by any federal or private guarantor, or by any other party or governmental agency, including, without limitation, the Seller.

           "Formula Rate" means for any Interest Period (1) with respect to the Class A-1 Notes, the Applicable Index plus the Applicable Note Margin and (2) with respect to the Class A-2 Notes, the Applicable Index plus the Applicable Note Margin.

           "Fitch" means Fitch, Inc.

           "Funding Period" means the period beginning on the Closing Date and ending on the first to occur of (a) the date on which an Event of Default, a Master Servicer Default or an Administrator Default occurs, (b) the date on which an Insolvency Event occurs with respect to the Seller, (c) the first date on which the amounts on deposit in each Pre-Funding Account is zero, and (d) the close of business on the last day of the Collection Period preceding the October 2002 Distribution Date.

           "Graduate Loan Programs" means the loan programs, under which the Seller made loans to students enrolled in or recently graduated from approved or accredited law schools, medical schools, dental schools, graduate business schools or other graduate level certificate or degree programs.

           "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

           "Great Lakes" means Great Lakes Educational Loan Services, Inc. a Wisconsin corporation.

           "Great Lakes Sub-Servicing Agreement" means the Subservicing Agreement, dated as of September 1, 2000, between Great Lakes and the Master Servicer.

           "Great Lakes Trust Receipt" means the Trust Receipt, dated September 15, 2000, from Great Lakes acknowledging the receipt and possession of the Financed Student Loan Files relating to the Financed Student Loans being sub-serviced by Great Lakes.

           "Guarantee Agreements" means (i) in the case of PHEAA, the Lender Agreement for Guarantee of Student Loans With Federal Reinsurance and the Lender Participation Agreement for Consolidation Loans, in each case dated as of April 26, 2000, between PHEAA and the Eligible Lender Trustee on behalf of the Issuer, (ii) in the case of ASA, the Holder Guarantee Agreement dated as of April 26, 2000, between ASA and the Eligible Lender Trustee on behalf of the Issuer, (iii) in the case of CSAC, the Agreement dated as of April 26, 2000, between CSAC and the Eligible Lender Trustee on behalf of the Issuer, (iv) in the case of CSLF, the Agreement dated as of August 28, 2000, between CSLF and the Eligible Lender Trustee on behalf of the Issuer (v) in the case of HESC, the Loan Guarantee Agreement dated as of April 26, 2000, between HESC and the Eligible Lender Trustee on behalf of the Issuer, (vi) in the case of MHEAA, the Agreement to Guarantee Loans, dated as of April 26, 2000, between MHEAA and the Eligible Lender Trustee on behalf of the Issuer, (vii) in the case of NSLP, the Lender Agreement for Guarantee of Student Loans With Federal Reinsurance and the Lender Agreement for Guarantee of Federal Consolidation Loans with Federal Reinsurance, each dated as of April 26, 2000 between NSLP and the Eligible Lender Trustee on behalf of the Issuer, (viii) in the case of USAF, the USA Group Master Loan Agreement dated as of April 26, 2000, between USAF and the Eligible Lender Trustee on behalf of the Issuer, (ix) in the case of TERI, the Guarantee Agreement dated as of April 26, 2000, among TERI, the Seller and the Eligible Lender Trustee on behalf of the Issuer and (x) in the case of HICA, the Third Endorsement to Alternative Dental Educational Assistance Loan Surety Bond Numbers 1994-A, 1994-B, 1995-A and 1996-A dated as of August 28, 2000 and executed by HICA, relative to such Surety Bonds which were assigned by the Seller to the Eligible Lender Trustee on behalf of the Issuer.

           "Guarantee Fee Advance" means a loan made by the Seller to a borrower of a Financed Private Loan, at the borrower's option, at the time such borrower commences repayment of such Financed Private Loan to finance the cost of the fee imposed with respect to such loan at such time.

           "Guarantee Payment" means any payment made by a Guarantor pursuant to a Guarantee Agreement in respect of a Financed Student Loan.

           "Guarantors" means, collectively, PHEAA, ASA, CSAC, CSLF, HESC, MHEAA, NSLP, USAF, TERI and HICA.

           "HESC" means the New York State Higher Education Services Corporation, an educational corporation created by an act of the Legislature of the State of New York.

           "HICA" means HEMAR Insurance Corporation of America, a South Dakota corporation.

           "HICA Trigger Event" means, on any Distribution Date, when the cumulative Realized Losses on any of the Guaranteed Private Loans that are guaranteed by HICA exceeds 20% of the Initial Financed Student Loan Pool Balance consisting of all Guaranteed Private Loans that are guaranteed by HICA; provided, however, that a HICA Trigger Event shall not have occurred if HICA is continuing to pay claims with respect to all Guaranteed Private Loans guaranteed by HICA.

           "Higher Education Act" means the Higher Education Act of 1965, as amended, together with any rules, regulations and interpretations thereunder.

           "Indenture" means the Indenture dated as of September 1, 2000, between the Issuer and the Indenture Trustee.

           "Indenture Trustee" means Bankers Trust Company, a New York banking corporation, not in its individual capacity but solely as Indenture Trustee under the Indenture.

           "Indenture Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests granted to the Indenture Trustee), including all proceeds thereof.

           "Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

           "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

           "Index Maturity" shall have the meaning set forth in the definition of "Three-Month LIBOR".

           "Initial Financed Student Loans" means the Initial Pool Student Loans.

           "Initial Financed Student Loan Pool Balance" means, at any time, the Calculated Pool Balance of the Financed Student Loans, or specified subset thereof, as of the related Cutoff Date (in the case of the Initial Financed Student Loans, or specified subset thereof) or the related Subsequent Cutoff Date (with respect to Additional Student Loans or specified subset thereof).

           "Initial Pool Student Loans" means any graduate or undergraduate student loans listed on the Schedule of Initial Pool Student Loans on the Closing Date as set forth in Schedule A to the Sale and Servicing Agreement (which Schedule may be in the form of microfiche or computer tape), which student loans the Seller shall transfer to the Eligible Lender Trustee on behalf of the Issuer pursuant to the Sale and Servicing Agreement on the Closing Date.

           "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing; or (c) in the case of the Securities Insurer, a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver of the Securities Insurer or (ii) the taking of possession of all or any material portion of the property of the Securities Insurer.

           "Insurance Agreement" means the Insurance Agreement, dated as of September 1, 2000, among the Seller, the Master Servicer, the Administrator, the Depositor, the Issuer, the Eligible Lender Trustee, the Indenture Trustee and the Securities Insurer.

           "Insured Payment" means, with respect to any Distribution Date, the sum of the Deficiency Amount and any Preference Amount.

           "Insurer Premium" means the premium due to the Securities Insurer on each Distribution Date, which amount shall be equal to the product of the Insurer Premium Rate and the Outstanding Amount immediately prior to such Distribution Date.

           "Insurer Premium Rate" means the "Premium Percentage" as defined in the Insurance Agreement.

           "Interest and Expense Draw" means any withdrawals from the Reserve Account pursuant to Sections 5.06(b)(i) through (b)(v) of the Sale and Servicing Agreement.

           "Interest Collections" shall have the meaning specified in Section 5.03 of the Sale and Servicing Agreement.

           "Interest Period" means, with respect to a Distribution Date, the period from and including the Closing Date or the most recent Distribution Date on which interest on the Notes has been distributed to but excluding the current Distribution Date. In the case of any LIBOR Indexed Securities and the initial Interest Period, interest will accrue for the period from the Closing Date to but excluding October 25, 2000 (computed on the basis of the actual number of days elapsed in a year of 360 days) based on Three Month LIBOR as determined on the initial LIBOR Determination Date, and interest will accrue for the period from October 25, 2000 to but excluding January 25, 2001 (computed on the basis of the actual number of days elapsed in a year of 360 days) based on Three Month LIBOR as determined on the initial LIBOR Determination Date.

           "Interest Rate Swap" means that certain interest rate swap agreement, between the Trust and the Swap Counterparty as documented on a 1992 ISDA Master Agreement (Multicurrency--Cross Border), including the related sole confirmation and the related schedule, each dated as of September 15, 2000, and each modified to reflect the terms of the Notes and the Basic Documents.

           "Interest Subsidy Payments" means payments, designated as such, consisting of interest subsidies by the Department in respect of the Financed Federal Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

           "Investment Earnings" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on or prior to such Distribution Date pursuant to Section 5.01(b) of the Sale and Servicing Agreement.

           "Issuer" means KeyCorp Student Loan Trust 2000-B until a successor replaces it and, thereafter, means the successor.

           "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

           "LAI" means Law Access, Inc., a non-stock corporation organized under the laws of the State of Delaware, and the successor in interest to LSAS.

           "Law Loan" means a Law School Loan made by the Seller to an eligible borrower pursuant to the Programs.

           "LIBOR Determination Date" means (x) with respect to each Interest Period other than the initial Interest Period, the second Business Day prior to the commencement of each Interest Period and (y) with respect to the initial Interest Period, as determined pursuant to clause (x) for the period from the Closing Date to but excluding October 25, 2000, and as determined on the second Business Day prior to October 25, 2000 for the period from October 25, 2000 to but excluding January 25, 2001. For purposes of this definition a "Business Day" is any day on which banks in London and New York City are open for the transaction of business.

           "LIBOR Indexed Securities" means the Class A-1 Notes and the Class A-2 Notes.

           "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens and any other liens, if any, which attach to the respective Financed Student Loan by operation of law as a result of any act or omission by the related Obligor.

           "Liquidated Student Loan" means any defaulted Financed Student Loan liquidated by the Master Servicer (or any Sub-Servicer acting on its behalf) or which the Master Servicer (or any Sub-Servicer acting on its behalf) has, after using all reasonable efforts to realize upon such Financed Student Loan, determined to charge off.

           "Liquidation Proceeds" means, with respect to any Liquidated Student Loan, the moneys collected in respect thereof from whatever source, other than Recoveries or Guarantee Payments received, net of the sum of any amounts expended by the Master Servicer (or any Sub-Servicer acting on its behalf) in connection with such liquidation and any amounts required by law to be remitted to the borrower on such Liquidated Student Loan.

           "Lock-In Period" means the period of days preceding any Distribution Date during which the Note Interest Rates in effect on the first day of such period shall remain in effect until the end of the Interest Period related to such Distribution Date.

           "LSAS" means the Law School Admission Services, Inc.

           "Master Note" means a Master Promissory Note in the form mandated by Section 432(m)(1)(D) of the Higher Education Act, as added by Pub. L. 105-244,ss. 427, 112 Stat. 1702 (1998), 20 U.S.C.§ 1082(m)(1)(D).

           "Master Servicer" means Key Bank USA, National Association, a national banking association.

           "Master Servicer Default" means an event specified in Section 8.01(a) of the Sale and Servicing Agreement.

           "Master Servicing Fee" has the meaning specified in the Servicing Fee Schedule attached to the Sale and Servicing Agreement as Schedule E.

           "Maximum TERI Payments Amount" means an amount equal to 19% of the Adjusted Initial Pool Balance.

           "MHEAA" means the Michigan Higher Education Assistance Agency, an agency of the State of Michigan.

           "Minimum Purchase Amount" means the greatest of (i) the Auction Purchase Amount, (ii) the fair market value of the Financed Student Loans as of the end of the Collection Period immediately preceding such Distribution Date, and (iii) the sum of (a) the aggregate unpaid principal amount of the Notes plus, accrued and unpaid interest thereon on the related Distribution Date, (b) any amounts to be paid pursuant to Section 5.04(b) FIRST and SECOND of the Indenture, (c) all amounts due and owing to the Securities Insurer under the Insurance Agreement and accrued interest thereon, (d) any unpaid Noteholders' Interest Index Carryover, (e) all amounts owed by the Trust to the Swap Counterparty under the Interest Rate Swap (including any unreimbursed Termination Payments), and (f) all amounts owed by the Trust to the Cap Provider under the Cap Agreement for unreimbursed Class A-1 Cap Payments and Class A-2 Cap Payments.

           "Monthly Period" means each calendar month in a Collection Period commencing with the calendar month of October 2000.

           "Monthly Servicing Payment Date" means the twenty-fifth day of each calendar month, or, if such day is not a Business Day, the immediately following Business Day, commencing on October 25, 2000.

           "Moody's" means Moody's Investors Service, Inc.

           "MPN Holder" means the holder of an original Master Note.

           "MPN Loan" means a loan originated pursuant to the Federal Family Education Loan Program and the Higher Education Act and evidenced by a Master Note.

           "MPN Loan Holder" means any holder of an MPN Loan as shown on the records of the MPN Holder.

           "Net Payment" as defined in Section 5.04(c) of the Sale and Servicing Agreement.

           "Net Receipt" as defined in Section 5.04(c) of the Sale and Servicing Agreement.

           "Net Trust Swap Payment" means, with respect to each Distribution Date, the amount the Trust will owe the Swap Counterparty under the Interest Rate Swap (without regard to any Net Trust Swap Payment Carryover Shortfalls or Termination Payments), equal to the sum of the following amounts for each of the monthly periods in the related Collection Period, beginning with the Monthly Period commencing October 1, 2000:

           the product of:

(1) the Prime Rate as determined as of the first day of the related Monthly Period;

(2) the aggregate principal balance of Prime Rate Loans as determined as of the first day of the related Monthly Period; and

(3) a fraction, the numerator of which is the actual number of days in the related Monthly Period and the denominator of which is 360.

           "Net Trust Swap Payment Carryover Shortfall" means, with respect to any Distribution Date with respect to which there shall be an amount owed by the Trust to the Swap Counterparty under the Interest Rate Swap, the excess of (i) the Trust Swap Payment Amount on the preceding Distribution Date over (ii) the amount actually paid to the Swap Counterparty on such preceding Distribution Date, plus interest on such excess from such preceding Distribution Date to the current Distribution Date at the rate of Three Month LIBOR for the related Interest Period.

           "Net Trust Swap Receipt" means, with respect to each Distribution Date, the amount the Swap Counterparty will owe the Trust under the Interest Rate Swap (without regard to any Net Trust Swap Receipt Carryover Shortfalls or Termination Payments), equal to the sum of the following amounts for each of the monthly periods in the related Collection Period, beginning with the monthly period commencing October 1, 2000:

           the product of:

(1) Three-Month LIBOR plus 2.60% calculated in the same manner and on such dates as such index is calculated for the LIBOR Indexed Securities for the related Interest Period;

(2) the principal balance of the Prime Rate Loans as determined as of the first of the related Monthly Period; and

(3) a fraction, the numerator of which is the actual number of days in the related Monthly Period and the denominator of which is 360.

           "Net Trust Swap Receipt Carryover Shortfall" means, with respect to any Distribution Date with respect to which there shall be an amount owed by the Swap Counterparty to the Trust under the Interest Rate Swap, the excess of (i) the Trust Swap Receipt Amount on the preceding Distribution Date over (ii) the amount actually paid by the Swap Counterparty to the Trust on such preceding Distribution Date, plus interest on such excess from such preceding Distribution Date to the current Distribution Date at the rate of Three Month LIBOR for the related Interest Period.

           "91-Day Treasury Bills" means direct obligations of the United States with a maturity of thirteen weeks.

           "Non-Guaranteed Graduate Private Loans" means the Financed Unguaranteed Private Loans that have been made to graduate students.

           "Non-Guaranteed Private Graduate Loan Trigger Event" means, on any Distribution Date, when the cumulative Realized Losses on the Non-Guaranteed Graduate Private Loans exceeds 20% of the Initial Financed Student Loan Pool Balance consisting of all Non-Guaranteed Graduate Private Loans.

           "Non-Guaranteed Private Undergraduate Loan Trigger Event" means, on any Distribution Date, when cumulative Realized Losses net of subsequent Recoveries with respect to the Non-Guaranteed Undergraduate Private Loans exceeds 15% of the Initial Financed Student Loan Pool Balance with respect to all Non-Guaranteed Undergraduate Private Loans.

           "Non-Guaranteed Undergraduate Private Loans" means the Financed Unguaranteed Private Loans that have been made to undergraduate students.

           "Note Depository Agreement" means the agreement dated as of the Closing Date relating to the Notes, among the Issuer, the Indenture Trustee, the Administrator and The Depository Trust Company, as the initial Clearing Agency.

           "Note Interest Rate" means, with respect to any Interest Period, (w) in the case of any Class of Notes, the interest rate per annum equal to the lesser of (i) the sum of (x) in the case of any Class of Notes that are T-Bill Indexed Securities, the weighted average of the T-Bill Rates within such Interest Period and in the case of any Class of Notes that are LIBOR Indexed Securities, Three-Month LIBOR plus (y) the Applicable Note Margin and (ii) the Student Loan Rate for such Interest Period. The interest rate per annum for any Class of Notes that are T-Bill Indexed Securities will be computed on the basis of the actual number of days elapsed in such Interest Period over a period of 365 days (or 366 in a leap year) and in the case of any Class of Notes that are LIBOR Indexed Securities, will be computed on the basis of the actual number of days elapsed in the related Interest Period divided by 360. In the case of any LIBOR Indexed Securities and the initial Interest Period, the Note Interest Rate will equal the interest rate per annum equal to the lesser of (i) the weighted average of (x) Three-Month LIBOR for the period from the Closing Date to but excluding October 25, 2000 (computed on the basis of the actual number of days elapsed in such period divided by 360) as determined on the initial LIBOR Determination Date and (y) Three-Month LIBOR for the period from October 25, 2000 to but excluding January 25, 2001 (computed on the basis of the actual number of days elapsed in such period divided by 360) as determined on the LIBOR Determination Date in October 2000, in each case plus the Applicable Note Margin and (ii) the Student Loan Rate for the initial Interest Period.

           "Note Owner" means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

           "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.04 of the Indenture.

           "Note Underwriting Agreement" means the Note Underwriting Agreement dated as of September 8, 2000 between the Seller and the Underwriters.

           "Noteholder" means the Person in whose name a Note is registered in the Note Register.

           "Noteholders' Distribution Amount" means, with respect to any Distribution Date, the sum of the aggregate Noteholders' Interest Distribution Amount with respect to each Class of Notes and the Noteholders' Principal Distribution Amount for such Distribution Date.

           "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of (i) the sum of the Noteholders' Interest Distribution Amount on the preceding Distribution Date over (ii) the amount of interest actually distributed to the holders of the Notes on such preceding Distribution Date, plus interest on the amount of such excess interest due to the holders of the Notes, to the extent permitted by law, at the weighted average of the Note Interest Rates for the Class A Notes from such preceding Distribution Date to the current Distribution Date.

           "Noteholders' Interest Distribution Amount" means, with respect to any Distribution Date and any Class of Notes, the sum of (i) the aggregate amount of interest accrued at the applicable Note Interest Rate for the related Interest Period on the outstanding principal balance of such Class of Notes on the immediately preceding Distribution Date after giving effect to all principal distributions to such Noteholders of such class on such date (or, in the case of the first Distribution Date, on the Closing Date) and (ii) the Noteholders' Interest Carryover Shortfall for such class and such Distribution Date; provided, that the Noteholders' Interest Distribution Amount will not include any Noteholders' Interest Index Carryover for such class.

           "Noteholders' Interest Index Carryover" means, with respect to any Distribution Date and any Class of Notes as to which the Note Interest Rate for such Class of Notes for such Distribution Date is based on the Student Loan Rate, the amount equal to the excess, if any, of (a) the amount of interest on such Class of Notes that would have accrued in respect of the related Interest Period had interest been calculated based on the T-Bill Rate, if such Class of Notes are T-Bill Indexed Securities or Three-Month LIBOR if such Notes are LIBOR Indexed Securities, in each case, plus the Applicable Note Margin, over (b) the amount of interest on such Class of Notes actually accrued in respect of such Interest Period based on the Student Loan Rate, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon, to the extent permitted by law, at the applicable rate calculated based on the T-Bill Rate, in the case of T-Bill Indexed Securities or Three-Month LIBOR, in the case of LIBOR Indexed Securities plus the Applicable Note Margin); provided, however, that on the Final Maturity Date for such Class of Notes, the Noteholders' Interest Index Carryover for such Class of Notes will be equal to the lesser of (i) the Noteholders' Interest Index Carryover for such Class of Notes on such date determined as described above and (ii) the amount of funds, if any, required and available to be distributed to the holders for such Class of Notes on such date pursuant to the Sale and Servicing Agreement.

           "Noteholders' Percentage" means a fraction, expressed as a percentage, the numerator of which is the principal amount of the Notes issued on the Closing Date and the denominator of which is the principal amount of the Notes issued on the Closing Date.

           "Noteholders' Principal Distribution Amount" means, with respect to any Distribution Date, the Principal Distribution Amount for such Distribution Date; provided, however, that the Noteholders' Principal Distribution Amount for the Notes will not exceed the outstanding principal balance of the Notes. In addition, (i) on the Final Maturity Date for each related Class of Notes, the principal required to be distributed to such Class of Notes will include the amount required to reduce the outstanding principal balance of such Class of Notes to zero, and (ii) on the related Distribution Date following a sale of the Financed Student Loans pursuant to Section 9.01(a) or (c) of the Sale and Servicing Agreement, the principal required to be distributed to the holders of Class A-2 Notes will include the amount required to reduce the outstanding principal balance of the Class A-2 Notes to zero.

           "Notes" means the Class A-1 Notes and Class A-2 Notes.

           "NSLP" means the Nebraska Student Loan Program, a Nebraska corporation.

           "Obligor" on a Financed Student Loan means the borrower or co-borrowers of such Financed Student Loan and any other Person who owes payments in respect of such Financed Student Loan, including the Guarantor thereof and, with respect to any Interest Subsidy Payment or Special Allowance Payment, if any, thereon, the Department.

           "Officers' Certificate" means (i) in the case of the Issuer, a certificate signed by any two Authorized Officers of the Eligible Lender Trustee, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, and delivered to the Indenture Trustee, (ii) in the case of the Seller or the Administrator, a certificate signed by any two Authorized Officers of the Seller or the Administrator, as appropriate, (iii) in the case of the Master Servicer, a certificate signed by any two Authorized Officers of the Master Servicer and (iv) in the case of any Sub-Servicer, a certificate signed by any two Authorized Officers of such Sub-Servicer.

           "Official MPN Copy" means, with respect to each Transferred MPN Loan, the copy of the Master Note evidencing such Transferred MPN Loans and marked as provided in Section 2.06(A) of the Sale and Servicing Agreement.

           "Opinion of Counsel" means (i) with respect to the Issuer, one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Issuer and who shall be acceptable to the Indenture Trustee and (provided that no Securities Insurer Default has occurred and is continuing) the Securities Insurer, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee and (provided that no Securities Insurer Default has occurred and is continuing) the Securities Insurer, shall comply with any applicable requirements of Section 11.01 of the Indenture, and shall be in form and substance satisfactory to the Indenture Trustee and (provided that no Securities Insurer Default has occurred and is continuing) the Securities Insurer, (ii) with respect to the Seller, the Administrator or the Master Servicer, one or more written opinions of counsel who may be an employee of or counsel to the Seller, the Administrator or the Master Servicer, which counsel shall be acceptable to the Indenture Trustee, the Eligible Lender Trustee or the Rating Agencies, as applicable, and (provided that no Securities Insurer Default has occurred and is continuing) the Securities Insurer and (iii) with respect to the a Sub-Servicer, one or more written opinions of counsel who may be an employee of or counsel to Sub-Servicer, which counsel shall be acceptable to the Master Servicer and the Securities Insurer.

           "Other Additional Pre-Funded Amount" means, with respect to any Distribution Date, the amount on deposit in the Other Additional Pre-Funding Subaccount.

           "Other Additional Pre-Funding Subaccount" has the meaning set forth in Section 5.08 of the Sale and Servicing Agreement.

           "Other Subsequent Student Loans" means the Serial Loans (including Consolidation Loans but not including Subsequent Pool Student Loans), Guarantee Fees Advances and the funding of accrued interest to be capitalized made by the Seller to an eligible borrower who has one or more existing loans under the Programs that are Financed Student Loans and are transferred or to be transferred to the Eligible Lender Trustee on behalf of the Issuer during the Funding Period, pursuant to Section 2.02 of the Sale and Servicing Agreement, each of which shall be identified on Schedule A to the related Transfer Agreement (which may be in the form of microfiche or computer tape) and each such Schedule A shall also be deemed to be a supplement to part II of Schedule B to the Sale and Servicing Agreement.

           "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

           (ii)   Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders thereof (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture); and

           (iii)  Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided that in determining whether the Noteholders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller, the Administrator, the Swap Counterparty, the Cap Provider, the Master Servicer, any Sub-Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller, the Administrator, the Swap Counterparty, the Cap Provider, the Master Servicer, any Sub-Servicer or any Affiliate of any of the foregoing Persons.

           "Outstanding Amount" means the aggregate principal amount of all Notes Outstanding at the date of determination.

           "Parity Date" means the Distribution Date on which the aggregate principal balance of the Notes (after giving effect to all distributions pursuant to Section 5.05(c) of the Sale and Servicing Agreement)equals the sum of the Pool Balance and amounts on deposit in the Pre-Funding Account as of the last day of the related Collection Period.

           "Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and payments of principal of and interest and any other amounts owing on the Notes on behalf of the Issuer.

           "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

           "PHEAA" means the Pennsylvania Higher Education Assistance Agency, an agency of the Commonwealth of Pennsylvania.

           "PHEAA Sub-Servicing Agreement" means the Subservicing Agreement, dated as of September 1, 2000, between PHEAA and the Master Servicer.

           "PHEAA Trust Receipt" means the Trust Receipt, dated September 15, 2000, from PHEAA acknowledging the receipt and possession of the Financed Student Loan Files relating to the Financed Student Loans being sub-serviced by PHEAA.

           "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

           "Pool Balance" means, at any time, the aggregate principal balance of the Financed Student Loans at the end of the preceding Collection Period (including accrued interest thereon for such Collection Period to the extent such interest will be capitalized upon commencement of repayment or during deferment or forbearance), after giving effect to the following without duplication: (i) all payments received by the Trust related to the Financed Student Loans during such Collection Period from or on behalf of borrowers, Guarantors and the Department, (ii) all Purchase Amounts received by the Trust related to the Financed Student Loans for such Collection Period from the Seller or the Master Servicer (or any Sub-Servicer acting on its behalf), (iii) all Additional Fundings made from the Escrow Account and the Pre-Funding Account with respect to such Collection Period and (iv) all losses realized on Financed Student Loans liquidated during such Collection Period.

           "Pool Factor" means as of the close of business on a Distribution Date (i) for the Class A-1 Notes, a seven-digit decimal figure equal to the outstanding principal balance of the Class A-1 Notes divided by the original outstanding principal balance of the Class A-1 Notes and (ii) for the Class A-2 Notes, a seven-digit decimal figure equal to the outstanding principal balance of the Class A-2 Notes divided by the original outstanding principal balance of the Class A-2 Notes. The Pool Factor for each Class of Notes will be 1.0000000 as of the Closing Date; thereafter, the Pool Factor for each Class of Notes will decrease to reflect reductions in the outstanding principal balance of such classes of Notes.

           "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 of the Indenture and in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

           "Preference Amount" shall having the meaning given to such term in the Securities Guaranty Insurance Policy.

           "Pre-Funded Amount" means, with respect to any Distribution Date, the amount on deposit in the Pre-Funding Account.

           "Pre-Funding Account" means the account designated as such, established and maintained pursuant to Section 5.01(a)(iii) of the Sale and Servicing Agreement (including, unless otherwise expressly stated, the Subsequent Pool Pre-Funding Subaccount and the Other Additional Pre-Funding Subaccount).

           "Prime Rate" means the rate published as the Prime Rate in The Wall Street Journal in its Money Rates section, or if more than one Prime Rate is published by The Wall Street Journal, the highest of such rates.

           "Prime Rate Loans" means the Financed Student Loans, with an aggregate unpaid principal balance as of the Statistical Cut-off Date of $86,306,973, that bear interest at the Prime Rate. Interest on each Prime Rate Loan is calculated for each calendar month using the Prime Rate for the last business day of the prior calendar month.

           "Principal Distribution Amount" means, with respect to any Distribution Date, the amount by which the sum of the outstanding principal balance of the Notes exceeds the Specified Collateral Balance for such Distribution Date.

           "Private Consolidation Guarantee Fee" means, with respect to each Private Consolidation Loan that is guaranteed, a fee charged to the borrower to discharge the underlying Financed Private Loans and included in the original principal amount of such Private Consolidation Loan.

           "Private Consolidation Loan" means a loan made by the Seller to an eligible borrower that represents the refinancing of Financed Private Loans of such borrower in accordance with the terms of the Programs.

           "Private Graduate Loan Trigger Event" means, on any Distribution Date, when: (1) a TERI Trigger Event, (2) a HICA Trigger Event, or (3) a Non-Guaranteed Private Graduate Loan Trigger Event shall have occurred.

           "Private Guarantors" means, collectively, HICA and TERI.

           "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

           "Programs" means the Graduate Loan Programs and Undergraduate Loan Programs, as in effect from time to time.

           "Purchase Amount" means, as of the close of business on the last day of a Collection Period, 101.75% of the amount required to prepay in full the respective Financed Student Loan, if such Financial Student Loan is a Financed Federal Student Loan, and 100% of the amount required to prepay in full the respective Financed Student Loan, if such Financed Student Loan is not a Financed Federal Student Loan, in each case under the terms thereof including all accrued interest thereon expected to be capitalized upon entry into repayment and any lost Interest Subsidy Payments and Special Allowance Payments with respect thereto.

           "Purchased Student Loan" means a Financed Student Loan purchased as of the close of business on the last day of a Collection Period by the Master Servicer (or any Sub-Servicer acting on its behalf) pursuant to Section 4.06 of the Sale and Servicing Agreement or repurchased by the Seller pursuant to Section 3.02 of the Sale and Servicing Agreement.

           "Rating Agency" means each of Moody's, S&P and Fitch. If any such organization or successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Seller and (provided that no Securities Insurer Default has occurred and is continuing) approved by the Securities Insurer, notice of which designation shall be given to the Indenture Trustee, the Eligible Lender Trustee, the Master Servicer and each Sub-Servicer.

           "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' prior notice thereof (or such shorter period as shall be acceptable to the Rating Agencies) and that none of the Rating Agencies shall have notified the Seller, the Master Servicer, the Eligible Lender Trustee, the Securities Insurer, the Swap Counterparty and the Indenture Trustee in writing that such action will in and of itself result in a reduction or withdrawal of the then current rating of the Notes (without regard to the Securities Guaranty Insurance Policy).

           "Rating Agency Downgrade" means, with respect to the Securities Insurer, that the ratings of the Securities Insurer have been withdrawn, suspended or reduced below A3, A- and A- by Moody's, Fitch and S&P, respectively.

           "Realized Loss Amount" means (1) with respect to any Distribution Date prior to the Parity Date an amount equal to the positive difference of any of (x) the sum of the Pool Balance and amounts on deposit in the Pre-Funding Account as of the last day of the second preceding Collection Period (or, in the case of the first Distribution Date, as of the Cutoff Date), minus the sum of the Pool Balance and amounts on deposit in the Pre-Funding Account as of the last day of the related Collection Period, minus (y) the amount of Available Funds remaining to be distributed as Noteholders' Principal Distribution Amount on such Distribution Date pursuant to Section 5.05(c)(viii) of the Sale and Servicing Agreement and (2) with respect to any Distribution Date on and after the Parity Date, an amount equal to (A) the Noteholders' Principal Distribution Amount for such Distribution Date minus (B) the amount of Available Funds remaining to be distributed as Noteholders' Principal Distribution Amount on such Distribution Date pursuant to Section 5.05(c)(viii) of the Sale and Servicing Agreement.

           "Realized Loss Draw" means with respect to any Distribution Date, the amount of any withdrawal from the Reserve Account on such Distribution Date pursuant to Section 5.06(b)(vi) of the Sale and Servicing Agreement.

           "Realized Losses" means the excess of the aggregate principal balance of any Liquidated Student Loan plus accrued but unpaid interest thereon over the related Liquidation Proceeds to the extent allocable to principal.

           "Record Date" means, with respect to a Distribution Date or Redemption Date, the close of business on the twenty-fourth day of the calendar month in which such Distribution Date or Redemption Date occurs.

           "Recoveries" means, with respect to any Liquidated Student Loan, moneys collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Financed Student Loan became a Liquidated Student Loan, net of the sum of any amounts expended by the Master Servicer (or any Sub-Servicer acting on its behalf) for the account of any Obligor and any amounts required by law to be remitted to the Obligor.

           "Redemption Date" means (a) in the case of a redemption of Notes pursuant to Section 10.01(a) of the Indenture, the Distribution Date on which the Funding Period ends (or the Distribution Date on or immediately following the last day of the Funding Period, if the Funding Period does not end on a Distribution Date) or (b) in the case of a payment to Noteholders pursuant to Section 10.01(b) of the Indenture, the Distribution Date specified by the Administrator or the Issuer pursuant to Section 10.01(b) of the Indenture.

           "Redemption Price" means (a) in the case of a redemption of the Notes pursuant to Section 10.01(a) of the Indenture, an amount equal to the unpaid principal amount of the Notes, plus accrued and unpaid interest thereon at the applicable Note Interest Rate to but excluding the Redemption Date and the amount of the Noteholders' Interest Index Carryover with respect thereto, or (b) in the case of a payment made to Noteholders pursuant to Section 10.01(b) of the Indenture, the amount to be so paid, but not in excess of the amount specified in clause (a) above.

           "Reference Bank" means a leading bank (i) engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (ii) not controlling, controlled by or under common control with the Administrator and (iii) having an established place of business in London.

           "Remote Time-Sharing Services Program" means the various services and programs made available by PHEAA to the Seller pursuant to the Society RT-SS Agreement.

           "Reserve Account" means the account designated as such, established and maintained pursuant to Section 5.01(a)(ii) of the Sale and Servicing Agreement.

           "Reserve Account Initial Deposit" means $11,112,500.

           "Responsible Officer" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers, with direct responsibility for the administration of the Indenture and the other Basic Documents on behalf of the Indenture Trustee and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

           "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

           "Sale and Servicing Agreement" means the Sale and Servicing Agreement dated as of September 1, 2000 among the Issuer, the Seller, the Administrator, the Eligible Lender Trustee and the Master Servicer.

           "Schedules of Financed Student Loans" means the listing of the Financed Student Loans set forth in Schedules A and B to the Sale and Servicing Agreement and to the Indenture (which Schedules may be in the form of microfiche or computer tape), as amended or supplemented on each Transfer Date to reflect the sale to the Eligible Lender Trustee on behalf of the Trust of the Additional Student Loans.

           "Securities" means the Class A-1 Notes and the Class A-2 Notes.

           "Securities Guaranty Insurance Policy" means the unconditional, irrevocable note guaranty insurance policy, number 33098, substantially in the form attached to the Indenture as part of Exhibits A-1 and A-2..

           "Securities Guaranty Insurance Policy Notice" means the "Notice," as defined in the Securities Guaranty Insurance Policy, to be provided by the Indenture Trustee to the Securities Insurer with respect to a Insured Payment.

           "Securities Insurer" means MBIA Insurance Corporation.

           "Securities Insurer Default" means (i) the failure of the Securities Insurer to make a payment in accordance with the terms of the Securities Guaranty Insurance Policy, or (ii) if an Insolvency Event with respect to the Securities Insurer occurs.

           "Seller" means Key Bank USA, National Association, a national banking association.

           "Seller Optional Deposit" has the meaning specified in Section 5.09 of the Sale and Servicing Agreement.

           "Serial Loans" means additional student loans, including Consolidation Loans, which are made under the Programs to a borrower who is also a borrower under at least one Financed Student Loan.

           "Servicer's Report" means any report of the Master Servicer (or any Sub-Servicer acting at the direction of the Master Servicer) delivered pursuant to Section 4.08(a) or (b) of the Sale and Servicing Agreement, substantially in the form acceptable to the Administrator and (provided that no Securities Insurer Default has occurred and is continuing) the Securities Insurer.

           "SLS Loan" means a Financed Federal Loan designated as such that is made under the Federal Supplemental Loans for Students Program pursuant to the Higher Education Act.

           "Society" means Society National Bank, predecessor in interest to the Seller and successor in interest to Ameritrust.

           "Society/PHEAA Servicing Agreement" means (i) the Servicing Agreement, dated March 23, 1995, by and between PHEAA and Seller, as amended from time to time and including all servicing schedules and other exhibits, or (ii) after the expiration of the agreement described in clause (i), the then current service agreement (including all servicing schedules) between Seller and PHEAA pursuant to which PHEAA services student loans owned by Seller, or if no such service agreement exists, the last such service agreement to be in existence, and any references to specific sections of the Society/PHEAA Servicing Agreement shall mean the sections of the agreement described in clause (i) of this definition or the substantially similar provisions of the relevant agreement described in clause (ii) of this definition

           "Society RT-SS Agreement" means (i) the Remote Time-Sharing Services Agreement, dated January 28, 1992, by and between PHEAA and Society, as amended from time to time, relating to certain Financed Student Loans, or (ii) after the expiration of the agreement described in clause (i), the then current agreement relating to the provision of remote time-sharing services between PHEAA and the Seller, or if no such agreement exists, the last such agreement to be in existence; and any references to specific sections of the Society RT-SS Agreement shall mean the sections of the agreement described in clause (i) of this definition or the substantially similar provisions of the relevant agreement described in clause (ii) of this definition.

           "Special Allowance Payments" means payments, designated as such, consisting of effective interest subsidies by the Department in respect of the Financed Federal Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

           "Special Determination Date" means December 31, 2000.

           "Special Redemption Date" means January 25, 2001.

           "Specified Collateral Balance" means, with respect to any Distribution Date, the sum of (a) the Pool Balance as of the last day of the related Collection Period plus (b) the Pre-Funded Amount, as of the last day of the related Collection Period for such Distribution Date. In the event that the Financed Student Loans are not sold pursuant to Section 9.01(c) of the Sale and Servicing Agreement with respect to any Distribution Date occurring on or after the October 2010 Distribution Date, the Specified Collateral Balance will be zero. Following the occurrence and during the continuation of a Trigger Event, the Specified Collateral Balance will be zero.

           "Specified Reserve Account Balance" means with respect to any Distribution Date an amount equal to the greater of (i) 1.75% of the aggregate Outstanding Amount and (ii) $2.5 million; provided, however, that in no event will such balance exceed the aggregate Outstanding Amount.

           "Stafford Loan" means a Financed Federal Loan designated as such that is made under the Federal Stafford Loan Program in accordance with the Higher Education Act.

           "State" means any one of the 50 States of the United States of America or the District of Columbia.

           "Statistical Cutoff Date" means, August 1, 2000, with respect to the Initial Financed Student Loans and the Subsequent Pool Student Loans.

           "Student Loan Rate" means for any Class of Securities for any Interest Period a rate equal to the product of (a) the quotient obtained by dividing (i) 365 (or 366 in a leap year) by (ii) the actual number of days elapsed in such Interest Period and (b) the percentage equivalent of a fraction, (i) the numerator of which is equal to Expected Interest Collections for the Collection Period relating to such Interest Period, plus any Net Trust Swap Receipt actually received by the Trust with respect to the related Collection Period, less the sum of the Master Servicing Fees, the premiums due to the Securities Insurer and the Administration Fee payable on the related Distribution Date and any Master Servicing Fees paid on the two preceding Monthly Servicing Payment Dates during the related Collection Period, minus any Net Trust Swap Payment due to the Swap Counterparty for the related Collection Period, and (ii) the denominator of which is the outstanding principal balance of the Securities as of the first day of such Interest Period.

           "Subsequent Cutoff Date" means the day specified in the related Transfer Agreement as of which principal and interest accruing with respect to an Additional Student Loan is to be transferred to the Eligible Lender Trustee on behalf of the Issuer pursuant to Section 2.02 of the Sale and Servicing Agreement.

           "Subsequent Pool Pre-Funded Amount" means, with respect to any Distribution Date, the amount on deposit in the Subsequent Pool Pre-Funding Subaccount.

           "Subsequent Pool Pre-Funding Subaccount" has the meaning set forth in Section 5.08 of the Sale and Servicing Agreement.

           "Subsequent Pool Student Loans" means any graduate or undergraduate student loans listed on the Schedule of the Subsequent Pool Student Loans on the Closing Date as set forth in Schedule B to the Sale and Servicing Agreement (which Schedule may be in the form of microfiche or computer tape), as such schedule may be amended or supplemented, which student loans the Seller intends to transfer to the Eligible Lender Trustee on behalf of the Issuer pursuant to Section 2.02 of the Sale and Servicing Agreement, each of which shall be identified on Schedule A to the related Transfer Agreement.

           "Sub-Servicer" initially means each of PHEAA, in its capacity as sub-servicer of the Financed Student Loans it services on behalf of the Master Servicer pursuant to the PHEAA Sub-Servicing Agreement, and Great Lakes, as sub-servicer of the Financed Student Loans it services on behalf of the Master Servicer pursuant to the Great Lakes Sub-Servicing Agreement, as applicable, and such other Sub-Servicers as may, from time to time, be appointed by the Master Servicer as Sub-Servicers in accordance with the provisions of Section 4.13 of the Sale and Servicing Agreement.

           "Successor Administrator" has the meaning specified in Section 3.07(e) of the Indenture.

           "Successor Master Servicer" has the meaning specified in Section 3.07(e) of the Indenture.

           "Swap Counterparty" means Key Bank USA, National Association in its capacity as the swap counterparty under the Interest Rate Swap, and any replacement swap counterparty acceptable to the Securities Insurer (provided that no Securities Insurer Default has occurred and is continuing) and appointed in accordance with the terms of the Interest Rate Swap.

           "T-Bill Indexed Securities" means none.

           "T-Bill Rate" means, on any day, the weighted average per annum discount rate (expressed on a bond equivalent basis and applied on a daily basis) for 91-day Treasury Bills sold at the most recent 91-day Treasury Bill auction prior to such date as reported by the U.S. Treasury Department. In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no such auction is held in a particular week, then the "T-Bill Rate" in effect as a result of the last such publication or report shall remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills shall again be so published or reported or such an auction is held, as the case may be. The T-Bill Rate shall be subject to a Lock-In Period of six Business Days.

           "Telerate Page 3750" means the display page so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) or such comparable page on a comparable service.

           "TERI" means The Education Resources Institute, Inc., a Massachusetts non-profit corporation.

           "TERI Trigger Event" means, on any Distribution Date, when the cumulative Realized Losses on any of the Guaranteed Private Loans that are guaranteed by TERI exceeds 20% of the Initial Financed Student Loan Pool Balance consisting of all Guaranteed Private Loans that are guaranteed by TERI; provided, however, that a TERI Trigger Event shall not have occurred if TERI is continuing to pay claims with respect to all Guaranteed Private Loans guaranteed by TERI.

           "Termination Event" has the meaning specified in the Interest Rate Swap.

           "Termination Payment" has the meaning specified in the Interest Rate Swap.

           "Three-Month LIBOR" means the London interbank offered rate for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Administrator will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrator, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR in effect for the applicable Interest Period will be Three-Month LIBOR in effect for the previous Interest Period.

           "TIA" means the Trust Indenture Act of 1939, as amended.

           "Transfer Agreement" has the meaning specified in Section 2.02(b) of the Sale and Servicing Agreement.

           "Transfer Date" means the Closing Date, the fifteenth day (or, if such day is not a Business Day, the next succeeding Business Day) of any month or any other date designated by the Seller as a date on which Additional Student Loans will be conveyed to the Eligible Lender Trustee on behalf of the Trust pursuant to Section 2.02 of the Sale and Servicing Agreement.

           "Transferred Balance" has the meaning assigned to such term in Section 5.08 of the Sale and Servicing Agreement.

           "Transferred MPN Loans" means those Financed Student Loans that are MPN Loans.

           "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References in any document or instrument to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

           "Trigger Event" means, on any Distribution Date, when: (1) a Non-Guaranteed Private Undergraduate Loan Trigger Event has occurred, or (2) a Private Graduate Loan Trigger Event has occurred; provided, however, that if all three Ratings Agencies and the Securities Insurer consent in writing, no Trigger Event shall have occurred with respect to such Distribution Date.

           "Trust" means the Issuer, established pursuant to the Trust Agreement.

           "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit and the Pre-Funded Amount and all proceeds of the foregoing.

           "Trust Accounts" has the meaning specified in Section 5.01 of the Sale and Servicing Agreement.

           "Trust Agreement" means the Trust Agreement, dated as of August 3, 2000, as amended and restated by the Amended and Restated Trust Agreement, dated as of September 1, 2000, each between the Depositor and the Eligible Lender Trustee.

           "Trust Certificate" means a Certificate.

           "Trust Estate" means all right, title and interest of the Trust (or the Eligible Lender Trustee on behalf of the Trust) in and to the property and rights assigned to the Trust pursuant to Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Eligible Lender Trustee and the Trust pursuant to the Sale and Servicing Agreement and the Administration Agreement.

           "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

           "Trust Receipts" means the collective reference to the Great Lakes Trust Receipt and the PHEAA Trust Receipt.

           "Trust Swap Payment Amount" means, with respect to any Distribution Date, the sum of (i) the Net Trust Swap Payment for such Distribution Date and (ii) the Net Trust Swap Payment Carryover Shortfall for such Distribution Date; provided, however, that Termination Payments (other than the portion thereof consisting of amounts in clauses (i) and (ii) above) shall not be deemed to be part of the Trust Swap Payment Amount.

           "Trust Swap Receipt Amount" means, with respect to any Distribution Date, the sum of (i) the Net Trust Swap Receipt for such Distribution Date and (ii) the Net Trust Swap Receipt Carryover Shortfall for such Distribution Date.

           "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

           "Undergraduate Loan Programs" means the "Key Alternative Loan Program," pursuant to which the Seller made loans to students enrolled in approved or accredited undergraduate institutions.

           "USAF" means United Student Aid Fund, Inc., an Indiana corporation.

           "Underwriters" shall mean Deutsche Bank Securities Inc. and McDonald Investments Inc., a wholly-owned subsidiary of KeyCorp.

           "Underwriting Agreement" shall mean the Note Underwriting Agreement.

           "Underwriter Information" shall have the meaning given to such term in Section 2(b) of the Underwriting Agreement.

SCHEDULE A
TO THE
SALE AND SERVICING AGREEMENT

Schedule of Initial Financed Student Loans
Delivered to the Indenture Trustee.

SCHEDULE B
TO THE
SALE AND SERVICING AGREEMENT

PART I

Schedule of Subsequent Pool Student Loans
Delivered to the Indenture Trustee

PART II

Schedule of Other Subsequent Student Loans
To be included on Schedule A to each related Transfer Agreement.

SCHEDULE C
TO THE
SALE AND SERVICING AGREEMENT

Location of Financed Student Loan Files - PHEAA

           Documents relating to the Financed Student Loans being sub-serviced by PHEAA on behalf of the Master Servicer pursuant to the PHEAA Sub-Servicing Agreement (including original notes) are stored at PHEAA's facility at 1200 North 7th Street, Harrisburg, Pennsylvania 17102.

Location of Financed Student Loan Files - Great Lakes

Documents relating to the Financed Student Loans being sub-serviced by Great Lakes on behalf of the Master Servicer pursuant to the Great Lakes Sub-Servicing Agreement(including original notes) are stored at Great Lakes’ facilities at 2401 International Lane, Madison, Wisconsin 53704, and, on behalf of Great Lakes, at the offices of Datakeep Inc., 2538 Daniels Street, Madison, Wisconsin 53718.

SCHEDULE D
TO THE
SALE AND SERVICING AGREEMENT

Master Servicing or Sub-Servicing Provisions to be Audited Pursuant to Section 4.10

Sections 3.03, 3.04, 4.01, 4.02, 4.03, 4.06, 4.08, 5.02 and 5.03 of the Sale and Servicing Agreement (but only to the extent that the Master Servicer has performed such duties) [otherwise to be included as part of the applicable Sub-Servicer’s audit report to be provided pursuant to Section 4.10 of this Agreement and the related Sub-Servicing Agreement].

Administrative Provisions to be Audited Pursuant to Section 4.10

Sections 4.04, 4.08, 5.05, 5.06, 5.07 and 5.08 of the Sale and Servicing Agreement.

Sections 1(a)(xx), 1(b)(iii), 2 and 3 of the Administration Agreement.

SCHEDULE E
TO THE
SALE AND SERVICING AGREEMENT

           1. Fees. The Master Servicing Fee payable to the Master Servicer on each Monthly Servicing Payment Date in accordance with Sections 4.07 and 5.05(b)(ii) and (c)(ii) of the Sale and Servicing Agreement shall be equal to 0.0416666% (0.50% on an annualized basis) (the “Master Servicing Fee Percentage”) of the Pool Balance as of the last day of the preceding calendar month (the “Master Servicing Fee”).

           2. Adjustments. If a demonstrable and significant increase occurs in the costs incurred by the Master Servicer in providing and/or arranging for the services to be provided under the Sale and Servicing Agreement, whether due to changes in applicable governmental regulations, guarantor program requirements or regulations, United States Postal Service postage rates or some other identifiable cost increasing event, the Seller, the Eligible Lender Trustee on behalf of the Trust and the Master Servicer shall negotiate in good faith a reasonable increase in the Master Servicing Fee Percentage to reflect the increased costs of the Master Servicer provided that, such increase shall be approved by the Securities Insurer (provided that no Securities Insurer Default has occurred and is continuing) and such consent will not be unreasonably withheld.

EXHIBIT A
TO THE
SALE AND SERVICING AGREEMENT

Form of Noteholders' Statement
pursuant to Section 5.07 of Sale
and Servicing Agreement (capitalized
terms used herein are defined in
Appendix A thereto)

          Distribution Date:

           (i)  Amount of principal being paid or distributed in respect of the Class A-1 Notes:___________ ($_______ per $1,000 original principal amount of Class A-1 Notes)

           (ii)  Amount of principal being paid or distributed in respect of the Class A-2 Notes:___________ ($_______ per $1,000 original principal amount of Class A-2 Notes)

           (iii)  Amount of interest being paid or distributed in respect of the Class A-1 Notes:___________ ($_______ per $1,000 original principal amount of Class A-1 Notes)

           (iv)  Amount of interest being paid or distributed in respect of the Class A-2 Notes:___________ ($_______ per $1,000 original principal amount of Class A-2 Notes)

           (v)  Amount of Noteholders' Interest Index Carryover being paid or distributed (if any) and amount remaining (if any):

(1) Distributed to Class A-1 Noteholders: _______($_______ per $1,000 original principal amount of Class A-1 Notes)

(2) Distributed to Class A-2 Noteholders: _______($_______ per $1,000 original principal amount of Class A-2 Notes)

(3) Balance on Class A-1 Notes:__________ ($_______ per $1,000 original principal amount of Class A-1 Notes)

(4) Balance on Class A-2 Notes:__________ ($_______ per $1,000 original principal amount of Class A-2 Notes)

           (vi) Payments made under the Cap Agreement on such date: _______________ ($______________ with respect to the Class A-1 Notes and, $___________ with respect to Class A-2 Notes,); and the total outstanding amount owed to the Cap Provider: $________________.

           (vii) Pool Balance at the end of the related Collection Period:________

           (viii) After giving effect to distributions on this Distribution Date:

(a)	(1) outstanding principal amount of Class A-1 Notes:____________

(2) Pool Factor for the Class A-1 Notes:____________

(b)	(1) outstanding principal amount of Class A-2 Notes:____________

(2) Pool Factor for the Class A-2 Notes:____________

           (ix) Note Interest Rate for the Notes:

(a) In general:

[(1) T-Bill Rate for the period from the previous Distribution Date to this Distribution Date was _____%;]

or

           [(1)   Three-Month LIBOR for the period from the previous Distribution Date to this Distribution Date was ___% [in the case of the initial Interest Period Three-Month LIBOR was _____% for the period from the Closing Date to but excluding October 25, 2000 and _____% for the period from and including October 25, 2000 to but excluding January 25, 2001 and]

[(2)] the Student Loan Rate was _____%.[1][2]

           (b) Note Interest Rate for the Class A-1 Notes: ______% (based on [T-Bill Rate][Three-Month LIBOR][Student Loan Rate])

           (c) Note Interest Rate for the Class A-2 Notes __% (based on [T-bill Rate] [Three-Month LIBOR][Student Loan Rate]

           (x) Amount of Master Servicing Fee for related Collection Period: ____________ ($_______ per $1,000 original principal amount of Class A-1 Notes and $_________ per $1,000 original principal balance of Class A-2 Notes);

           (xi) Amount of Administration Fee for related Collection Period:____________ ($_______ per $1,000 original principal amount of Class A-1 Notes and $_________ per $1,000 original principal balance of Class A-2 Notes);

           (xii) (a) Aggregate amount of Realized Losses (if any) for the related Collection Period:

           (b) Balance of Financed Student Loans that are delinquent in each delinquency period as of the end of the related Collection Period:

           [(xiii) Amount in the Pre-Funding Account:_________]1

           [(xiv) (a) Amount remaining in the Subsequent Pool Pre-Funding Subaccount not used to acquire Subsequent Pool Student Loans: ______;

           (b) Amount of (a) to be paid to the holders of the Class A-1 Notes: __________]2

           (c) Amount of (a) to be paid to the holders of the Class A-2 Notes: ________; and

           [(xv) Amount in the Pre-Funding Account at the end of the Funding Period to be distributed as a payment of principal in respect of the Notes:__________]3

           (xvi) Amount of the Insurer Premium paid to the Securities Insurer on such Distribution Date $___________.

           (xvii) Amount received from the Securities Insurer with respect to the Securities Guaranty Insurance Policy $_____________.

           (xviii) Amount paid to the Securities Insurer in reimbursement of all Insured Payments made pursuant to the Securities Guaranty Insurance Policy $_____________.

           (xix) the Trust Swap Payment Amount paid to the Swap Counterparty on such Distribution Date: $___________; the amount of any Net Trust Swap Payment Carryover Shortfall for such Distribution Date: $___________; the Trust Swap Receipt Amount paid to the Trust on such Distribution Date: $___________; the Net Trust Swap Receipt Carryover Shortfall for such Distribution Date: $___________; and the amount of any Termination Payment either paid by or made to the Trust on such Distribution Date: $___________.

EXHIBIT B
TO THE
SALE AND SERVICING AGREEMENT

[RESERVED]

EXHIBIT C
TO THE
SALE AND SERVICING AGREEMENT

[RESERVED]

EXHIBIT D
TO THE
SALE AND SERVICING AGREEMENT

          ASSIGNMENT

           For value received, in accordance with the Sale and Servicing Agreement (the "Sale and Servicing Agreement") dated as of September 1, 2000, among the undersigned, as seller (the "Seller"), as master servicer (the "Master Servicer") and as administrator (the "Administrator"), KeyCorp Student Loan Trust 2000-B (the "Trust"), and Bank One, National Association, not in its individual capacity but solely as Eligible Lender Trustee (the "Eligible Lender Trustee"), the undersigned (the Seller, as beneficial owner, and Bank One, National Association, as eligible lender trustee on behalf of the Seller) does hereby sell, assign, transfer and otherwise convey unto the Eligible Lender Trustee on behalf of the Trust, without recourse (subject to the obligations set forth in the Sale and Servicing Agreement), all right, title and interest of the undersigned in and to (i) the Initial Financed Student Loans and all obligations of the Obligors thereunder including all moneys paid thereunder on or after the Cutoff Date, (ii) the Assigned Rights, (iii) all funds on deposit from time to time in the Trust Accounts, including the Reserve Account Initial Deposit and the Pre-Funded Amount and in all investments and proceeds thereof (including all income thereon) and (iv) the proceeds of any and all of the foregoing (including proceeds derived from the voluntary or involuntary conversion of any of the Initial Financed Student Loans into cash or other liquidated property, such as proceeds from the applicable Guarantee Agreement. The foregoing sale does not constitute and is not intended to result in any assumption by the Eligible Lender Trustee or the Trust of any obligation of the Seller to the Obligors with respect to Initial Financed Student Loans or any other person in connection with the Initial Financed Student Loans or any agreement or instrument relating to any of them.

           In addition, the undersigned, by execution of this instrument, hereby endorses the promissory notes evidencing each Initial Financed Student Loan described in Schedule A to the Sale and Servicing Agreement in favor of the Eligible Lender Trustee on behalf of the Trust, without recourse (subject to the obligations set forth in the Sale and Servicing Agreement) against the undersigned. This endorsement may be effected by attaching a facsimile hereof to each or any of such promissory notes.

           This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Sale and Servicing Agreement and is to be governed by the Sale and Servicing Agreement.

           Capitalized terms used but not defined herein shall have the meaning assigned to them in Appendix A to the Sale and Servicing Agreement, which also contains rules as to usage that shall be applicable herein.

           IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of September 15, 2000.

KEY BANK USA, NATIONAL ASSOCIATION, as Seller By: Name: Title:

BANK ONE, NATIONAL ASSOCIATION, as eligible lender trustee By: Name: Title:

****EXHIBIT E
TO THE
SALE AND SERVICING AGREEMENT
TRANSFER AGREEMENT

           TRANSFER No. ____ OF ADDITIONAL STUDENT LOANS dated as of ________ ___, 20___ among KEYCORP STUDENT LOAN TRUST 2000-B, a Delaware statutory business trust (the "Issuer"), KEY BANK USA, NATIONAL ASSOCIATION, a national banking association, as seller (the "Seller"), BANK ONE, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Eligible Lender Trustee of the Issuer (the "Eligible Lender Trustee"), and KEY BANK USA, NATIONAL ASSOCIATION, a national banking association, as administrator (the "Administrator").

W I T N E S S E T H:

           WHEREAS the Issuer, the Seller, the Eligible Lender Trustee, the Master Servicer and the Administrator are parties to the Sale and Servicing Agreement dated as of September 1, 2000 (as amended or supplemented, the "Sale and Servicing Agreement");

           WHEREAS the Seller, as depositor, and the Eligible Lender Trustee are parties to the Amended and Restated Trust Agreement dated as of September 1, 2000 (as amended or supplemented, the "Trust Agreement");

           WHEREAS pursuant to the Sale and Servicing Agreement, the Seller wishes to convey the Additional Student Loans referred to in Section 2 of this Agreement (the "Additional Student Loans") to the Eligible Lender Trustee on behalf of the Issuer; and

           WHEREAS, the Eligible Lender Trustee and the Issuer are willing to accept such conveyance subject to the terms and conditions hereof.

           NOW, THEREFORE, the parties hereto hereby agree as follows:

           1. Definitions and Usage. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in Appendix A to the Sale and Servicing Agreement, which also contains rules of construction and usage that shall be applicable herein.

           In addition, the following terms have the following meanings:

           "Subsequent Cutoff Date" means, with respect to each Additional Student Loan, the date specified as such on Schedule A hereto.

           "Transfer Date" means, with respect to the Additional Student Loans, ______________, ____.

           2. Schedules of Financed Student Loans. Attached hereto as Schedule A is a supplement to Schedule B to the Sale and Servicing Agreement listing the Additional Student Loans to be conveyed on the Transfer Date to the Eligible Lender Trustee on behalf of the Issuer pursuant to this Agreement.

           3. Conveyance of Additional Student Loans. In consideration of the Issuer's delivery to or upon the order of the Seller of $__________, the Seller does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided in the Sale and Servicing Agreement), to the Eligible Lender Trustee on behalf of the Issuer:

(a) all right, title and interest of the Seller in and to each Additional Student Loan, and all moneys received thereon, on and after the related Subsequent Cutoff Date; and

(b) the proceeds of any and all of the foregoing.

           4. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Issuer as of the date of this Agreement and as of the Transfer Date that:

           (a)  Organization and Good Standing. The Seller is duly organized and validly existing as a national banking association in good standing under the laws of the United States of America, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Additional Student Loans.

           (b)  Power and Authority. The Seller has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full corporate power and corporate authority to sell and assign the property to be sold and assigned to and deposited with the Issuer (or with the Eligible Lender Trustee on behalf of the Issuer) and the Seller has duly authorized such sale and assignment to the Issuer (or to the Eligible Lender Trustee on behalf of the Issuer) by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Seller by all necessary corporate action.

           (c)Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors’ rights generally or the rights of creditors of banks the deposit accounts of which are insured by the FDIC and subject to general principles of equity.

           (d)  No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the articles of association or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it shall be bound which breach or default would reasonably be expected to have a material adverse effect on the condition of Key Bank USA, National Association, financial or otherwise, or adversely affect the transactions contemplated by this Agreement or any other Basic Document; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the knowledge of the Seller, any order, rule or regulation applicable to the Seller of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

           (e)  No Proceedings. There are no proceedings or to its best knowledge investigations pending against the Seller or, to its best knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties:  (i) asserting the invalidity of this Agreement, the Indenture or any of the other Basic Documents or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents or the Notes or (iv) seeking to affect adversely the Federal or State income tax attributes of the Issuer, the Notes.

           (f)  All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Seller in connection with the execution and delivery by the Seller of this Agreement and the performance by the Seller of the transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect.

           (g)  Principal Balance. The aggregate principal balance of the Additional Student Loans listed on Schedule A attached hereto and conveyed to the Eligible Lender Trustee on behalf of the Issuer pursuant to this Agreement as of their respective Subsequent Cutoff Dates is $___________.

           5. Conditions Precedent. The obligation of the Issuer to acquire the Additional Student Loans hereunder is subject to the satisfaction, on or prior to the Transfer Date, of the following conditions precedent:

           (a)  Representations and Warranties. Each of the representations and warranties made by the Seller in Section 4 of this Agreement and in Section 3.01 of the Sale and Servicing Agreement shall be true and correct as of the date of this Agreement and as of the Transfer Date.

(b) Sale and Servicing Agreement Conditions. Each of the conditions set forth in Section 2.02(b) of the Sale and Servicing Agreement shall have been satisfied.

(c) Delivery of Assignment. The Seller shall have delivered an Assignment substantially in the form of Annex A hereto.

           (d) Additional Information. The Seller shall have delivered to the Issuer such information as was reasonably requested by the Issuer to satisfy itself as to (i) the accuracy of the representations and warranties set forth in Section 4 of this Agreement and in Section 3.01 of the Sale and Servicing Agreement and (ii) the satisfaction of the conditions set forth in this Section 5.

           6. Ratification of Agreement. As supplemented by this Agreement, the Sale and Servicing Agreement is in all respects ratified and confirmed and the Sale and Servicing Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same instrument.

           7. Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

           8. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

           9. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

KEYCORP STUDENT LOAN TRUST 2000-B by BANK ONE, NATIONAL ASSOCIATION, not in its individual capacity but solely as Eligible Lender Trustee, By: Name: Title:

KEY BANK USA, NATIONAL ASSOCIATION, Seller, By: Name: Title:

KEY BANK USA, NATIONAL ASSOCIATION, Administrator, By: Name: Title:

BANK ONE, NATIONAL ASSOCIATION, not in its individual capacity but solely as Eligible Lender Trustee, By: Name: Title:

Acknowledged and accepted as
of the date first above written:

BANKERS TRUST COMPANY,
not in its individual
capacity but solely as
Indenture Trustee,

By:
      Name:
      Title:

SCHEDULE A
TO THE
TRANSFER AGREEMENT NO. ___

[List of Additional Student Loans and their related Subsequent Cutoff Dates]

ANNEX A
TO THE TRANSFER AGREEMENT

     ASSIGNMENT

           For value received, in accordance with the Sale and Servicing Agreement (the "Sale and Servicing Agreement") dated as of September 1, 2000, among the undersigned, as seller (the "Seller"),and as administrator (the "Administrator"), KeyCorp Student Loan Trust 2000-B (the "Trust"), and Bank One, National Association, not in its individual capacity but solely as Eligible Lender Trustee (the "Eligible Lender Trustee"), and the Transfer Agreement No. dated as of ___, 20___ (the "Transfer Agreement") among the Seller, the Administrator, the Trust and the Eligible Lender Trustee, the undersigned does hereby sell, ---- ------- assign, transfer and otherwise convey unto the Eligible Lender Trustee on behalf of the Trust, without recourse (subject to the obligations set forth in the Sale and Servicing Agreement), all right, title and interest of the undersigned in and to (i) the Additional Student Loans (as such term is defined in the Transfer Agreement) and all moneys received thereon, on and after each applicable Subsequent Cutoff Date (as such term is defined in the Transfer Agreement) and (ii) the proceeds of any and all of the foregoing (including but not limited to proceeds derived from the voluntary or involuntary conversion of any of the Additional Student Loans into cash or other liquidated property, such as proceeds from the applicable Guarantee Agreement (as such term is defined in the Transfer Agreement)). The foregoing sale does not constitute and is not intended to result in any assumption by the Eligible Lender Trustee or the Trust of any obligation of the Seller to the borrowers of such Additional Student Loans or any other person in connection with the Additional Student Loans or any agreement or instrument relating to any of them.

           In addition, the undersigned, by execution of this instrument, hereby endorses the promissory notes evidencing each Additional Student Loan described in Schedule A to the Transfer Agreement in favor of the Eligible Lender Trustee on behalf of the Trust, without recourse (subject to the obligations set forth in the Sale and Servicing Agreement) against the undersigned. This endorsement may be effected by attaching a facsimile hereof to each or any of such promissory notes.

           This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Sale and Servicing Agreement and the Transfer Agreement and is to be governed by the Sale and Servicing Agreement and the Transfer Agreement.

           Capitalized terms used but not defined herein shall have the meaning assigned to them in the Transfer Agreement.

           IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of ___, 20___.

KEY BANK USA, NATIONAL ASSOCIATION, Seller, By: Name: Title:

____________________

1	To be included for each Distribution Date during the Funding Period.

2	To be included for First Distribution Date only.

3	To be included for the Distribution Date on or immediately following the end of the Funding Period.